UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Halliburton Company

(Name of Registrant as Specified In Its Charter)

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April 6, 2009

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Halliburton Company. The meeting will be held on Wednesday, May 20, 2009, at 9:00 a.m., local time, at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024.

At the meeting, stockholders are being asked to:

•	elect the ten nominees named in the attached proxy statement to serve on the Board of Directors for the coming year;

•	ratify the selection of KPMG LLP as principal independent public accountants to examine the financial statements and books and records of Halliburton for 2009;

•	act on a proposal to amend and restate the Halliburton Company 1993 Stock and Incentive Plan;

•	act on a proposal to amend and restate the Halliburton Company 2002 Employee Stock Purchase Plan; and

•	consider five stockholder proposals.

Please refer to the proxy statement for detailed information on each of these proposals.

It is very important that your shares are represented and voted at the meeting. If you attend the meeting, you may vote in person even if you have previously voted.

We appreciate the continuing interest of our stockholders in the business of Halliburton and we hope you will be able to attend the Annual Meeting.

Sincerely,

David J. Lesar
Chairman of the Board, President
and Chief Executive Officer

Notice of Annual Meeting of Stockholders

to be Held May 20, 2009

Halliburton Company, a Delaware corporation, will hold its Annual Meeting of Stockholders on Wednesday, May 20, 2009, at 9:00 a.m., local time, at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024. At the meeting, the stockholders will be asked to consider and act upon the matters discussed in the attached proxy statement as follows:

1.	To elect the ten nominees named in the attached proxy statement as Directors to serve for the ensuing year and until their successors shall be elected and shall qualify.

2.	To consider and act upon a proposal to ratify the appointment of KPMG LLP as principal independent public accountants to examine the financial statements and books and records of Halliburton for the year 2009.

3.	To consider and act upon management’s proposal to amend and restate the Halliburton Company 1993 Stock and Incentive Plan.

4.	To consider and act upon management’s proposal to amend and restate the Halliburton Company 2002 Employee Stock Purchase Plan.

5.	To consider and act upon five stockholder proposals, if properly presented at the meeting.

6.	To transact any other business that properly comes before the meeting or any adjournment or adjournments of the meeting.

These items are fully described in the following pages, which are made a part of this Notice. The Board of Directors has set Monday, March 23, 2009, at the close of business, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournment of the meeting.

This year we are furnishing proxy materials to our stockholders over the Internet. On April 6, 2009, we mailed our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2009 proxy statement and 2008 Annual Report on Form 10-K and vote online. The notice also provides instruction on how you can request a paper copy of these documents if you desire. If you received your annual materials via email, the email contains voting instructions and links to the proxy statement and Form 10-K on the Internet.

IF YOU PLAN TO ATTEND:

Attendance at the meeting is limited to stockholders and one guest each. Admission will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., and the meeting will begin at 9:00 a.m. Each stockholder holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Please note that you may be asked to present valid picture identification, such as a driver’s license or passport.

By order of the Board of Directors,

Sherry D. Williams
Vice President and Corporate Secretary

April 6, 2009

You are urged to vote your shares as promptly as possible by following the voting instructions in the Notice of Internet Availability of Proxy Materials.

i

PROXY STATEMENT

GENERAL INFORMATION

The proxy statement is solicited by the Board of Directors of Halliburton Company (“Halliburton”, the “Company”, “we” or “us”). By executing and returning the enclosed proxy or by following the enclosed voting instructions or by voting via the Internet or by telephone, you authorize the persons named in the proxy to represent you and vote your shares on the matters described in the Notice of Annual Meeting.

Subject to space availability, all stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting and each may be accompanied by one guest. Admission to the Annual Meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., and the Annual Meeting will begin at 9:00 a.m. Please note that you may be asked to present valid picture identification, such as a driver’s license or passport, when you check in at the registration desk.

If you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

If you attend the Annual Meeting, you may vote in person. If you are not present, your shares can be voted only if you have voted via the Internet or by telephone or returned a properly executed proxy; and in these cases, your shares will be voted as you specify. If no specification is made, the shares will be voted in accordance with the recommendations of the Board of Directors. You may revoke the authorization given in your proxy at any time before the shares are voted at the Annual Meeting.

The record date for determination of the stockholders entitled to vote at the Annual Meeting is the close of business on March 23, 2009. Halliburton’s common stock, par value $2.50, is the only class of capital stock that is outstanding. As of March 23, 2009, there were 897,190,846 shares of common stock outstanding. Each of the outstanding shares of common stock is entitled to one vote on each matter submitted to the stockholders for a vote at the Annual Meeting. A complete list of stockholders entitled to vote will be kept at our offices at the address specified below for ten days prior to, and will be available at, the Annual Meeting.

Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by us to act as election inspectors for the Annual Meeting. Except as set forth below, the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter will be the act of the stockholders. Shares for which a stockholder has elected to abstain on a matter will count for purposes of determining the presence of a quorum and will have the effect of a vote against the matter.

Each Director shall be elected by the vote of the majority of the votes cast, provided that if the number of nominees exceeds the number of Directors to be elected and any stockholder-proposed nominee has not been withdrawn before the tenth (10th) day preceding the day we mail the Notice of Internet Availability of Proxy Materials to stockholders for the Annual Meeting, the Directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the election of Directors. A majority of the votes cast means that the number of shares voted “for” a Director must exceed the number of votes cast “against” that Director; abstentions will be ignored.

The election inspectors will treat shares held in street name that cannot be voted by a broker on specific matters in the absence of instructions from the beneficial owner of the shares, known as broker non-vote shares, as shares that are present and entitled to vote for purposes of determining the presence of a quorum. In determining the outcome of any matter for which the broker does not have discretionary authority to vote; however, those shares will not have any effect on that matter. Those shares may be entitled to vote on other matters.

In accordance with our confidential voting policy, the stockholders’ votes will not be disclosed to Halliburton’s officers, Directors or employees, except:

•	as necessary to meet legal requirements and to assert claims for and defend claims against Halliburton;
•	when disclosure is voluntarily made or requested by the stockholder;
•	when the stockholder writes comments on the proxy card; or
•	in the event of a proxy solicitation not approved and recommended by the Board.

The proxy solicitor, the election inspectors and the tabulators of all proxies, ballots and voting tabulations are independent and are not employees of Halliburton.

The Notice of Internet Availability of Proxy Materials is being sent to stockholders on or about April 6, 2009. Our Annual Report on Form 10-K, including financial statements, for the fiscal year ended December 31, 2008 accompanies this proxy statement. The Annual Report on Form 10-K is not to be considered as a part of the proxy solicitation material or as having been incorporated by reference.

Our principal executive office is located at 5 Houston Center, 1401 McKinney Street, Suite 2400, Houston, Texas 77010.

ELECTION OF DIRECTORS

(Item 1)

Mr. Kenneth T. Derr, who has served as a Director since 2001 is retiring from the Board immediately prior to the Annual Meeting of Stockholders on May 20, 2009. He will not be a candidate for reelection for the ensuing year.

Nine of the nominees listed below are presently Directors of Halliburton. Mr. Malone is proposed for the first time for election to the Board. The common stock represented by the proxies will be voted to elect the ten nominees as Directors unless we receive contrary instructions. If any nominee is unwilling or unable to serve, favorable and uninstructed proxies will be voted for a substitute nominee designated by the Board. If a suitable substitute is not available, the Board will reduce the number of Directors to be elected. Each nominee has indicated approval of his or her nomination and his or her willingness to serve if elected. The Directors elected will serve for the ensuing year and until their successors are elected and qualify.

Information about Nominees for Director

       ALAN M. BENNETT, 58, Retired Interim Chief Executive Officer, H&R Block, Inc. (a tax and financial services provider), 2007-2008; Retired Senior Vice President and Chief Financial Officer, Aetna, Inc. (a leading provider of health, dental, group life, disability and long-term care benefits), 2001-2007; Vice President and Corporate Controller, Aetna, Inc., 1998-2001; Vice President and Director of Internal Audit, Aetna, Inc., 1997-1998; Chief Financial Officer, Aetna Business Resources, 1995-1997; joined Halliburton Company Board in 2006; Chairman of the Audit Committee and member of the Nominating and Corporate Governance Committee; Director of H&R Block, Inc. and TJX Companies, Inc.

       JAMES R. BOYD, 62, Retired Chairman of the Board, Arch Coal, Inc. (one of the largest U.S. coal producers); Chairman of the Board, Arch Coal, Inc., 1998-2006; Senior Vice President and Group Operating Officer, Ashland, Inc., 1989-2002; joined Halliburton Company Board in 2006; member of the Compensation and the Health, Safety and Environment Committees; Director of Arch Coal, Inc.

       MILTON CARROLL, 58, Chairman of the Board, CenterPoint Energy, Inc. (a public utility holding company) since 2002 and Chairman of Instrument Products, Inc. (a private oil-tool manufacturing company); joined Halliburton Company Board in 2006; member of the Compensation and the Health, Safety and Environment Committees; Chairman and Director of Health Care Service Corporation and Western Gas Partners, L.P.

       S. MALCOLM GILLIS, 68, University Professor, Rice University since 2004; President, Rice University, 1993-2004; Ervin Kenneth Zingler Professor of Economics, Rice University, 1996-2004; Professor of Economics, Rice University, 1993-2004; joined Halliburton Company Board in 2005; member of the Audit and the Nominating and Corporate Governance Committees; Director of Service Corporation International, Introgen Therapeutics, Inc. and AECOM Technology.

       JAMES T. HACKETT, 55, Chairman of the Board, President and Chief Executive Officer of Anadarko Petroleum Corporation (an independent oil and gas exploration and production company) since 2006; President and Chief Executive Officer of Anadarko Petroleum Corporation, 2003-2006; President and Chief Operating Officer of Devon Energy Corporation, 2003; Chairman of the Board, President and Chief Executive Officer of Ocean Energy, Inc., 2000-2003; President and Chief Executive Officer of Ocean Energy, Inc., 1999-2000; Chairman, Chief Executive Officer and President of Seagull Energy Corporation, 1999; joined Halliburton Company Board in 2008; member of the Audit and the Compensation Committees; Director of Fluor Corporation and Chairman of the Federal Reserve Bank of Dallas.

       DAVID J. LESAR, 55, Chairman of the Board, President and Chief Executive Officer of the Company since 2000; President of the Company, 1997-2000; Executive Vice President and Chief Financial Officer, 1995-1997; joined Halliburton Company Board in 2000.

       ROBERT A. MALONE, 58, Retired Chairman of the Board and President, BP America Inc. (the nation’s largest producer of oil and natural gas and the second largest gasoline retailer), 2006-2009; Chief Executive Officer, BP Shipping Limited, 2002-2006; Regional President Western United States, BP America Inc., 2000-2002; President, Chief Executive Officer and Chief Operating Officer, Alyeska Pipeline Service Company, 1996-2000; Director of First National Bank of Sonora.

       J. LANDIS MARTIN, 63, Founder and Managing Director, Platte River Ventures, L.L.C. (a private equity investment company) since 2005; Chairman (1989-2005) and Chief Executive Officer (1995-2005), Titanium Metals Corporation; President and Chief Executive Officer, NL Industries, Inc., 1987-2003; Chairman of the Board and Chief Executive Officer, Baroid Corporation (and its predecessor), 1990-1994; joined Halliburton Company Board in 1998; Lead Director and member of the Health, Safety and Environment and the Nominating and Corporate Governance Committees; Director of Apartment Investment and Management Company, Crown Castle International Corporation and Intrepid Potash, Inc.

       JAY A. PRECOURT, 71, Chairman of the Board, Hermes Consolidated, Inc. (a gatherer, transporter and refiner of crude oil and refined products) since 1999; Chairman of the Board and Chief Executive Officer, Scissor Tail Energy, LLC, 2000-2005; Vice Chairman and Chief Executive Officer, Tejas Gas Corporation, 1986-1999; President, Tejas Gas Corporation, 1996-1998; joined Halliburton Company Board in 1998; Chairman of the Health, Safety and Environment Committee and member of the Audit Committee.

       DEBRA L. REED, 52, President and Chief Executive Officer, Southern California Gas Company and San Diego Gas & Electric Company (regulated utility companies) since 2006; President and Chief Operating Officer, Southern California Gas Company and San Diego Gas & Electric Company, 2004-2006; President and Chief Financial Officer, Southern California Gas Company and San Diego Gas & Electric Company, 2002-2004; President of San Diego Gas & Electric Company, 2000-2001; President, Energy Distribution Services, Southern California Gas Company, 1998-2001; Senior Vice President, Southern California Gas Company, 1995-1998; joined Halliburton Company Board in 2001; Chairman of the Nominating and Corporate Governance Committee and member of the Compensation Committee; Director of Genentech, Inc.

Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth information about persons or groups, based on information contained in Schedules 13G filed with the Securities and Exchange Commission, or SEC, reflecting beneficial ownership, who own or have the right to acquire more than 5% of our common stock.

	Amount and		Percent
Name and Address	Nature of		of
of Beneficial Owner	Beneficial Ownership		Class

Wellington Management Company, LLP	46,372,278	(1)	5.19%
75 State Street, Boston, MA 02109

(1)	Wellington Management Company, LLP is an investment adviser and is deemed to be the beneficial owner of 46,372,278 shares. Wellington Management Company, LLP has shared power to vote or direct the vote of 33,895,951 shares and has shared power to dispose or to direct the disposition of 46,372,278 shares.

The following table sets forth, as of February 23, 2009, the amount of our common stock owned beneficially by each Director, each Director Nominee, each of the executive officers named in the Summary Compensation Table on page 26 and all Directors, Director Nominees and executive officers as a group.

	Amount and Nature of
	Beneficial Ownership
	Sole	Shared
	Voting and	Voting or
Name of Beneficial Owner or	Investment	Investment		Percent
Number of Persons in Group	Power(1)	Power		of Class

Alan M. Bennett	14,393				*
James R. Boyd	34,393				*
James S. Brown	288,733				*
Milton Carroll	10,428				*
Albert O. Cornelison, Jr.	222,679				*
Kenneth T. Derr	40,719				*
C. Christopher Gaut	634,810				*
S. Malcolm Gillis	15,919				*
James T. Hackett	4,624				*
David J. Lesar	1,774,650	40,000	(2)		*
Robert A. Malone	0				*
J. Landis Martin	83,921				*
Mark A. McCollum	157,797				*
Jay A. Precourt	66,589				*
Debra L. Reed	20,719	500	(2)		*
Shares owned by all current Directors, Director Nominees and executive officers as a group (21 persons)	4,061,201				*

*	Less than 1% of shares outstanding.

(1)	Included in the table are shares of common stock eligible for purchase pursuant to outstanding stock options within 60 days of February 23, 2009 for the following: Mr. Brown — 20,461; Mr. Cornelison — 57,800; Mr. Derr — 14,000; Mr. Gaut — 378,147; Mr. Lesar — 628,700; Mr. Martin — 20,000; Mr. McCollum — 46,100; Mr. Precourt — 20,000 and six unnamed executive officers — 226,234. Until the options are exercised, these individuals will neither have voting nor investment power over the underlying shares of common stock but only have the right to acquire beneficial ownership of the shares through exercise of their respective options.

(2)	Mr. Lesar holds 40,000 shares in a family partnership. Ms. Reed has shared voting and investment power over 500 shares held in her husband’s Individual Retirement Account.

CORPORATE GOVERNANCE

In 1997, our Board adopted a formal statement of its responsibilities and corporate governance guidelines to ensure effective governance in all areas of its responsibilities. Since 1997, our corporate governance guidelines have been reviewed periodically and revised as appropriate to reflect the dynamic and evolving processes relating to corporate governance, including the operation of the Board. Our Board’s Corporate Governance Guidelines, as revised in December 2008, can be found on the Corporate Governance page of our website www.halliburton.com and in Appendix A to this proxy statement.

Our Board also wants our stockholders to understand how the Board conducts its affairs in all areas of its responsibility. The full text of our Audit; Compensation; Health, Safety and Environment; and Nominating and Corporate Governance Committees’ charters are available on our website.

We have posted on our website our Code of Business Conduct, which applies to all of our employees and Directors and serves as the code of ethics for our principal executive officer, principal financial officer, principal accounting officer or controller, and other persons performing similar functions. If you do not have access to our website you can request a copy of the Code of Business Conduct, our corporate governance guidelines and the charters of the Board’s committees by contacting the Vice President and Corporate Secretary at the address set forth on page 2 of this proxy statement. Any waivers to our code of ethics for our executive officers can only be made by our Audit Committee. There were no waivers of the code of ethics in 2008.

Our Board is charged with approving related persons transactions involving our Directors, executive officers or any nominees for Director and any greater than 5% stockholders and their immediate family members. We have adopted a policy governing related persons transactions. The types of transactions covered by this policy are transactions, arrangements or relationships or any series of similar transactions, arrangements or relationships, including any indebtedness or guarantee of indebtedness, in which (1) we and our subsidiaries were or will be a participant, (2) the aggregate amount involved exceeds $120,000 in any calendar year, and (3) any related person had, has or will have a direct or indirect interest (other than solely as a result of being a director of, or holding less than a 10 percent beneficial ownership interest in, another entity). The Board will only approve related persons transactions when the Board determines such transactions are in our best interests or the best interests of our stockholders. In determining whether to approve or ratify a related person transaction, the Board will apply the following standards and such other standards it deems appropriate:

•	whether the related person transaction is on terms comparable to terms generally available with an unaffiliated third-party under the same or similar circumstances;
•	the benefits of the transaction to us;
•	the extent of the related person’s interest in the transaction; and
•	whether there are alternative sources for the subject matter of the transaction.

THE BOARD OF DIRECTORS AND
STANDING COMMITTEES OF DIRECTORS

The Board has standing Audit; Compensation; Health, Safety and Environment; and Nominating and Corporate Governance Committees. Each of the standing committees are comprised of non-employee Directors, and in the business judgment of the Board, all of the non-employee Directors and Mr. Malone, who is proposed for the first time for election to the Board, are independent. The Board has made the determination that all of the non-employee Directors are independent because they meet the independence standards set forth in our corporate governance guidelines. Our independence standards, which meet the requirements of the New York Stock Exchange, or NYSE, provide that a Director will be considered independent if he or she:

•	has not been employed by us or our affiliates in the preceding three years and no member of the Director’s immediate family has been employed as one of our or our affiliates’ executive officers in the preceding three years;
•	has not received, and does not have an immediate family member that has received for service as one of our executive officers, within the preceding three years, during any twelve-month period, more than $120,000 in direct compensation from us, other than director’s fees, committee fees or pension or deferred compensation for prior service;

•	is not (A) a current partner or employee of our independent auditor and (B) was not during the past three calendar years a partner or employee of our independent auditor and personally worked on our audit;
•	does not have an immediate family member who (A) is a current partner of our independent auditor, (B) is a current employee of our independent auditor who personally works on our audit and (C) was during the past three calendar years, a partner or employee of our independent auditor and personally worked on our audit;
•	has not been an employee of one of our or our affiliates’ customers or suppliers and does not have an immediate family member who is an executive officer of one of our or our affiliates’ customers or suppliers that makes payments to, or receives payments from, us or our affiliates in an amount which exceeds the greater of $1 million or 2% of our customer’s or supplier’s consolidated gross revenues within any of the preceding three years; and
•	has not been within the preceding three years part of an interlocking directorate in which our chief executive officer or another of our executive officers serves on the compensation committee of another corporation that employs the Director, or an immediate family member of the Director, as an executive officer.

There were no transactions, relationships or arrangements not disclosed in this proxy statement that were considered by the Board in making its determination as to the independence of the Directors. The definition of independence and compliance with this policy is periodically reviewed by the Nominating and Corporate Governance Committee.

During the last fiscal year, the Board met on 9 occasions, the Audit Committee met on 9 occasions, the Compensation Committee met on 4 occasions, the Health, Safety and Environment Committee met on 2 occasions, and the Nominating and Corporate Governance Committee met on 2 occasions. The non-employee Directors of the Board met in executive session, with no Company personnel present, on 6 occasions. Mr. Martin, as Lead Director, presides over the executive sessions of the independent Directors. All members of the Board attended at least 75% of the total number of meetings of the Board and the committees on which he or she served during the last fiscal year. Our corporate governance guidelines provide that all Directors should attend our Annual Meeting and all of our Directors attended the 2008 Annual Meeting.

To foster better communication with our stockholders, we established a process for stockholders to communicate with the Audit Committee and the Board. The process has been approved by both the Audit Committee and the Board, and meets the requirements of the NYSE and the SEC. The methods of communication with the Board, which follow, include mail, a dedicated telephone number and an e-mail address.

Contact the Board

You may choose one of the options listed below to report complaints about Halliburton’s accounting, internal accounting controls or auditing matters to the Audit Committee, or other concerns to the Board.

•	Complaints relating to Halliburton’s accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee.
•	Other concerns will be referred to the Lead Director.
•	All complaints and concerns will be received and processed by the Halliburton Director of Business Conduct.
•	Concerns may be reported anonymously or confidentially. Confidentiality shall be maintained unless disclosure is:

o	required or advisable in connection with any governmental investigation or report;
o	in the interests of Halliburton, consistent with the goals of Halliburton’s Code of Business Conduct; or
o	required or advisable in Halliburton’s legal defense of the matter.

Call	Write	E-mail
888.312.2692 or 770.613.6348	Board of Directors c/o Director of Business Conduct Halliburton Company 5 Houston Center 1401 McKinney Street, Suite 2400 Houston, TX 77010	BoardofDirectors@halliburton.com

Halliburton’s Director of Business Conduct, a Halliburton employee, reviews all stockholder communications directed to the Audit Committee and the Board. The Chairman of the Audit Committee is promptly notified of any significant communication involving accounting, internal accounting controls, or auditing matters. The Lead Director is promptly notified of any other significant stockholder communications and significant communications addressed to a named Director are promptly sent to the Director. Copies of all communications are available for review by any Director.

Information regarding these methods of communication is also on our website, www.halliburton.com, under “Corporate Governance”.

Members of the Committees of the Board of Directors

		Health, Safety and	Nominating and Corporate
Audit Committee	Compensation Committee	Environment Committee	Governance Committee

Alan M. Bennett*	James R. Boyd	James R. Boyd	Alan M. Bennett
S. Malcolm Gillis	Milton Carroll	Milton Carroll	Kenneth T. Derr
James T. Hackett	Kenneth T. Derr*	J. Landis Martin	S. Malcolm Gillis
Jay A. Precourt	James T. Hackett	Jay A. Precourt*	J. Landis Martin
	Debra L. Reed		Debra L. Reed*

*	Chairperson

Audit Committee

The Audit Committee’s role is one of oversight, while Halliburton’s management is responsible for preparing financial statements. The independent public accounting firm appointed to audit our financial statements (the “principal independent public accountants”) is responsible for auditing those financial statements. The Audit Committee does not provide any expert or special assurance as to Halliburton’s financial statements or any professional certification as to the principal independent public accountants’ work. The following functions are the key responsibilities of the Audit Committee in carrying out its oversight:

•	Recommending the appointment of the principal independent public accountants to the Board, and together with the Board, being responsible for the appointment, compensation, retention and oversight of the work of the principal independent public accountants;
•	Reviewing the scope of the principal independent public accountants’ examination and the scope of activities of the internal audit department;
•	Reviewing Halliburton’s financial policies and accounting systems and controls;
•	Reviewing audited financial statements and interim financial statements;
•	Preparing a report for inclusion in Halliburton’s proxy statement regarding the Audit Committee’s review of audited financial statements for the last fiscal year which includes a statement on whether it recommends that the Board include those financial statements in the Annual Report on Form 10-K;
•	Approving the services to be performed by the principal independent public accountants; and
•	Reviewing and assessing the adequacy of the Audit Committee’s Charter annually and recommending revisions to the Board.

The Audit Committee also reviews Halliburton’s compliance with its Code of Business Conduct. The Audit Committee meets separately with the principal independent public accountants, internal auditors and management to discuss matters of concern, and to receive recommendations or suggestions for change and to exchange relevant views and information.

Compensation Committee

The primary function of the Compensation Committee is to ensure that our compensation program is effective in attracting, retaining and motivating key employees, that it reinforces business strategies and objectives for enhanced stockholder value and that the program is administered in a fair and equitable manner consistent with established policies and guidelines.

The Compensation Committee’s responsibilities include, but are not limited to:

•	Developing and approving an overall executive compensation philosophy, strategy and framework consistent with corporate objectives and stockholder interests;

•	Reviewing and discussing the annual Compensation Discussion and Analysis disclosure with executive management, and determining whether to recommend to the Board that the Compensation Discussion and Analysis be included in our annual proxy statement or Annual Report on Form 10-K;
•	Reviewing the evaluation of the CEO’s performance by the non-employee members of the Board and then, based upon such evaluation, making a recommendation to the non-employee members of the Board regarding the CEO’s compensation for the next year;
•	Specifically reviewing and approving all actions relating to compensation, promotion and employment-related arrangements (including severance arrangements) for specified officers of Halliburton, its subsidiaries and affiliates;
•	Establishing annual performance criteria and reward schedules under our Annual Performance Pay Plan (or any other similar or successor plans) and certifying the performance level achieved and reward payments at the end of each plan year;
•	Establishing performance criteria and award schedules under our Performance Unit Program (or any other similar or successor plans) and certifying the performance level achieved and award payments at the end of each performance cycle;
•	Approving any other incentive or bonus plans applicable to specified officers of Halliburton, its subsidiaries and affiliates;
•	Administering awards under our 1993 Stock and Incentive Plan and our Supplemental Executive Retirement Plan (or any other similar or successor plans);
•	Selecting an appropriate peer group or peer groups against which to measure our total executive compensation program;
•	Reviewing and approving or recommending to the Board, as appropriate, major changes to, and taking administrative actions associated with, any other forms of non-salary compensation under its purview;
•	Reviewing and approving the stock allocation budget among all employee groups of Halliburton, its subsidiaries and affiliates;
•	Periodically monitoring and reviewing overall compensation program design and practice to ensure continued competitiveness, appropriateness and alignment with established philosophies, strategies and guidelines;
•	Reviewing and approving appointments to the Administrative Committee which oversees the day-to-day administration of some of our non-qualified executive compensation plans;
•	Retaining persons having special competence (including consultants and other third-party service providers) as necessary to assist the Compensation Committee in fulfilling its responsibilities and maintaining the sole authority to retain and terminate these persons, including the authority to approve fees and other retention terms; and
•	Performing such other duties and functions as the Board may from time to time delegate.

Health, Safety and Environment Committee

The Health, Safety and Environment Committee’s responsibilities include, but are not limited to:

•	Reviewing and assessing Halliburton’s health, safety and environmental policies and practices and proposing modifications or additions as needed;
•	Overseeing the communication and implementation of these policies throughout Halliburton;
•	Reviewing annually the health, safety and environmental performance of Halliburton’s operating units and their compliance with applicable policies and legal requirements; and
•	Identifying, analyzing and advising the Board on health, safety and environmental trends and related emerging issues.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s responsibilities include, but are not limited to:

•	Reviewing periodically the corporate governance guidelines adopted by the Board and recommending revisions to the guidelines as appropriate;
•	Developing and recommending to the Board for its approval an annual self-evaluation process of the Board and its committees. The Committee shall oversee the annual self-evaluations;
•	Reviewing and periodically updating the criteria for Board membership and evaluating the qualifications of each Director candidate against the criteria;
•	Assessing the appropriate mix of skills and characteristics required of Board members;

•	Identifying and screening candidates for Board membership;
•	Establishing procedures for stockholders to recommend individuals for consideration by the Committee as possible candidates for election to the Board;
•	Reviewing annually each Director’s continuation on the Board and recommending to the Board a slate of Director nominees for election at the Annual Meeting of Stockholders;
•	Recommending candidates to fill vacancies on the Board;
•	Reviewing periodically the status of each Director to assure compliance with the Board’s policy that at least two-thirds of Directors meet the definition of independent Director;
•	Reviewing the Board’s committee structure, and recommending to the Board for its approval Directors to serve as members and as Chairs of each committee;
•	Reviewing annually any stockholder proposals submitted for inclusion in Halliburton’s proxy statement and recommending to the Board any Halliburton statements in response; and
•	Reviewing periodically Halliburton’s Director compensation practices, conducting studies and recommending changes, if any, to the Board.

Stockholder Nominations of Directors. Stockholders may nominate Directors at an Annual Meeting of Stockholders in the manner provided in our By-laws. The By-laws provide that a stockholder entitled to vote for the election of Directors may make nominations of persons for election to the Board at a meeting of stockholders by complying with required notice procedures. Nominations shall be made pursuant to written notice to the Vice President and Corporate Secretary at the address set forth on page 2 of this proxy statement, and must be received at our principal executive offices not less than ninety (90) nor more than one hundred twenty (120) days prior to the anniversary date of last year’s annual meeting of stockholders, or no later than February 20, 2009 and no earlier than January 21, 2009. The notice shall set forth:

•	as to each person the stockholder proposes to nominate for election or reelection as a Director:

o	the name, age, business address and residence address of the person;
o	the principal occupation or employment of the person;
o	the class and number of shares of Halliburton common stock that are beneficially owned by the person, including derivatives, hedged positions and other economic or voting interests;
o	a statement whether the nominee intends to tender the advance resignation described in Section 4 of our By-laws;
o	any undisclosed voting commitments or other arrangements with respect to the proposed nominee’s actions as a director;
o	other arrangements or matters that would prevent the proposed nominee from being considered an independent director under our Corporate Governance Guidelines and applicable stock exchange listing standards; and
o	all other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and

•	as to the stockholder giving the notice:

o	the name and record address of the stockholder; and
o	the class and number of shares of Halliburton common stock that are beneficially owned by the stockholder, including derivatives, hedged positions and other economic or voting interests; and

•	information as to any material relationships, including financial transactions and compensation, between the stockholder and the proposed nominee.

The proposed nominee may be required to furnish other information as Halliburton may reasonably require to determine the eligibility of the proposed nominee to serve as a Director. At any meeting of stockholders, the presiding officer may disregard the purported nomination of any person not made in compliance with these procedures.

Qualifications of Directors. Candidates nominated for election or reelection to the Board should possess the following qualifications:

•	Personal characteristics:

o	highest personal and professional ethics, integrity and values;
o	an inquiring and independent mind;
o	practical wisdom and mature judgment;

•	Broad training and experience at the policy-making level in business, government, education or technology;
•	Expertise that is useful to Halliburton and complementary to the background and experience of other Board members, so that an optimum balance of members on the Board can be achieved and maintained;
•	Willingness to devote the required amount of time to carrying out the duties and responsibilities of Board membership;
•	Commitment to serve on the Board for several years to develop knowledge about Halliburton’s principal operations;
•	Willingness to represent the best interests of all stockholders and objectively appraise management performance; and
•	Involvement only in activities or interests that do not create a conflict with the Director’s responsibilities to Halliburton and its stockholders.

The Nominating and Corporate Governance Committee is responsible for assessing the appropriate mix of skills and characteristics required of Board members in the context of the needs of the Board at a given point in time and shall periodically review and update the criteria. Diversity in personal background, race, gender, age and nationality for the Board as a whole may be taken into account in considering individual candidates.

Process for the Selection of New Directors. The Board is responsible for filling vacancies on the Board. The Board has delegated to the Nominating and Corporate Governance Committee the duty of selecting and recommending prospective nominees to the Board for approval. The Nominating and Corporate Governance Committee considers suggestions of candidates for Board membership made by current Committee and Board members, Halliburton management, and stockholders. The Committee may retain an independent executive search firm to identify candidates for consideration. The Committee retained the executive search firm, Korn/Ferry International, to assist its search in identifying and evaluating Director nominees, and this search firm identified Mr. Malone as a potential Director candidate. A stockholder who wishes to recommend a prospective candidate should notify Halliburton’s Vice President and Corporate Secretary.

When the Nominating and Corporate Governance Committee identifies a prospective candidate, the Committee determines whether it will carry out a full evaluation of the candidate. This determination is based on the information provided to the Committee by the person recommending the prospective candidate, and the Committee’s knowledge of the candidate. This information may be supplemented by inquiries to the person who made the recommendation or to others. The preliminary determination is based on the need for additional Board members to fill vacancies or to expand the size of the Board, and the likelihood that the candidate will meet the Board membership criteria listed above. The Committee will determine, after discussion with the Chairman of the Board and other Board members, whether a candidate should continue to be considered as a potential nominee. If a candidate warrants additional consideration, the Committee may request an independent executive search firm to gather additional information about the candidate’s background, experience and reputation, and to report its findings to the Committee. The Committee then evaluates the candidate and determines whether to interview the candidate. Such an interview would be carried out by one or more members of the Committee and others as appropriate. Once the evaluation and interview are completed, the Committee recommends to the Board which candidates should be nominated. The Board makes a determination of nominees after review of the recommendation and the Committee’s report.

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION OBJECTIVES

Our executive compensation program is designed to achieve the following objectives:

•	Provide a clear and direct relationship between executive pay and Company performance on both a short and long-term basis;
•	Emphasize operating performance drivers;
•	Link executive pay to measures that drive stockholder value;
•	Support our business strategies;
•	Motivate our executives; and
•	Maximize the return on our human resource investment.

These objectives serve to assure our long-term success and are built on the following compensation principles:

•	Executive compensation is managed from a total compensation perspective.
•	Consideration is given to each component of the total package in order to provide our Named Executive Officers, or NEOs, with competitive, market-driven compensation opportunities.
•	All elements of compensation are compared to the total compensation packages of a comparator peer group that reflect the markets in which we compete for business and people.

Executive Compensation Procedures

Our compensation procedures guide the actions taken by the Compensation Committee. This ensures consistency from year to year and adherence to the responsibilities listed in the Compensation Committee’s Charter. The Compensation Committee reviews compensation annually, which includes:

•	Selecting and engaging an external, independent consultant;
•	Identifying the comparator peer group companies;
•	Reviewing market data on benchmark positions; and
•	Reviewing performance results against operating plans and our comparator peer group which includes our competitors.

These procedures set the platform for the final determination of compensation for the NEOs.

Our internal stock nomination process under the 1993 Stock and Incentive Plan ensures that all award grant dates are prospective and not retroactive. For NEOs, the grant date is the day the Committee determines annual compensation actions, generally in December of each year. However, awards may be approved by the Committee throughout the year. Exercise prices are set at the closing stock price on the date of the approved grant. Stock grants authorized for NEOs in 2008 are reflected in the Grants of Plan-Based Awards in Fiscal 2008 and Outstanding Equity Awards at Fiscal Year End 2008 tables.

Role of the CEO in Setting Compensation

In assisting the Committee in setting executive compensation for the other NEOs only, the CEO along with the independent, external consultant to the Committee, is guided by our compensation principles. They also consider current business conditions and make recommendations as follows:

•	Recommend to the Committee base salary increases, taking into account comparator peer group data and the NEO’s individual performance.
•	Recommend to the Committee the performance measures, target goals and award schedules for short-term incentive opportunities under our performance pay plan with performance targets being set relative to the projected business cycle and business plan.
•	Recommend all long-term incentive awards made under our 1993 Stock and Incentive Plan and any retention of such shares upon early retirement, including:

o	Developing and providing specific recommendations to the Committee on the aggregate number and types of shares to be awarded annually; and
o	Reviewing the rationale and guidelines for annual stock awards and recommending changes to the grant types, when appropriate.

The CEO does not provide recommendations concerning his own total compensation. Neither he nor other members of Halliburton management are present when the CEO’s total compensation is discussed by the Committee and other Board members.

Use of Independent Consultants and Advisors

The Committee engaged Hewitt Associates as its independent, external compensation consultant during 2008. The primary responsibilities of Hewitt Associates, assigned by the Committee, are to:

•	Provide the Committee with independent and objective market data;
•	Conduct compensation analysis;
•	Recommend potential changes to the comparator peer group;
•	Recommend plan design changes; and
•	Review and advise on pay programs and pay levels.

These services are provided annually and as requested from time to time throughout the year by the Committee.

The contract for executive compensation services was entered into between Hewitt Associates and the Committee. Hewitt Associates also performs benefit administration services for Halliburton under a separate contract. The management of the Halliburton/Hewitt Associates relationship for benefits administration is the responsibility of Halliburton’s Global Benefits department, which has no contact with the Committee’s consultant.

Executive Compensation Benchmarking

The companies comprising the comparator peer group are chosen based on the following considerations:

•	Market capitalization;
•	Revenue and number of employees;
•	Scope in terms of global impact and reach; and
•	Industry affiliation.

Industry affiliation includes companies that are involved in the energy industry. The comparator peer group is reviewed annually by the Compensation Committee to ensure relevance.

Comparator Peer Group

The 2008 comparator peer group was composed of specific peer companies within the energy industry as well as selected companies representing general industry. This peer group was utilized to determine market levels of total compensation for the 2008 calendar year. The group includes the following companies:

•  3M Company
•  Alcoa Inc.
•  Anadarko Petroleum Corp.
•  Apache Corp.
•  Baker Hughes Inc.
•  Deere and Co.
•  Devon Energy Corp.
•  Eastman Kodak Co.
•  Emerson Electric Co.
•  Goodyear Tire and Rubber Co.
• Hess Corp.	• Honeywell International Inc. • Johnson Controls, Inc. • Occidental Petroleum Corp. • Paccar Inc. • Raytheon Co. • Sunoco Inc. • Schlumberger Ltd. • Textron Inc. • TXU Corp. • Williams Companies Inc.

A slightly different comparator peer group is utilized for the 2008 cycle Performance Unit Program as discussed in the section Long-term Incentives: Performance Units.

Role of Market Data

We use regression analysis in considering total compensation benchmarking data because of variances in market capitalization and size among the companies comprising our comparator peer group. Thus, adjusted values are used as the basis of comparison of compensation between our executives and those of the comparator peer group.

Total executive compensation for each NEO is structured to target market competitive pay levels at the 50th percentile in base pay, and short-term and long-term incentive opportunities. We also place an emphasis on variable pay at risk, which enables this compensation structure to position actual pay above or below the 50th percentile of our comparator peer group depending on performance.

A consistent pre-tax, present value methodology is used in assessing stock-based and other long-term incentive awards, including the Black-Scholes model used to value stock option grants.

Hewitt Associates gathers and performs an analysis of market data to determine how Halliburton’s total compensation for its NEOs compares to that of our comparator peer group. Hewitt Associates then advises the Committee on the market data and its results.

INTEGRATION OF COMPENSATION COMPONENTS, PLAN DESIGN AND DECISION-MAKING FACTORS

Each December, the Committee considers all elements of the executive compensation package for each NEO for the upcoming year. The Committee receives historical and prospective breakdowns of the total compensation components for each NEO as follows:

•	Individual five-year total compensation history, which includes base salary, short and long-term incentives, and other benefits and perquisites;
•	Income realized from prior restricted stock and option awards;
•	Stock wealth accumulation based on total stock holdings;
•	Total Company awarded stock position, including vested and unvested awards; and
•	Detailed supplemental retirement award calculations.

Along with historical and prospective breakdowns, a competitive analysis is prepared by Hewitt Associates for each NEO, comparing each of their individual components of compensation as well as total compensation to that of the comparator peer group.

In making compensation decisions, each of the following compensation elements is reviewed separately and collectively:

•	Base salary;
•	Short-term (annual) incentives;
•	Long-term incentives;
•	Supplemental executive retirement benefits; and
•	Other benefits, including perquisites.

Of these elements, all but base salary and certain health and welfare benefits are variable and at risk of forfeiture. Hewitt Associates provides market data detailing the elements and the median compensation of similar positions within our comparator peer group. The Committee uses this information as the primary reference point for determining the target value and actual value of each of the above elements of compensation, individually and in the aggregate, for each NEO. This assists the Committee in confirming that our compensation package for NEOs is appropriate and competitive to our comparator peer group.

The Committee considers the following when making compensation determinations:

•	How compensation elements serve to appropriately motivate and reward each NEO;
•	Competitively positioning their pay opportunity to retain their services;
•	Individual NEO performance in reaching financial and operational objectives;
•	Sustained levels of performance, future potential, time in position and years of service with us; and
•	Other factors including operational or functional goals.

These factors are considered on an unweighted basis in making final pay decisions and to ensure internal equity among positions having similar scope and responsibility.

After considering these factors, the Committee then sets the final compensation opportunity for each NEO so that their actual total compensation is consistent with our philosophy of paying at the 50th percentile or higher for those years of superior performance and paying below the 50th percentile when performance does not meet competitive standards.

The procedures used to set compensation for each of the NEOs are the same. Variations do exist in the amounts of compensation among the NEOs as a result of each NEO’s position and corresponding scope of responsibility, individual performance, length of time in the role and differences in the competitive market pay levels for positions in the comparator peer group.

Generally, in years when the Company achieves financial results substantially above or below expectations, actual compensation may fall outside the initial targets established by the Committee. These situations can occur, for example, as a result of industry-wide factors such as changes in demand for services.

Determination of CEO and NEO Target Total Compensation

When determining the base salary and stock awards for Mr. Lesar, the Committee takes into consideration competitive market pay levels for the CEOs within the comparator peer group. They also consider Mr. Lesar’s accomplishments in the areas of business development and expansion, management succession, development and retention of management, and the achievement of financial and operational objectives.

Each year, Mr. Lesar and the members of the Board agree upon a set of objectives based on the categories listed in our corporate governance guidelines which include:

•	Leadership and vision;
•	Integrity;
•	Keeping the Board informed on matters affecting Halliburton and its operating units;
•	Performance of the business;
•	Development and implementation of initiatives to provide long-term economic benefit to Halliburton;
•	Accomplishment of strategic objectives; and
•	Development of management.

The Board determined that Mr. Lesar met these objectives in 2008 through the following achievements:

•	Achieved revenue growth, margins and returns at or near the top of industry peers (performance of the business);
•	Promoted Halliburton within the investing community as a pure oilfield services company (accomplishment of strategic objectives);
•	Identified further areas of future growth in the eastern hemisphere and developed relationships with key customers (accomplishment of strategic objectives and development and implementation of initiatives to provide long-term economic benefit to Halliburton);
•	Continued to develop an executive management succession planning process ensuring the development of individual executives as well as focusing senior management on talent management initiatives (development of management);
•	Evaluated the strategic fit of possible acquisitions and the appropriateness of divestitures to enable continued growth and focus on our core business (leadership and vision and development and implementation of initiatives to provide long-term economic benefit to Halliburton); and
•	Communicated regularly with the members of the Board providing status reports and notification of issues of immediate concern (integrity and keeping the Board informed on matters affecting Halliburton and its operating units).

The Committee considers Mr. Lesar’s performance evaluation when determining his total compensation, including base salary and short and long-term incentives, including stock awards.

Other NEO target total compensation is determined similarly to that of the CEO. Actual total compensation, including base salary, stock awards and short-term and long-term incentives, for Messrs. Lesar, Gaut, and Cornelison were at the 50th percentile pay levels of peer positions for 2008.

Mr. McCollum was initially targeted above the 50th percentile level of target total compensation because of the unique nature of his position at that time within our finance organization. Subsequently, Mr. McCollum was promoted to Executive Vice President and Chief Financial Officer. His target total compensation was again reviewed by the Compensation Committee in February 2008 and benchmarked to his new position. Because he was new to the Chief Financial Officer position, his total compensation was targeted below the 50th percentile.

Mr. Brown’s target total compensation was not benchmarked because he was not under the purview of the Committee at the time those decisions were made.

Base Salary

The Committee sets base salary at the median of the comparator group in an effort to control fixed costs and to reward for performance in excess of the median through variable components of pay.

In evaluating market comparisons in setting base salary, the Committee also considers the following factors:

•	Level of responsibility;
•	Experience in current role and equitable compensation relationships among internal peers;
•	Performance and leadership; and
•	External factors involving competitive positioning, general economic conditions and marketplace compensation trends.

No specific formula is applied to determine the weight of each factor. Salary reviews are conducted annually to evaluate each executive; however, individual salaries are not necessarily adjusted each year.

Base pay amounts for the NEOs are listed in the Summary Compensation Table. For 2008, the Committee determined that:

•	Mr. Lesar’s base pay was in line with market data and it was not increased.
•	Mr. McCollum received a merit increase of 6.0% in December 2007 and then a 13.6% increase in February 2008 in recognition of his promotion to Executive Vice President and Chief Financial Officer, to bring his base salary closer to the 50th percentile of our comparator peer group.
•	Mr. Cornelison did not receive a salary increase for 2008 due to his base salary already being aligned with the comparator peer group 50th percentile.
•	Mr. Gaut received a 4.0% increase for 2008 to align his base salary with the comparator peer group.
•	Mr. Brown received a merit increase of 2.6% in 2008, but was not benchmarked against the comparator peer group at the time as previously explained.

Short-term (Annual) Incentives

The Compensation Committee established the Annual Performance Pay Plan to:

•	Reward executives and other key members of management for improving financial results that drive the creation of economic value for our stockholders; and
•	Provide a means to connect individual cash compensation directly to our performance.

The Annual Performance Pay Plan provides an incentive to our NEOs to achieve the business objective of generating more earnings than normally expected by the investors who have provided us with capital to grow our business. We measure achievement of this objective using Cash Value Added, or CVA.

CVA is a financial measurement that demonstrates the amount of economic value added to our business. The formula for calculating CVA is as follows:

Operating Income
  − Corporate Costs
  + Interest Income
  + Foreign Currency Gains and Losses
  + Other Adjustments
= Net Operating Profit
  − Income Taxes
=
Cash Flow

Net Invested Capital
x Weighted Average Cost of Capital
=
Capital Charge

Cash Value Added (CVA) = Cash Flow — Capital Charge

Cash Flow equals the sum of operating income minus corporate costs plus interest income plus foreign currency gains and losses plus other non-operating income reduced by our expected income tax expense.

Capital Charge equals total assets (excluding deferred income taxes) less total liabilities (excluding debt, deferred income tax-payable, and short-term notes payable) multiplied by a weighted average cost of capital percentage.

Cash Value Added is computed monthly and accumulated throughout the calendar year. Adjustments in the calculation of the CVA payout may, at times, be approved by the Compensation Committee and can include the treatment of unusual items that may have impacted our actual results.

At the beginning of each plan year, the Committee approves an incentive award schedule that equates given levels of CVA performance with varying reward opportunities paid in cash. The performance goals range from “Threshold” to “Target” to “Maximum.”

Threshold reflects the minimum CVA performance level which must be achieved in order for awards to be earned and Maximum reflects the maximum level that can be earned. For 2008, Threshold CVA was based on 75% of planned operating income excluding corporate costs, Target CVA on 100% of planned operating income excluding corporate costs and Maximum CVA on 125% of planned operating income excluding corporate costs.

These goals are based on our annual operating plan, as approved by our Board, and are set at levels that management believes would be sufficient to meet or exceed stockholder expectations of our performance, as well as management’s expectations of the relative performance of our competitors. Given the cyclical nature of our business, our performance goals vary from year to year, which can similarly impact the difficulty in achieving these goals.

In determining CVA awards, we have consistently applied a planned income tax rate and weighted average cost of capital percentage when determining actual CVA performance. As a result, the CVA performance goals are not made easier to achieve by improved income tax rates or lower actual cost of capital.

Over the past ten years the performance pay plans achieved Maximum performance levels six times, achieved Target performance level two times, and fell short of the Threshold performance level two times.

NEO Performance Pay Plan Opportunities

Individual incentive award opportunities are established at Threshold, Target and Maximum performance levels as a percentage of base salary at the beginning of the plan year. The maximum amount a NEO can receive is limited to two times the target opportunity level. The level of achievement of annual CVA performance determines the dollar amount of incentive compensation payable to participants following completion of the plan year.

The Committee set the 2008 performance goals for the NEOs based on company-wide consolidated CVA results. For Messrs. Gaut and Brown, part of their performance goals also included another metric due to their alignment with the business operations they oversee. Mr. Gaut was measured also on Drilling and Evaluation Division Net-Operating Value-Added (NOVA) and Mr. Brown was also measured on Western Hemisphere NOVA. NOVA utilizes balance sheet items under direct or indirect Division or Region control. It excludes interest income and foreign exchange gains and losses from operating income and uses only selected assets for the capital charge calculation that can be directly or indirectly impacted by personnel decisions. As such, NOVA functions similarly to CVA.

The Committee set their individual Threshold, Target and Maximum levels of opportunities under the plan as a percentage of January 1, 2008 annual base salary as follows:

	Threshold	Target	Maximum
NEO	Opportunity	Opportunity	Opportunity

Mr. Lesar	48%	120%	240%
Mr. McCollum	26%	65%	130%
Mr. Cornelison	26%	65%	130%
Mr. Gaut	30%	75%	150%
Mr. Brown	26%	65%	130%

Actual Threshold, Target and Maximum dollar amounts can be found in the Grants of Plan-Based Awards in Fiscal 2008 table.

The CVA targets for 2008 were $476 million at Threshold, $1,038 million at Target and $1,599 million at Maximum. Actual CVA for 2008 was $1,668 million. The earned awards for each NEO are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

The Committee approved one adjustment for 2008 regarding the $693 million charge to earnings incurred in the third quarter of 2008 for the premium paid in cash to settle our convertible debt, because the Committee determined this non-operating item should be excluded from the calculation of CVA. Accounting rule changes effective January 1, 2009, required us to reverse this $693 million charge at the beginning of 2009 and to restate prior periods.

Long-term Incentives

The Committee established the 1993 Stock and Incentive Plan to achieve the following objectives:

•	Reward consistent achievement of value creation and operating performance goals;
•	Align management with stockholder interests; and
•	Encourage long-term perspectives and commitment.

Our 1993 Stock and Incentive Plan provides for a variety of cash and stock-based awards, including nonqualified and incentive stock options, restricted stock and units, performance shares and units, stock appreciation rights, and stock value equivalents, also known as phantom stock. Under the 1993 Stock and Incentive Plan, the Compensation Committee may, at its discretion, select from among these types of awards to establish individual long-term incentive awards.

Long-term incentives represent the largest component of total executive compensation opportunity. We believe this is appropriate given our principle that executive pay should be closely tied to stockholder interests and is at-risk based on performance.

In 2008, we used a combination of long-term incentive vehicles, including time-based restricted stock, performance units and nonqualified stock options. For NEOs, other than Mr. Lesar, operations-based incentives in the form of performance units targeted 40% of the long-term incentive value, another 40% was delivered through restricted stock and the remaining 20% was delivered in stock options.

Combination of Long-term Incentive Vehicles

Messrs. McCollum, Cornelison, Gaut and Brown all approximated this combination of long-term incentive vehicles.

Mr. Lesar’s combination of long-term incentive vehicles was different from the other NEOs, because of the 1993 Stock and Incentive Plan $5,000,000 limit on performance units. Therefore, his long-term incentives were provided 27% in the form of performance units, with the balance of long-term incentives allocated 49% to restricted stock and 24% to stock options.

Granting a mix of incentives allows us to provide a diversified yet balanced long-term incentive program that effectively addresses volatility in our industry and in the stock market, in addition to maintaining an incentive to meet performance goals. Stock options and restricted stock are directly tied to our stock price performance and, therefore, directly to stockholder value. Additionally, restricted stock provides a significant retention incentive while performance units shift the focus to improving long-term returns on capital employed, as measured in relation to the comparator peer group for the Performance Unit Program.

In determining the size of long-term incentive awards, the Committee first considers market data references to the long-term incentive value for comparable positions and then may adjust the awards upwards or downwards based on the Committee’s view of internal equity. This can result in positions of similar magnitude and pay receiving awards of varying size. The 2008 long-term incentive awards for each NEO were based primarily on market data.

Restricted Stock and Stock Options

Our restricted stock and stock option awards are granted under the 1993 Stock and Incentive Plan and listed in the Grants of Plan-Based Awards in Fiscal 2008 table.

Except for the grants to Mr. Brown described below, the 2008 restricted stock grants are subject to a graded vesting schedule of 20% over 5 years. However, different vesting schedules may be utilized at the discretion of the Committee. Restricted shares are eligible for dividend payments under the terms of the restricted stock award agreements.

Stock option awards vest over a three-year graded vesting period with 33 1/3% of the grant vesting each year. All options are priced at the closing stock price on the date the grant is approved by the Committee.

The restricted stock and option awards shown in the Grants of Plan-Based Awards in Fiscal 2008 table represent the individual awards for each NEO made in 2008. All annual awards to NEOs were made in December 2008 and were approved by the Committee. Messrs. McCollum and Brown also received awards on February 13, 2008. Mr. McCollum’s award was related to his promotion to Executive Vice President and Chief Financial Officer. Mr. Brown’s award was related to his annual review for 2008.

Mr. Brown also received two additional restricted stock grants in 2008, in addition to his annual award. The October 7, 2008 award of 68,838 restricted shares has a 5 year cliff vesting schedule, with 100% of the award to vest in year five. An additional December 2, 2008 grant of 97,276 restricted shares has a graded vesting schedule, whereby 20% of the award will vest in years six through ten of the grant; nothing will vest in years one through five. Mr. Brown was granted these awards for retention purposes and to recognize the change in his scope of responsibilities.

The stock and option award columns in the Summary Compensation Table reflect the FAS 123R gross compensation expense recognized in 2008 for all outstanding restricted stock and option awards for each NEO.

Performance Units

The Performance Unit Program was designed to provide NEOs and other selected executives with incentive opportunities based on the level of achievement of pre-established performance objectives during three-year performance periods. The purpose of the program is to reinforce Halliburton’s objectives for sustained long-term performance and value creation. It is also intended to reinforce strategic planning processes, balance short- and long-term decision making and help provide competitive total compensation opportunities.

The program measures our consolidated Return on Capital Employed, or ROCE, compared to both absolute goals and relative goals, as measured by the results achieved by our comparator peer group companies.

Return on Capital Employed indicates the efficiency and profitability of our capital investments and is determined based on the ratio of earnings divided by average capital employed. The calculation is as follows:

ROCE =	Net income + after-tax interest expense

(Return on Capital Employed)	Shareholders’ equity + Debt (average of beginning and end of period)

The modifications that were made to the Performance Unit Program for the 2007 cycle were again utilized in the 2008 cycle. These included modifications to the comparator peer group used for measuring relative performance to focus on comparable oilfield equipment and service companies and domestic and international exploration and production companies. These changes were made in an effort to more accurately represent the timing, cyclicality and volatility related to the oil and natural gas industry. Finally, the performance metrics reflect increased absolute performance goals and more challenging relative performance goals.

The comparator peer group for the 2008 cycle Performance Unit Program includes:

• Anadarko Petroleum Corp.	• Marathon Oil Corp.
• Apache Corp.	• Nabors Industries Ltd.
• Baker Hughes, Inc.	• National Oilwell Varco
• BJ Services Co.	• Schlumberger Ltd.
• Cameron International Corp.	• Smith International, Inc.
• Chesapeake Energy Corp.	• Transocean, Inc.
• Devon Energy Corp.	• Weatherford International Ltd.
• Hess Corp.

The program allows for rewards to be paid in cash, stock or a combination of cash and stock. The first cycle began in 2001. Since that time the program has achieved slightly below target for the 2001 cycle, at target for the 2002 cycle, between target and maximum for the 2003 cycle and exceeded maximum for the 2004, 2005 and 2006 cycles. As a result of the changes made to the 2007 cycle and forward, achieving maximum payouts will be increasingly more difficult in the future.

2006 cycle Performance Unit Program Payout for NEOs

The 2006 cycle of the Performance Unit Program ended on December 31, 2008. Results for this cycle included the achievement of performance beyond the Maximum level on both absolute measures and measures relative to our comparator peer group. Halliburton’s three-year average ROCE for the 2006 cycle in absolute terms was 25.79% while the three-year average for the comparator group was 21.15% at the 75th percentile. Rewards for the 2006 cycle were paid in cash during 2009.

The amounts presented in the column, Non-Equity Incentive Plan Compensation in the Summary Compensation Table, represent the amounts earned by the NEOs in 2008 under both the 2006 cycle of the Performance Unit Program and the 2008 Annual Performance Pay Plan. For example, Mr. Lesar’s total amount of $8,120,000 represents the payment received for the 2006 cycle of the Performance Unit Program in the amount of $5,000,000, and his payment under the 2008 Annual Performance Pay Plan in the amount of $3,120,000. These amounts are discussed in the narrative following the Summary Compensation Table for all NEOs.

2008 cycle Performance Unit Program Opportunities for NEOs

Individual incentive opportunities are established based on market references and in accordance with our practice of granting a mix of long-term incentive vehicles. The Threshold, Target and Maximum columns under the heading Estimated Future Payouts Under Non-Equity Incentive Plan Awards in the Grants of Plan-Based Awards in Fiscal 2008 table indicate the potential payout for each NEO under the Performance Unit Program for the 2008 cycle. The potential payouts are performance driven and completely at risk.

Mr. Lesar has a Target payout potential of $2,500,000 and a Maximum payout potential of $5,000,000 if the maximum goals of the 2008 cycle Performance Unit Program are met or exceeded. $5,000,000 is the maximum cash award currently allowed under the 1993 Stock and Incentive Plan.

Messrs. McCollum and Cornelison were provided a Target opportunity level of 115% and Maximum opportunity level of 230%, utilizing their January 1, 2008 annual base pay. Mr. Gaut was provided a Target opportunity level of 125% and Maximum opportunity level of 250%, utilizing his January 1, 2008 annual base pay. Mr. Brown was provided a Target opportunity level of 75% and Maximum opportunity level of 150%, utilizing his January 1, 2008 annual base pay.

Opportunity levels were determined based upon market data of our comparator peer group and the NEO’s role within the organization. Actual payout amounts, if any, will not be known until after December 31, 2010.

Supplemental Executive Retirement Plan

The objective of the Supplemental Executive Retirement Plan, or SERP, is to provide a competitive level of pay replacement upon retirement. The current pay replacement target is 75% of final base salary at age 65 with 25 years of service.

The material factors and guidelines considered in making an allocation include:

•	Retirement benefits provided, both qualified and nonqualified;
•	Current compensation;
•	Length of service; and
•	Years of service to normal retirement.

The calculation takes into account the following variables:

•	Base salary;
•	Years of service;
•	Age;
•	Employer portion of qualified plan savings;
•	Age 65 value of any defined benefit plan; and
•	Existing nonqualified plan balances and any other retirement plans.

Several assumptions are made annually, which include a base pay increase percentage, qualified and nonqualified plan contributions and investment earnings and an annuity rate. These factors are reviewed and approved annually by the Compensation Committee in advance of calculating any awards.

To determine the annual benefit, external actuaries calculate the total lump sum retirement benefit needed at age 65 from all Company retirement sources to produce an annual retirement benefit of 75% of final base pay. Company retirement sources include any qualified benefit plans and contributions to nonqualified benefit plans. If the combination of these two sources does not yield a total retirement balance that will meet the 75% objective, then contributions can be made annually through the SERP to bring the total benefit up to the targeted level.

To illustrate, assume $7.9 million is needed at age 65 to produce an annual retirement benefit equal to 75% of final base pay. The participant has $2.1 million in his qualified benefit plans at retirement and $3.0 million in his nonqualified retirement plans at retirement. Since the total of these two sources is $5.1 million, a shortfall of $2.8 million results. This is the amount needed to achieve the 75% pay replacement objective. Such shortfall may be accumulated through annual contributions to the SERP which will total $2.8 million at age 65.

In last year’s proxy statement we disclosed that the SERP was closed to new participants. However, in light of the challenges we are facing to attract and retain qualified executives, we re-opened the SERP to new participants in 2008. However, we limited participation to the direct reports of the CEO and other selected executives as recommended by the CEO and approved by the Compensation Committee at their discretion.

Allocations are made annually for each NEO who participates in the SERP, as approved by the Committee. However, participation one year does not guarantee future participation. The average annual amounts allocated over the history of participation are as follows: Mr. Lesar: $220,267; Mr. McCollum: $90,500; Mr. Cornelison: $130,857; Mr. Gaut: $132,167; and Mr. Brown: $211,000.

In 2008, the Committee authorized retirement allocations under the SERP to all NEOs as listed in the 2008 Nonqualified Deferred Compensation table and also included in the All Other Compensation column in the Summary Compensation Table.

Messrs. Lesar, McCollum, Cornelison and Gaut have participated in the SERP for at least five consecutive years (the number required for vesting purposes for allocations made in 2005 and thereafter) and are fully vested in their respective account balances. Mr. Brown is a new participant in the SERP. New participants in the SERP need to obtain 5 years of additional service with us from the date of their initial award in order to be vested in the SERP.

OTHER EXECUTIVE BENEFITS AND POLICIES

Retirement and Savings Plan

All NEOs participate in the Halliburton Retirement and Savings Plan, which is the defined contribution benefit plan available to all eligible U.S. employees. The matching contributions included in the Supplemental Table: All Other Compensation detail the amounts contributed by the Company on behalf of each NEO under the plan.

Elective Deferral Plan

All NEOs may participate in the Halliburton Elective Deferral Plan, which was established to provide highly compensated employees with an opportunity to defer earned base salary and incentive compensation in order to help meet retirement and other future income needs.

The Elective Deferral Plan is a nonqualified deferred compensation plan and participation is completely voluntary. Pre-tax deferrals of up to 75% of base salary and/or eligible incentive compensation are allowed each calendar year. Gains or losses are credited based upon the participant’s election from among four benchmark investment choices with varying degrees of risk.

In 2008, Messrs. Gaut and Brown participated in this plan by deferring a percentage of their compensation. Mr. Lesar has an account balance from participation in prior years. Messrs. McCollum and Cornelison are not participants in the plan. Further details can be found in the 2008 Nonqualified Deferred Compensation table.

Benefit Restoration Plan

The Halliburton Company Benefit Restoration Plan provides a vehicle to restore qualified plan benefits which are reduced as a result of limitations imposed under the Internal Revenue Code or due to participation in other Company sponsored plans. It also serves to defer compensation that would otherwise be treated as excessive employee remuneration within the meaning of Section 162(m) of the Internal Revenue Code.

The Benefit Restoration Plan earns interest at the rate of 10% per annum. In 2008, all NEOs received awards under this plan in the amounts included in the Supplemental Table: All Other Compensation and the 2008 Nonqualified Deferred Compensation table.

Defined Benefit Pension Plans

With the exception of Mr. Cornelison, who participated in the Dresser Industries Consolidated Retirement Plan prior to the merger with Dresser Industries, Inc., no other NEO participated in any defined benefit pension plans as we no longer offer these types of plans to our U.S. employees. Also, the NEOs are not participants in any previously offered pension plans, which are now also frozen.

Mr. Cornelison’s benefit amounts are reflected in the Pension Benefits Table, with the change in value reflected in the Summary Compensation Table under the Change in Pension Value and NQDC Earnings column.

Perquisites

Health care and insurance coverage for our NEOs is the same as that provided to all active employees. In addition, we provide our NEOs and other highly compensated employees a physical examination benefit to be voluntarily utilized on an annual basis.

Country club memberships are limited and provided on an as-needed basis for business purposes only. Messrs. Cornelison, Gaut and Brown have club memberships.

We do not provide cars or car allowances. However, to allow for maximum efficiency and productive use of time, a company-leased car and part-time driver are provided for Mr. Lesar for the primary purpose of commuting to and from work while he is in Dubai and Houston.

A taxable benefit for executive financial planning is provided with the amount dependent on the NEO’s level within the company. This benefit does not include tax return preparation. It is paid, only if used, on a reimbursable basis.

We also provided for adequate security assessments and measures at the personal residences of Mr. Lesar during 2008.

Mr. Lesar uses company aircraft for all travel. Other than Mr. Lesar, no other NEO used company aircraft for personal use in 2008. Spouses are allowed to travel on select business trips.

In 2007, Mr. Lesar relocated to Dubai and became an expatriate under our business practice regarding long-term expatriate assignments. Mr. Lesar continues to waive his right to certain assignment allowances provided under the terms of our business practice with the exception of a goods and services differential and host country housing, utilities and transportation.

A differential is commonly paid to expatriates in assignment locations where the cost of goods and services is greater than the cost for the same goods and services in the expatriate’s home country. Differentials are determined by ORC Worldwide, a third-party consultant. Costs associated with Mr. Lesar’s car and driver and his housing and utilities while in Dubai are taxable as income to him. As part of his expatriate assignment, Mr. Lesar participates in our tax equalization program, which neutralizes the tax effect of the international assignment and approximates the tax obligation the expatriate would pay in his home country.

Specific amounts for the above mentioned perquisites are detailed for each NEO in the Supplemental Table: All Other Compensation immediately following the Summary Compensation Table.

Clawback Policy

Adopted by the Board in 2007, we have a clawback policy that will seek to recoup incentive compensation in all appropriate cases paid to, awarded or credited for the benefit of a NEO if:

•	The amount of incentive compensation was calculated on the achievement of financial results that were subsequently reduced due to a restatement of our financial results;
•	The NEO engaged in fraudulent conduct that caused the need for the restatement; and
•	The amount of incentive compensation that would have been awarded or paid to the NEO, had our financial results been properly reported, would have been lower than the amount actually paid or awarded.

Any NEO who receives incentive compensation based on the achievement of financial results that are subsequently the subject of a restatement will not be subject to recoupment unless the NEO personally participates in the fraudulent conduct.

Stock Ownership Guidelines

In September 2008, the Committee adopted stock ownership guidelines for specified officers, which include all the NEOs, to further align their interests with our stockholders.

As a result, Mr. Lesar is encouraged to own Halliburton common stock of an amount equal to or in excess of five times his annual base salary. The other NEOs are encouraged to own an amount of Halliburton common stock equal to or in excess of three times their annual base salary. The Compensation Committee reviews their holdings, which include restricted shares, exercised options and all other Halliburton common stock personally held by the NEO, at each December meeting. Each NEO has 5 years from the date of the adoption of the guidelines to meet them.

As of December 31, 2008, all NEOs meet the guidelines.

ELEMENTS OF POST-TERMINATION COMPENSATION AND BENEFITS

Termination events that trigger payments and benefits include normal or early retirement, change-in-control, cause, death, disability, and voluntary termination. Post-termination payments may include severance, accelerated vesting of restricted stock and stock options, maximum payments under cash-based short and long-term incentive plans, nonqualified account balances and health benefits, among others. The Post-Termination Payment tables in this proxy statement indicate the impact of various termination events on each element of compensation for the NEOs.

IMPACT OF REGULATORY REQUIREMENTS ON COMPENSATION

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation paid to the CEO or any of the four other most highly compensated officers to the extent the compensation exceeds $1 million in any year. Qualifying performance-based compensation is not subject to this limit if certain requirements are met.

Our policy is to utilize available tax deductions whenever appropriate and consistent with our compensation philosophy. When designing and implementing executive compensation programs, we consider all relevant factors, including tax deductibility of compensation. Accordingly, we have attempted to preserve the federal tax deductibility of compensation in excess of $1 million a year to the extent doing so is consistent with our executive compensation objectives; however, we may from time to time pay compensation to our executives that may not be fully deductible.

Our 1993 Stock and Incentive Plan enables qualification of stock options, stock appreciation rights and performance share awards as well as short-term and long-term cash performance plans under Section 162(m).

To the extent required by Section 304 of the Sarbanes-Oxley Act of 2002, we will make retroactive adjustments to any cash or equity-based incentive compensation paid to the CEO and CFO where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of restatement. When and where applicable, we will seek to recover any amount determined to have been inappropriately received by the CEO and CFO.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Halliburton Company is responsible for establishing and maintaining competitive executive compensation programs that enable Halliburton to attract, retain and motivate high caliber executives who can considerably impact stockholder value. We also ensure that such programs are administered in a fair and equitable manner consistent with established policies and procedures.

Pursuant to our Charter, we are generally responsible for establishing the Company’s overall compensation philosophy and objectives and are specifically responsible for reviewing, approving and monitoring compensation strategies, plan design, guidelines, and practices as they relate to the named executive officers of the Company.

Our Committee consists entirely of independent, non-employee Directors appointed annually by the full Board. The composition of our Committee is reviewed annually to provide for adequate and reasonable rotation of members and to ensure that each member meets the criteria set forth in applicable Securities and Exchange Commission, New York Stock Exchange and Internal Revenue Code rules and regulations. Executive sessions, without members of Company management present, are regularly held. In addition, we invite all non-employee Board members to attend and participate in all our committee meetings; however, non-committee members are not entitled to vote.

We meet no less than four scheduled times per year and follow a pre-established calendar of actions. This calendar guides our Committee Chairperson, who coordinates with Halliburton’s Chief Executive Officer and executive compensation staff, in establishing the agenda for each meeting.

We have reviewed and discussed the Compensation Discussion and Analysis with Company management and, based on such review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

James R. Boyd
Milton Carroll
Kenneth T. Derr, Chairman
James T. Hackett
Debra L. Reed

SUMMARY COMPENSATION TABLE

The following tables set forth information regarding the CEO, CFO and the three other most highly compensated executive officers of Halliburton as of the fiscal year ended December 31, 2008.

							Change In
							Pension
						Non-Equity	Value and
				Stock	Option	Incentive Plan	NQDC	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

David J. Lesar	2008	1,300,000	0	4,217,791	3,023,622	8,120,000	86,074	1,128,752	17,876,239
Chairman of the Board, President	2007	1,300,000	0	3,684,235	3,555,245	7,433,860	67,294	982,904	17,023,538
and Chief Executive Officer	2006	1,300,000	0	3,736,474	2,618,324	6,640,000	53,249	947,740	15,295,787

Mark A. McCollum	2008	500,000	0	447,539	184,984	1,045,000	2,816	240,566	2,420,905
Executive Vice President and	2007	415,000	150,000	309,471	123,380	677,165	1,781	184,931	1,861,728
Chief Financial Officer	2006	395,000	0	263,178	116,493	675,000	1,018	146,780	1,597,469

Albert O. Cornelison, Jr.	2008	550,000	0	775,106	366,663	1,870,000	21,706	406,113	3,989,588
Executive Vice President and	2007	550,000	0	650,858	365,757	1,458,465	14,975	460,456	3,500,511
General Counsel	2006	525,000	0	531,877	370,629	1,432,500	12,041	383,042	3,255,089

C. Christopher Gaut	2008	650,000	0	913,731	503,549	2,304,983	81,364	302,488	4,756,115
President — Drilling and	2007	625,000	0	758,894	508,540	1,901,438	92,090	319,230	4,205,192
Evaluation Division	2006	575,000	0	627,510	493,839	1,535,000	31,413	231,797	3,494,559

James S. Brown	2008	390,000	0	554,080	131,033	809,500	7,897	333,404	2,225,914
President — Western Hemisphere

Salary. The amounts represented in the Salary column are attributable to annual salary earned by each NEO. Information related to salary increases in 2008 is discussed in the Compensation Discussion and Analysis under Base Salary.

Bonus. No bonus amounts were made to any NEOs in 2008. The amount represented in the Bonus column is attributable to a one-time lump sum award to Mr. McCollum in 2007 for his involvement with the KBR, Inc. separation, which was completed in 2007. This award was discretionary with the payment amount based on his role and involvement with the event.

Stock Awards. The amounts in the Stock Awards column indicate the gross compensation expense recognized for restricted stock in 2008. FASB Statement 123R requires the fair value of equity awards to be recognized in the financial statements over the period the employee is required to provide service in exchange for the award, i.e. the vesting period. We calculate the fair value of restricted stock awards by multiplying the number of restricted shares granted by the closing stock price as of the award’s grant date.

Option Awards. The amounts in the Option Awards column indicate the gross compensation expense recognized for stock options in 2008. FASB Statement 123R requires the fair value of equity awards to be recognized in the financial statements over the period the employee is required to provide service in exchange for the award, i.e., the vesting period. The fair value of stock options is estimated using the Black-Scholes option pricing model. For a discussion of the assumptions made in these valuations, refer to Note 1 to the Consolidated Financial Statements, Description of Company and Significant Accounting Policies — Stock-based compensation, in the Halliburton Company Form 10-K for the fiscal year ended December 31, 2008.

Non-Equity Incentive Plan Compensation. The amounts represented in the Non-Equity Incentive Plan Compensation column are for amounts earned in 2008, to be paid in 2009. The total amount shown consists of payments made for the 2008 plan year under the Halliburton Annual Performance Pay Plan and the 2006 cycle Performance Unit Program. Information about these programs can be found in the Compensation Discussion and Analysis under Short-term (Annual) Incentives for the Halliburton Annual Performance Pay Plan and under Long-term Incentives for the Performance Unit Program.

The Threshold, Target and Maximum amounts for the 2008 Halliburton Annual Performance Pay Plan can be found in the Grants of Plan-Based Awards in Fiscal 2008 table under the Estimated Future Payouts Under Non-Equity Incentive Plan Awards.

The 2008 Halliburton Annual Performance Pay Plan amounts paid to each NEO are: $3,120,000 for Mr. Lesar; $650,000 for Mr. McCollum; $715,000 for Mr. Cornelison; $924,983 for Mr. Gaut; and $507,000 for Mr. Brown.

The 2006 cycle Performance Unit Program amounts paid to each NEO are: $5,000,000 for Mr. Lesar; $395,000 for Mr. McCollum; $1,155,000 for Mr. Cornelison; $1,380,000 for Mr. Gaut; and $302,500 for Mr. Brown.

The amounts paid to the NEOs for the 2006 cycle Performance Unit Program differ from what is shown in the Grants of Plan-Based Awards in Fiscal Year 2008 table under Estimated Future Payments Under Non-Equity Incentive Plan Awards. The Grants of Plan-Based Awards in Fiscal Year 2008 table indicates the potential award amounts for Threshold, Target and Maximum under the 2008 cycle Performance Unit Program, while the Summary Compensation Table shows amounts paid for a prior program cycle, the 2006 cycle, which closed on December 31, 2008.

Change in Pension Value and NQDC Earnings. The amounts in the Change in Pension Value and NQDC Earnings column are attributable to the above-market earnings for various nonqualified plans. The methodology for determining what constitutes above-market earnings is the difference between the interest rate as stated in the applicable nonqualified plan document and the Internal Revenue Service Long-Term 120% AFR rate as of December 31, 2008. The 120% AFR rate used for determining above-market earnings in 2008 was 5.35%.

Change in Pension Value. Because the present value of Mr. Cornelison’s accumulated benefits as of December 31, 2008 was more than the present value of accumulated benefits as of December 31, 2007, a change in pension value of $2,765 is disclosed in the Pension Benefits Table.

Change in NQDC Earnings.

Halliburton Company Benefit Restoration Plan Above-Market Earnings. The current interest rate for the Halliburton Company Benefit Restoration Plan is 10% as defined by the plan document. The above-market earnings associated with this plan equals 4.65% (10% (plan interest) minus 5.35% (120% AFR rate)). The amounts shown in this column differ from the amounts shown for the Halliburton Company Benefit Restoration Plan in the 2008 Nonqualified Deferred Compensation table under the Aggregate Earnings in Last Fiscal Year column because the 2008 Nonqualified Deferred Compensation table includes all earnings and losses, and the Summary Compensation Table shows above-market earnings only.

NEOs earned above-market earnings for their balances associated with the Halliburton Company Benefit Restoration Plan as follows: $64,630 for Mr. Lesar; $2,816 for Mr. McCollum; $11,432 for Mr. Cornelison; $6,646 for Mr. Gaut; and $2,403 for Mr. Brown.

Halliburton Company Elective Deferral Plan Above-Market Earnings. The average earnings for the balances associated with the Halliburton Company Elective Deferral Plan were -26.77% for all funds and 8.2% for the one fund with positive returns. The above-market earnings associated with this fund equals 2.85% (8.2% minus 5.35% (120% AFR rate)). The amounts shown in this column differ from the amounts shown for the Halliburton Company Elective Deferral Plan in the 2008 Nonqualified Deferred Compensation table under the Aggregate Earnings in Last Fiscal Year column because the 2008 Nonqualified Deferred Compensation table includes all earnings and losses, and the Summary Compensation Table shows above-market earnings only.

Messrs. Lesar, Gaut and Brown earned above-market earnings for certain balances associated with the one fund in the Halliburton Company Elective Deferral Plan that had positive earnings as follows: $21,444 for Mr. Lesar; $74,718 for Mr. Gaut; and $5,494 for Mr. Brown. Messrs. McCollum and Cornelison are not participants in the Halliburton Company Elective Deferral Plan and do not have any prior balances in the plan.

ERISA Excess Benefit Plan for Dresser Industries, Inc. and ERISA Compensation Limit Benefit Plan for Dresser Industries, Inc. The current interest rate for both the ERISA Excess Benefit Plan for Dresser Industries, Inc. and ERISA Compensation Limit Benefit Plan for Dresser Industries, Inc. is 10%, as defined by the plan documents. The above-market earnings associated with these plans equals 4.65% (10% (interest for plans) minus 5.35% (120% AFR rate)).

Mr. Cornelison earned above-market earnings for his balances in the ERISA Excess Benefit Plan for Dresser Industries, Inc. and ERISA Compensation Limit Benefit Plan for Dresser Industries, Inc. The amounts for each plan are: $178 and $7,331, respectively.

The amounts shown in this column differ from the amounts shown for the ERISA Excess Benefit Plan for Dresser Industries, Inc. and ERISA Compensation Limit Benefit Plan for Dresser Industries, Inc. in the 2008 Nonqualified Deferred Compensation table under the Aggregate Earnings in Last Fiscal Year column because the 2008 Nonqualified

Deferred Compensation table includes all earnings and losses, and the Summary Compensation Table shows above-market earnings only.

All Other Compensation. Detailed information for items listed in the All Other Compensation column can be found in the following supplemental table entitled Supplemental Table: All Other Compensation.

SUPPLEMENTAL TABLE: ALL OTHER COMPENSATION

The following table details the components of the All Other Compensation column of the Summary Compensation Table for 2008.

											Supplemtl
					Halliburton		Restricted	HRSP	HRSP	Benefit	Executive
	Employee		Financial	Halliburton	Giving		Stock	Employer	Basic	Restoration	Retirement	All
	Physical	Parking	Planning	Foundation	Choices	HALPAC	Dividends	Match	Contribution	Plan	Plan	Other	Total
Name	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)

David J. Lesar	761	3,270	20,538	200,000	1,000	5,000	297,979	9,000	9,200	85,600	168,000	328,404	1,128,752
Mark A. McCollum	2,200	3,270	1,000	40,000	780	0	24,349	9,167	9,200	21,600	129,000	0	240,566
Albert O. Cornelison, Jr.	2,173	3,270	9,500	0	100	5,000	45,070	6,417	9,200	25,600	84,000	215,783	406,113
C. Christopher Gaut	1,960	0	2,500	35,000	700	5,000	54,246	9,000	9,200	33,600	142,000	9,282	302,488
James S. Brown	2,500	2,640	870	0	384	600	38,489	8,775	9,200	12,800	211,000	46,146	333,404

Employee Physical. The Employee Physical Program provides NEOs the opportunity to have an annual physical examination to encourage an ongoing habit of health and wellness. Participation in the program is strictly voluntary. The amount shown is based on the value of services the NEO received less any medical insurance covered benefits.

Parking. This is the direct cost Halliburton pays for reserved parking spaces. Mr. Gaut offices at a location without reserved parking spaces or a cost associated with parking.

Financial Planning. This program allows NEOs to receive financial planning services by accredited financial planners. Tax planning is not covered under this program. The amount is based on the services the NEO received in 2008. If they do not utilize the program, the amount is forfeited.

Halliburton Foundation. The Halliburton Foundation allows NEOs and other employees to donate to approved universities, medical hospitals and primary schools of their choice. The Halliburton Foundation matches donations up to $20,000 on a two-for-one basis. Mr. Lesar participates in the Halliburton Foundation’s matching program for Directors, which allows his contributions up to $50,000 to qualified organizations to be matched on a two-for-one basis. Due to timing of when the NEO made the donation and when the Foundation matched the donation, a higher amount than the limit could result. Therefore, the amount shown indicates what the Foundation actually donated on behalf of the NEO during 2008.

Halliburton Giving Choices. The Halliburton Giving Choices Program allows NEOs and other employees to donate to approved not-for-profit charities of their choice. Halliburton matches donations by contributing ten cents for every dollar contributed by employees up to a maximum of $1,000. The amounts shown represent the match amounts the program donated to charities on behalf of the NEOs in 2008.

Halliburton Political Action Committee. The Halliburton Political Action Committee allows NEOs and other eligible employees to donate to political candidates and participate in the political process. Halliburton matches the donation dollar-for-dollar to a 501(c)(3) status nonprofit organization of the contributor’s choice. The amounts shown represent the match amounts the program donated to charities on behalf of the NEOs in 2008.

Restricted Stock Dividends. This is the amount of dividends paid on restricted stock held by NEOs in 2008.

Halliburton Retirement and Savings Plan Employer Match. The amount shown is the contribution Halliburton made on behalf of each NEO to the Halliburton Company Retirement and Savings Plan, our defined contribution plan. Halliburton matches up to 4% of each employee’s eligible base pay, up to the 401(a)(17) compensation limit of $230,000 in 2008.

Halliburton Retirement and Savings Plan Basic Contribution. This is the contribution Halliburton made on behalf of each NEO to the Halliburton Company Retirement and Savings Plan. If actively employed on December 31, 2008, each employee receives a contribution equal to 4% of their eligible base pay, up to the 401(a)(17) compensation limit of $230,000 in 2008.

Halliburton Company Benefit Restoration Plan. This is the award earned under the Halliburton Company Benefit Restoration Plan in 2008. The plan provides a vehicle to restore qualified plan benefits which are reduced as a result of limitations on contributions imposed under the Internal Revenue Code or due to participation in other Company sponsored plans and to defer compensation that would otherwise be treated as excessive employee remuneration within the meaning of Section 162(m) of the Internal Revenue Code. Associated interest, awards and beginning and ending balances for the Halliburton Company Benefit Restoration Plan are included in the 2008 Nonqualified Deferred Compensation table. Above-market interest earned on these awards and associated balances is shown in the Summary Compensation Table under the Change in Pension Value and NQDC Earnings column.

Halliburton Company Supplemental Executive Retirement Plan. These are awards approved under the Halliburton Company Supplemental Executive Retirement Plan as discussed in the Supplemental Executive Retirement Plan section of the Compensation Discussion and Analysis. Awards are approved by the Halliburton Compensation Committee annually. The plan provides a competitive level of pay replacement for key executives upon retirement. Associated interest, awards and beginning and ending balances for the Halliburton Company Supplemental Executive Retirement Plan are included in the 2008 Nonqualified Deferred Compensation table.

All Other.

•	Pension Equalizer Program and Associated Tax Equalization Payment. Mr. Cornelison is the only NEO who participates in the Dresser Industries, Inc. Pension Equalizer Plan. A subsequent tax equalization payment is also paid to ensure the NEO, along with other participants in the plan, receives the full benefit of the plan amount. Mr. Cornelison’s pension equalizer payment was $135,528 with a subsequent tax equalization payment of $75,083 for a total of $210,611.
•	Country Club Membership Dues. The amount is based on the monthly membership fees. Club memberships are approved for business purposes only. Messrs. Cornelison, Gaut and Brown currently have club memberships paid by us. The amounts incurred were $5,172 for Mr. Cornelison, $9,282 for Mr. Gaut, and $34,654 for Mr. Brown.
•	Aircraft Usage. Mr. Lesar uses Company aircraft for all travel. The incremental cost to Halliburton for his personal use of the Company plane in 2008 was $171,805. Other than Mr. Lesar, no other NEO used our aircraft for personal use in 2008. Spouses are allowed to travel on select business trips. For total compensation purposes in 2008, we valued the incremental cost of the personal use of aircraft using a method that takes into account: landing, parking, hanger fees, flight planning services and dead-head costs; crew travel expenses; supplies and catering; aircraft fuel and oil expenses per hour of flight; any customs, foreign permit and similar fees; and passenger ground transportation.
•	Home Security. The Company provides security for residences based on a risk assessment which considers the NEO’s position. In 2008, a total of $9,214 for security maintenance fees was paid for the residences of Mr. Lesar.
•	Car/Driver. A car and driver have been assigned to Mr. Lesar while in the U.S. so that he can work while in transit to allow him to meet customer and Company needs. The amount has been determined by his average commute time multiplied by his driver’s hourly rate. The cost to us was $9,290 in 2008. In addition, Mr. Lesar is provided with a car and driver in Dubai with an associated taxable income expense of $12,235.
•	Other Compensation for Mr. Lesar. Mr. Lesar continues to be an expatriate because of his move to Dubai, UAE. In 2008, he received $22,981 for a Cost of Living Adjustment; $91,469 of imputed income for housing and utilities; $2,185 imputed income for employee taxes; $6,634 imputed income for vacation travel and $2,591 imputed income for excess benefits. All imputed income amounts are associated with his expatriate assignment and other expatriates on similar assignments receive similar adjustments as well.
•	Other Compensation for Mr. Brown. Mr. Brown received a $6,765 payment associated with personal goods stolen while on a business trip and an associated tax gross-up amount of $4,726.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2008

The following table represents amounts associated with the 2008 cycle Performance Unit Program, 2008 Annual Performance Pay Plan and restricted stock and stock option awards granted in 2008 for our NEOs.

								All Other
						All Other		Option Awards:
		Estimated Future Payouts				Stock Awards:		Number of	Exercise or	Grant Date
		Under Non-Equity				Number of		Securities	Base Price	Fair Value
		Incentive Plan Awards				Shares of		Underlying	of Option	of Stock
	Grant	Threshold	Target	Maximum		Stock or Units		Options	Awards	and Option
Name	Date	($)	($)	($)		(#)		(#)	($/Share)	Awards ($)

David J. Lesar		1,250,000	2,500,000	5,000,000	(1)
		624,000	1,560,000	3,120,000	(2)
	12/02/2008					253,028				3,901,692
	12/02/2008							262,075	15.42	998,270
Mark A. McCollum		287,500	575,000	1,150,000	(1)
		130,000	325,000	650,000	(2)
	02/13/2008					10,300				367,401
	02/13/2008							11,500	35.67	124,154
	12/02/2008					48,700				750,954
	12/02/2008							50,400	15.42	191,979
Albert O. Cornelison, Jr.		316,250	632,500	1,265,000	(1)
		143,000	357,500	715,000	(2)
	12/02/2008					38,600				595,212
	12/02/2008							40,000	15.42	152,364
C. Christopher Gaut		406,250	812,500	1,625,000	(1)
		195,000	487,500	975,000	(2)
	12/02/2008					41,800				644,556
	12/02/2008							43,300	15.42	164,934
James S. Brown		146,250	292,500	585,000	(1)
		101,400	253,500	507,000	(2)
	02/13/2008					10,000				356,700
	02/13/2008							10,000	35.67	107,960
	10/07/2008					68,838	(3)			1,499,980
	12/02/2008					97,276	(4)			1,499,996
	12/02/2008					48,000				740,160
	12/02/2008							49,700	15.42	189,312

(1)	Indicates opportunity levels under the 2008 cycle of the Performance Unit Program.

(2)	Indicates opportunity levels under the 2008 Halliburton Annual Performance Pay Plan.

(3)	The October 7, 2008 restricted stock award in the amount of 68,838 restricted shares to Mr. Brown vests 100% on the fifth anniversary of the grant.

(4)	The December 2, 2008 restricted stock award in the amount of 97,276 restricted shares to Mr. Brown will not begin vesting until the sixth anniversary of the award, at which time it will vest 20% annually through year ten.

As indicated by footnote (1), the opportunities for each NEO under the 2008 cycle Performance Unit Program if the Threshold, Target or Maximum levels are achieved are reflected under Estimated Future Payouts Under Non-Equity Incentive Plan Awards. This program measures our consolidated Return on Capital Employed as compared to our internal goals as well as relative to our comparator peer group utilized by the program during three-year cycles. The potential payouts are performance driven and completely at risk. For more information on the 2008 cycle Performance Unit Program, refer to Long-term Incentives in the Compensation Discussion and Analysis.

As indicated by footnote (2), the opportunities for each NEO under the 2008 Halliburton Annual Performance Pay Plan are also reflected under Estimated Future Payouts Under Non-Equity Incentive Plan Awards. This plan measures company Cash Value Added as compared to our pre-established goals during a one-year period. The potential payouts are performance driven and completely at risk. The amounts earned in 2008 and payable in 2009 for the 2008 Halliburton Annual Performance Pay Plan are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. For more information on the 2008 Halliburton Annual Performance Pay Program, refer to Short-term (Annual) Incentives in the Compensation Discussion and Analysis.

All restricted stock and nonqualified stock option awards are granted under the Halliburton Company 1993 Stock and Incentive Plan. The awards listed under All Other Stock Awards: Number of Shares of Stock or Units and All

Other Option Awards: Number of Securities Underlying Options were awarded to each NEO, on the date indicated, by the Compensation Committee.

The annual restricted stock grants awarded to the NEOs in 2008 are subject to a graded vesting schedule of 20% over 5 years, except as indicated in footnotes 3 and 4. This vesting schedule serves to motivate our NEOs to remain with Halliburton. All restricted shares are priced at fair market value on the date of grant. Quarterly dividends are paid on the restricted shares at the same time and rate payable on our common stock, which is currently $0.09 per share. However, the shares may not be sold, transferred or used as collateral. The shares remain subject to forfeiture during the restricted period in the event of a NEO’s termination of employment or an unapproved early retirement.

Nonqualified stock options granted in 2008 vest over a three-year graded vesting period with 33 1/3% of the grants vesting each year. All options are priced at the fair market value on the date of grant using the Black-Scholes options pricing model. There are no voting or dividend rights unless the NEO exercises the options and acquires the shares.

The Estimated Future Payouts Under Equity Incentive Plan columns have been omitted because awards under the Performance Unit Program and Halliburton Annual Performance Pay Plan are expected to be paid in cash and are disclosed under Estimated Future Payouts Under Non-Equity Incentive Plan Awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2008

The following table represents outstanding stock option and restricted stock awards for our NEOs as of December 31, 2008.

		Option Awards				Stock Awards
							Market
		Number of	Number of			Number of	Value of
		Securities	Securities			Shares	Shares or
		Underlying	Underlying			or Units	Units of
		Unexercised	Unexercised	Option		of Stock	Stock
		Options	Options	Exercise	Option	Not	Not
	Grant	(#)	(#)	Price	Expiration	Vested	Vested
Name	Date	Exercisable	Unexercisable	($)	Date	(#)	($)

David J. Lesar(1)	12/06/2000					14,000	254,520
	10/01/2001					92,644	1,684,268
	01/02/2002					123,526	2,245,703
	04/01/2002					123,523	2,245,648
	01/02/2004					40,000	727,200
	12/02/2004	46,000	0	19.31	12/02/2014	29,200	530,856
	03/03/2005	133,334	0	22.04	03/03/2015
	12/07/2005	180,000	0	32.39	12/07/2015	64,000	1,163,520
	12/06/2006	232,466	116,233	33.17	12/06/2016	67,500	1,227,150
	12/05/2007	36,900	73,800	36.90	12/05/2017	80,480	1,463,126
	12/02/2008	0	262,075	15.42	12/02/2018	253,028	4,600,049

Total		628,700	452,108			887,901	16,142,040

Mark A. McCollum(2)	09/10/2003	13,332	0	12.17	09/10/2013
	12/02/2004	9,000	0	19.31	12/02/2014	2,000	36,360
	12/07/2005	7,000	0	32.39	12/07/2015	8,000	145,440
	12/07/2005					2,640	47,995
	12/06/2006	8,934	4,466	33.17	12/06/2016	10,400	189,072
	12/05/2007	4,000	8,000	36.90	12/05/2017	8,800	159,984
	02/13/2008	0	11,500	35.67	02/13/2018	10,300	187,254
	12/02/2008	0	50,400	15.42	12/02/2018	48,700	885,366

Total		42,266	74,366			90,840	1,651,471

Albert O. Cornelison, Jr.(3)	10/01/2001					4,725	85,901
	01/02/2002					6,300	114,534
	04/01/2002					6,300	114,534
	09/11/2002					12,000	218,160
	01/02/2004					12,644	229,868
	12/02/2004					5,000	90,900
	12/07/2005	30,800	0	32.39	12/07/2015	11,280	205,070
	12/06/2006	20,800	10,400	33.17	12/06/2016	24,160	439,229
	12/05/2007	6,200	12,400	36.90	12/05/2017	13,520	245,794
	12/02/2008	0	40,000	15.42	12/02/2018	38,600	701,748

Total		57,800	62,800			134,529	2,445,738

		Option Awards				Stock Awards
							Market
		Number of	Number of			Number of	Value of
		Securities	Securities			Shares	Shares or
		Underlying	Underlying			or Units	Units of
		Unexercised	Unexercised	Option		of Stock	Stock
		Options	Options	Exercise	Option	Not	Not
	Grant	(#)	(#)	Price	Expiration	Vested	Vested
Name	Date	Exercisable	Unexercisable	($)	Date	(#)	($)

C. Christopher Gaut(4)	03/03/2003	200,000	0	10.25	03/03/2013	30,000	545,400
	01/02/2004	65,880	0	13.02	01/02/2014	12,644	229,868
	12/02/2004	33,000	0	19.31	12/02/2014	6,840	124,351
	12/07/2005	40,000	0	32.39	12/07/2015	14,640	266,155
	12/06/2006	31,267	15,633	33.17	12/06/2016	36,320	660,298
	12/05/2007	8,000	16,000	36.90	12/05/2017	17,040	309,787
	12/02/2008	0	43,300	15.42	12/02/2018	41,800	759,924

Total		378,147	74,933			159,284	2,895,783

James S. Brown(5)	07/29/1999					200	3,636
	08/16/2000					2,000	36,360
	08/21/2001					600	10,908
	03/16/2004					1,268	23,052
	01/13/2005					8,000	145,440
	04/07/2005	2,193	0	22.56	04/07/2015	2,896	52,649
	01/06/2006	3,000	3,000	33.03	01/06/2016	4,800	87,264
	04/17/2006					6,000	109,080
	01/03/2007	4,467	8,933	29.87	01/03/2017	11,700	212,706
	02/13/2008	0	10,000	35.67	02/13/2018	10,000	181,800
	10/07/2008					68,838	1,251,475
	12/02/2008					97,276	1,768,478
	12/02/2008	0	49,700	15.42	12/02/2018	48,000	872,640

Total		9,660	71,633			261,578	4,755,488

(1)	Mr. Lesar’s remaining stock option awards will continue to vest annually in equal amounts over three-year vesting schedules. His remaining restricted stock awards will continue to vest in equal amounts over each grant’s ten-year vesting schedule, except for the January 2, 2004, December 2, 2004, December 7, 2005, December 5, 2007 and December 2, 2008 awards, which will vest in equal amounts over five years.

(2)	Mr. McCollum’s remaining stock option awards will continue to vest annually in equal amounts over three-year vesting schedules. His remaining restricted stock awards, including February 13, 2008 and December 2, 2008, will continue to vest in equal amounts over each grant’s five-year vesting schedule, except for the December 6, 2006 award, which will vest in equal amounts over ten years.

(3)	Mr. Cornelison’s remaining stock option awards will continue to vest annually in equal amounts over three-year vesting schedules. His remaining restricted stock awards will continue to vest in equal amounts over each grant’s ten-year vesting schedule, except for the January 2, 2004, December 2, 2004, December 7, 2005, December 5, 2007 and December 2, 2008 awards, which will vest in equal amounts over five years.

(4)	Mr. Gaut’s remaining stock option awards will continue to vest annually in equal amounts over three-year vesting schedules. His remaining restricted stock awards, including December 2, 2008, will continue to vest in equal amounts over each grant’s five-year vesting schedule, except for the March 3, 2003 and December 6, 2006 awards, which will vest in equal amounts over ten years.

(5)	Mr. Brown’s remaining stock option awards will continue to vest annually in equal amounts over three-year vesting schedules. His remaining restricted stock awards will continue to vest in equal amounts over each grant’s ten-year vesting schedule, except for the March 16, 2004, January 13, 2005, April 7, 2005, January 6, 2006, April 17, 2006, February 13, 2008 and December 2, 2008 awards, which will vest in equal amounts over five years, the October 7, 2008 restricted stock award which will vest 100% on the fifth anniversary of the grant and the December 2, 2008 restricted stock award of 97,276 shares which will not begin vesting until the sixth anniversary of the award, at which time it will vest 20% annually through year ten.

The nonqualified stock option awards listed under Option Awards include outstanding awards, exercisable and unexercisable, as of December 31, 2008.

The restricted stock awards under Stock Awards are the number of shares not vested as of December 31, 2008. The market value shown was determined by multiplying the number of unvested restricted shares at year end by the closing price of our common stock on the New York Stock Exchange Composite Tape of $18.18 on December 31, 2008.

The Equity Incentive Plan Awards columns are intentionally omitted as this type of award is not utilized by us at this time.

The narratives under the Summary Compensation Table and Grants of Plan-Based Awards at Fiscal Year End 2008 table contain additional information on stock option and restricted stock awards.

2008 OPTION EXERCISES AND STOCK VESTED

The following table represents stock options exercised and restricted shares that vested during fiscal year 2008 for our NEOs.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized on	Shares Acquired	Value Realized on
Name	on Exercise (#)	Exercise ($)	on Vesting (#)	Vesting ($)

David J. Lesar	108,666	2,789,943	239,401	6,615,961
Mark A. McCollum	0	0	14,820	299,374
Albert O. Cornelison, Jr.	37,960	1,031,313	37,409	1,017,126
C. Christopher Gaut	0	0	41,604	1,056,706
James S. Brown	0	0	18,636	623,495

The value realized for exercised stock option awards was determined by multiplying the spread (difference between the market price of the underlying stock on the date of exercise and the option price) by the number of options. The value listed represents the total value of all option exercises occurring in 2008.

The value realized for vested restricted stock awards was determined by multiplying the fair market value of the shares (closing market price of Halliburton common stock on the vesting date) by the number of shares that vested. Shares vested on various dates throughout the year; therefore, the value listed represents the aggregate value of all shares that vested in 2008.

2008 NONQUALIFIED DEFERRED COMPENSATION

The 2008 Nonqualified Deferred Compensation table reflects balances in Halliburton nonqualified plans as of January 1, 2008, contributions made by the NEO and us during 2008, any earnings (the net of the gains and losses on funds, as applicable) and the ending balance as of December 31, 2008. The plans are described in the Compensation Discussion and Analysis and brief summaries are provided below.

						Aggregate
			Executive	Registrant	Aggregate	Balance
			Contributions	Contributions	Earnings	At Last
		01/01/08	In Last	In Last	In Last	Fiscal Year
		Balance	Fiscal Year	Fiscal Year	Fiscal Year	End
Name	Plan	($)	($)	($)	($)	($)

David J. Lesar	SERP	4,148,365	0	168,000	207,418	4,523,783
	Benefit Restoration	1,389,885	0	85,600	138,988	1,614,473
	Elective Deferral	724,503	0	0	61,694	786,197

	Total	6,262,753	0	253,600	408,100	6,924,453

Mark A. McCollum	SERP	448,191	0	129,000	22,410	599,601
	Benefit Restoration	60,560	0	21,600	6,056	88,216

	Total	508,751	0	150,600	28,466	687,817

Albert O. Cornelison, Jr.	SERP	936,348	0	84,000	46,817	1,067,165
	Benefit Restoration	245,850	0	25,600	24,585	296,035
	Dresser ERISA Excess	3,820	0	0	382	4,202
	Dresser ERISA Comp Limit	157,650	0	0	15,765	173,415

	Total	1,343,668	0	109,600	87,549	1,540,817

C. Christopher Gaut	SERP	715,496	0	142,000	35,775	893,271
	Benefit Restoration	142,914	0	33,600	14,291	190,805
	Elective Deferral	2,562,297	518,578	0	4,999	3,085,874

	Total	3,420,707	518,578	175,600	55,065	4,169,950

James S. Brown	SERP	0	0	211,000	0	211,000
	Benefit Restoration	51,675	0	12,800	5,167	69,642
	Elective Deferral	206,461	97,500	0	(13,443)	290,518

	Total	258,136	97,500	223,800	(8,276)	571,160

Halliburton Company Supplemental Executive Retirement Plan. The SERP provides a competitive level of pay replacement for key executives upon retirement. The current pay replacement target is 75% of final base salary at age 65 with 25 years of service. Several assumptions are made annually, which include pay increase percentage, qualified and nonqualified plan contributions, qualified and nonqualified plan investment earnings and an annuity rate.

Allocations under the SERP can be made once a year and are approved by the Compensation Committee at their discretion. The material factors and guidelines considered in making an allocation include:

•	Retirement benefits provided from other Company programs, both qualified and nonqualified;
•	Current compensation;
•	Length of service; and
•	Years of service to normal retirement.

These factors are reviewed and approved annually by the Compensation Committee in advance of calculating any awards. Messrs. Lesar, McCollum, Cornelison and Gaut have participated in the SERP for five or more consecutive years (the number required for vesting purposes for allocations made in 2005 and thereafter) and are fully vested in their respective account balances. Mr. Brown is not vested in his 2008 award. Balances earn interest at an annual rate of 5%.

The SERP amounts shown in the Registrant Contributions in Last Fiscal Year column are included in the Summary Compensation Table under All Other Compensation.

Halliburton Company Benefit Restoration Plan. The Halliburton Company Benefit Restoration Plan provides a vehicle to restore qualified plan benefits which are reduced as a result of limitations on contributions imposed under the Internal Revenue Code or due to participation in other Company sponsored plans and to defer compensation that would otherwise be treated as excessive remuneration within the meaning of Section 162(m) of the Internal Revenue Code. Awards are made annually to those who meet these criteria and earn interest at an annual rate of 10%. Awards and corresponding interest balances are 100% vested and distributed upon separation.

Benefit Restoration amounts shown in the Registrant Contributions in Last Fiscal Year column are included in the Summary Compensation Table under All Other Compensation.

Halliburton Company Elective Deferral Plan. The Halliburton Company Elective Deferral Plan allows participants to save for retirement utilizing eligible pre-tax base and/or eligible incentive compensation. Participants may elect to defer up to 75% of their annual base salary and up to 75% of their incentive compensation into the plan. Deferral elections must be made on an annual basis, including the type and timing of distribution. Plan earnings are based on the NEO’s choice of up to four investment options with varying degrees of risk, including the risk of loss. Investment options may be changed by the NEO monthly. The amounts shown in the Aggregate Earnings in Last Fiscal Year column reflects the aggregate of all gains and losses on outstanding balances in 2008. Only the above-market interest is shown in the Summary Compensation Table, under Change in Pension Value and NQDC Earnings.

ERISA Excess Benefit Plan for Dresser Industries, Inc. The ERISA Excess Benefit Plan for Dresser Industries, Inc. pays retirement benefits accrued as of December 31, 1998, which resulted from benefits that could not be paid from a Dresser defined benefit, defined contribution or other related plan because of the application of Internal Revenue Code Section 415. It is an unfunded excess benefit plan as defined in the Internal Revenue Code. Interest is accrued on an annual basis at the rate of 10%.

Mr. Cornelison received interest as shown in the Aggregate Earnings in Last Fiscal Year column. The above-market interest associated with earnings has been disclosed in the Summary Compensation Table under Change in Pension Value and NQDC Earnings.

ERISA Compensation Limit Benefit Plan for Dresser Industries, Inc. The ERISA Compensation Limit Benefit Plan for Dresser Industries, Inc. pays the accrued retirement benefit that cannot be paid from a Dresser defined benefit, defined contribution or other related plan because of the application of Internal Revenue Code Section 401(a)(17).

Interest is accrued on an annual basis at the rate of 10%. Mr. Cornelison received interest as shown in the Aggregate Earnings in Last Fiscal Year column. The above-market interest associated with earnings has been disclosed in the Summary Compensation Table under Change in Pension Value and NQDC Earnings.

The Aggregate Withdrawals/Distributions column has been omitted because there were no withdrawals or distributions in 2008.

PENSION BENEFITS TABLE

The following table shows the present value of the accumulated benefit for Mr. Cornelison who is a participant in a defined benefit plan. None of the other NEOs are participants in a defined benefit plan.

		Years of	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)	($)

Albert O. Cornelison, Jr.	Halliburton Retirement Plan	1.1667	28,783	0

The non-contributory Dresser Consolidated Salaried Retirement Plan was established in 1986 for the purpose of providing participants with a monthly defined benefit upon retirement. The plan was frozen on May 31, 1995. Mr. Cornelison began employment with Dresser Industries on March 14, 1994, which qualified him to participate in the plan. His participation ended when the plan was frozen. However, since he has continued working for us after the plan freeze date, he continues to accrue both vesting service and years of service with us. Mr. Cornelison is the only NEO to participate in the Dresser Consolidated Salaried Retirement Plan.

Dresser Industries and Halliburton merged on September 29, 1998, and Halliburton subsequently merged the Dresser Consolidated Salaried Retirement Plan into the Halliburton Retirement Plan on December 31, 2001. None of the other NEOs were eligible to participate in the Halliburton Retirement Plan, because participation was limited to those salaried employees who were age 55 or older as of December 31, 1996.

The present value of accumulated benefits is based on formulas that utilize final average compensation and service while Mr. Cornelison was an employee of Dresser Industries, Inc. Service from the date of hire to the date the plan was frozen is used to calculate the benefit amount. Therefore, Mr. Cornelison’s defined benefit plan service equals 1.1667. Final average compensation is based on tax form W-2 pay (within the qualified pay limit) ending on the plan freeze date of May 31, 1995.

The assumptions used to calculate the Present Value of Accumulated Benefit with a calculation date of December 31, 2008, are as follows: 5.72% discount rate, no pre-retirement mortality assumption, Pension Protection Act 2009 post-retirement valuation mortality assumption, age 65 unreduced retirement date and no pre-retirement turnover.

Because Mr. Cornelison is eligible for early retirement under the plan (age 55 with 10 years of vesting service), the amount of his early retirement benefit is actuarially equivalent to the age 65 benefit based on a 5% interest rate and the 1971 Group Annuity Mortality Table weighted for 90% male and 10% female.

EMPLOYMENT CONTRACTS AND
CHANGE-IN-CONTROL ARRANGEMENTS

Employment Contracts

Messrs. Lesar, McCollum, Cornelison, Gaut, and Brown have employment agreements with Halliburton. Under the terms of Mr. Lesar’s agreement, a termination for cause is a termination for (i) gross negligence or willful misconduct in the performance of his duties and responsibilities or (ii) a conviction of a felony. In the event Mr. Lesar is involuntarily terminated by Halliburton for any reason other than termination for cause, Halliburton is obligated to pay Mr. Lesar a severance payment equal to (i) the value of any restricted shares that are forfeited because of termination, and (ii) five times his annual base salary.

Under the terms of the agreements with Messrs. McCollum, Cornelison, Gaut, and Brown, the reasons for termination of employment (other than death) are defined as follows:

(i) Retirement means either (a) retirement at or after normal retirement age (either voluntarily or under Halliburton’s retirement policy) or (b) voluntary termination of employment in accordance with Halliburton’s early retirement policy for other than a Good Reason. “Good Reason” means a termination of employment by employee because of (a) a material breach by Halliburton of any material provision of the employment agreement, or (b) a material reduction in employee’s rank or responsibility with Halliburton, provided that (i) employee provides written notice to Halliburton of the circumstances employee claims constitute “Good Reason” within ninety calendar days of the first to occur of such circumstances, (ii) such breach remains uncorrected for thirty calendar days following written notice, and (iii) employee’s termination occurs within one hundred eighty calendar days after the date that the circumstances employee claims constitute Good Reason first occurred.

(ii) Permanent disability means the employee’s physical or mental incapacity to perform his or her usual duties with such condition likely to remain continuously and permanently as reasonably determined by the Compensation Committee in good faith.

(iii) Voluntary termination means a termination of employment in the sole discretion and at the election of the employee for other than Good Reason.

(iv) Termination for cause means a termination of employee’s employment by Halliburton for Cause. “Cause” means any of the following: (a) employee’s gross negligence or willful misconduct in the performance of the duties and services required of the employee; (b) employee’s final conviction of a felony; (c) a material violation of Halliburton’s Code of Business Conduct; or (d) employee’s material breach of any material provision of his or her employment agreement which remains uncorrected for thirty days following written notice of such breach to employee by Halliburton.

If Messrs. McCollum, Cornelison, Gaut, and Brown terminate for any reason other than death, retirement (either at age 65 or voluntarily prior to age 65), permanent disability, voluntary termination or termination for cause, the executive is entitled to each of the following:

•	At the Committee’s election, either the retention of all restricted shares following termination or a payment equal to the value of any restricted shares that are forfeited because of termination;
•	A payment equal to two years’ base salary amounts;
•	Any unpaid amounts earned under the Annual Performance Pay Plan in prior years; and
•	Any amount payable for the year under the Annual Performance Pay Plan in which his employment is terminated determined as if he had remained employed for the full year.

Change-In-Control Arrangements

The Company does not maintain individual change-in-control agreements or provide for tax gross-ups on any payments associated with change-in-control. Some of our compensation plans, however, contain change-in-control provisions, which could result in payment of specific benefits.

Under the 1993 Stock and Incentive Plan, in the event of a change-in-control, the following will occur automatically:

•	any outstanding options and stock appreciation rights shall become immediately vested and fully exercisable;
•	any restrictions on restricted stock awards shall immediately lapse;
•	all performance measures upon which an outstanding performance award is contingent are deemed achieved and the holder receives a payment equal to the maximum amount of the award he or she would have been entitled to receive, pro-rated to the effective date; and
•	any outstanding cash awards including, but not limited to, stock value equivalent awards, immediately vest and are paid based on the vested value of the award.

Under the Annual Performance Pay Plan:

•	in the event of a change-in-control during a plan year, a participant will be entitled to an immediate cash payment equal to the maximum dollar amount he or she would have been entitled to for the year, prorated through the date of the change-in-control; and
•	in the event of a change-in-control after the end of a plan year but before the payment date, a participant will be entitled to an immediate cash payment equal to the incentive earned for the plan year.

Under the Performance Unit Program:

•	in the event of a change-in-control during a performance cycle, a participant will be entitled to an immediate cash payment equal to the maximum amount he or she would have been entitled to receive for the performance cycle, pro-rated to the date of the change-in-control; and
•	in the event of a change-in-control after the end of a performance cycle but before the payment date, a participant will be entitled to an immediate cash payment equal to the incentive earned for that performance cycle.

Under the Employee Stock Purchase Plan, in the event of a change-in-control, unless the successor corporation assumes or substitutes new stock purchase rights:

•	the purchase date for the outstanding stock purchase rights will be accelerated to a date fixed by the Compensation Committee prior to the effective date of the change-in-control; and
•	upon such effective date, any unexercised stock purchase rights will expire and Halliburton will refund to each participant the amount of his or her payroll deductions made for purposes of the Employee Stock Purchase Plan, which has not yet been used to purchase stock.

POST-TERMINATION PAYMENTS

The following tables and narratives represent the impact of certain termination events on each element of compensation for NEOs as of December 31, 2008.

		Termination Event
			Early
			Retirement	Early Retirement	Normal	Term	Term	Change in
		Resignation	w/o Appvl	w/ Appvl	Retirement	for Cause	w/o Cause	Control
Name	Payments	($)	($)	($)	($)	($)	($)	($)

David J. Lesar	Severance	0	0	0	0	0	6,500,000	6,500,000
	Annual Perf. Pay Plan	0	0	3,120,000	3,120,000	0	3,120,000	3,120,000
	Restricted Stock	0	0	16,142,040	16,142,040	0	16,142,040	16,142,040
	Stock Options	0	0	723,327	723,327	0	723,327	723,327
	Performance Units	0	0	5,000,000	5,000,000	0	0	5,000,000
	Nonqualified Plans	6,924,454	6,924,454	6,924,454	6,924,454	6,924,454	6,924,454	6,924,454
	Health Benefits	0	12,000	12,000	0	0	0	0

	Total	6,924,454	6,936,454	31,921,821	31,909,821	6,924,454	33,409,821	38,409,821

		Termination Event
			Early
			Retirement	Early Retirement	Normal	Term	Term	Change in
		Resignation	w/o Appvl	w/ Appvl	Retirement	for Cause	w/o Cause	Control
Name	Payments	($)	($)	($)	($)	($)	($)	($)

Mark A. McCollum	Severance	0	0	0	0	0	1,000,000	1,000,000
	Annual Perf. Pay Plan	0	0	650,000	650,000	0	650,000	650,000
	Restricted Stock	0	0	1,651,471	1,651,471	0	1,651,471	1,651,471
	Stock Options	80,192	80,192	219,296	219,296	80,192	219,296	219,296
	Performance Units	0	0	770,666	770,666	0	0	770,666
	Nonqualified Plans	687,817	687,817	687,817	687,817	687,817	687,817	687,817
	Health Benefits	0	0	0	0	0	0	0

	Total	768,009	768,009	3,979,250	3,979,250	768,009	4,208,584	4,979,250

		Termination Event
			Early
			Retirement	Early Retirement	Normal	Term	Term	Change in
		Resignation	w/o Appvl	w/ Appvl	Retirement	for Cause	w/o Cause	Control
Name	Payments	($)	($)	($)	($)	($)	($)	($)

Albert O. Cornelison, Jr.	Severance	0	0	0	0	0	1,100,000	1,100,000
	Annual Perf. Pay Plan	0	0	715,000	715,000	0	715,000	715,000
	Restricted Stock	0	0	2,445,737	2,445,737	0	2,445,737	2,445,737
	Stock Options	0	0	110,400	110,400	0	110,400	110,400
	Performance Units	0	0	1,228,334	1,228,334	0	0	1,228,334
	Nonqualified Plans	1,540,816	1,540,816	1,540,816	1,540,816	1,540,816	1,540,816	1,540,816
	Health Benefits	0	12,000	12,000	0	0	0	0

	Total	1,540,816	1,552,816	6,052,287	6,040,287	1,540,816	5,911,953	7,140,287

		Termination Event
			Early
			Retirement	Early Retirement	Normal	Term	Term	Change in
		Resignation	w/o Appvl	w/ Appvl	Retirement	for Cause	w/o Cause	Control
Name	Payments	($)	($)	($)	($)	($)	($)	($)

C. Christopher Gaut	Severance	0	0	0	0	0	1,300,000	1,300,000
	Annual Perf. Pay Plan	0	0	975,000	975,000	0	975,000	975,000
	Restricted Stock	0	0	2,895,783	2,895,783	0	2,895,783	2,895,783
	Stock Options	1,926,270	1,926,270	2,045,778	2,045,778	1,926,270	2,045,778	2,045,778
	Performance Units	0	0	1,541,667	1,541,667	0	0	1,541,667
	Nonqualified Plans	4,169,950	4,169,950	4,169,950	4,169,950	4,169,950	4,169,950	4,169,950
	Health Benefits	0	0	0	0	0	0	0

	Total	6,096,220	6,096,220	11,628,178	11,628,178	6,096,220	11,386,511	12,928,178

		Termination Event
			Early
			Retirement	Early Retirement	Normal	Term	Term	Change in
		Resignation	w/o Appvl	w/ Appvl	Retirement	for Cause	w/o Cause	Control
Name	Payments	($)	($)	($)	($)	($)	($)	($)

James S. Brown	Severance	0	0	0	0	0	780,000	780,000
	Annual Perf. Pay Plan	0	0	507,000	507,000	0	507,000	507,000
	Restricted Stock	0	0	4,755,488	4,755,488	0	4,755,488	4,755,488
	Stock Options	0	0	137,172	137,172	0	137,172	137,172
	Performance Units	0	0	575,000	575,000	0	0	575,000
	Nonqualified Plans	360,160	360,160	360,160	360,160	360,160	360,160	360,160
	Health Benefits	0	12,000	12,000	0	0	0	0

	Total	360,160	372,160	6,346,820	6,334,820	360,160	6,539,820	7,114,820

Resignation. Resignation is defined as leaving the Company to work elsewhere, not attaining early or normal retirement status (see these sections for information on what constitutes these statuses) or leaving the Company voluntarily. Upon resignation, the following actions will occur for a NEO’s various elements of compensation:

•	Severance Pay. No severance would be paid to the NEO.
•	Annual Performance Pay Plan. No payment, if any, would be paid to the NEO for the Performance Pay Plan.
•	Restricted Stock. Any restricted stock holdings would be forfeited upon their date of resignation. Restricted stock holdings information can be found in the Outstanding Equity Awards at Fiscal Year End 2008 table.
•	Stock Options. The NEO must exercise their outstanding, vested options within 30 days after their resignation or the options will be forfeited as per the terms of the stock option agreements. Any unvested stock options would be forfeited. Stock option information can be found in the Outstanding Equity Awards at Fiscal Year End 2008 table.
•	Performance Units. The NEO would not be eligible to receive payments, if any, from the Performance Unit Program.
•	Nonqualified Plans. Under all circumstances, the NEO is entitled to any vested benefits under the applicable nonqualified plans as shown in the 2008 Nonqualified Deferred Compensation table. Payments from the Halliburton Company Supplemental Executive Retirement Plan and Halliburton Company Benefit Restoration Plan are paid out of an irrevocable grantor trust held at State Street Bank and Trust Company. The principal and income of the trust are treated as assets and income of Halliburton for federal income tax purposes and are subject to the claims of general creditors of Halliburton to the extent provided in the plan. The Halliburton Elective Deferral Plan is unfunded and payments are made by us from general assets. Payments from these plans may be paid in a lump sum or in annual installments for a maximum ten year period. Plans related to Dresser Industries, Inc., as referenced in the 2008 Nonqualified Deferred Compensation table, are unfunded and paid by us in lump sum form from general assets.
•	Health Benefits. The NEO would not be eligible for the $12,000 credit to assist in paying for retiree medical costs since they resigned from the Company.

Early Retirement. A NEO would become eligible for early retirement by either attaining age 50 or by attaining 70 points via a combination of age plus years of service. Eligibility for early retirement does not guarantee retention of stock awards (lapse of forfeiture restrictions on restricted stock and ability to exercise outstanding options for the remainder of the stated term). Early retirement eligibility is a condition that must be met before consideration will be given by the Compensation Committee to retention of stock awards upon separation from employment. For example, if a NEO is eligible for early retirement but is leaving us to go to work for a competitor, then their stock awards would not be considered for retention.

Early Retirement (Without Approval). The following actions will occur for their various elements of compensation:

•	Severance Pay. No severance would be paid to the NEO.
•	Annual Performance Pay Plan. No payment, if any, would be paid to the NEO for the Performance Pay Plan.
•	Restricted Stock. Any restricted stock holdings would be forfeited upon their date of early retirement. Restricted stock holdings information can be found in the Outstanding Equity Awards at Fiscal Year End 2008 table.
•	Stock Options. The NEO must exercise their outstanding, vested options within 30 days after their early retirement or the options will be forfeited as per the terms of the stock option agreements. Any unvested stock options would be forfeited. Stock option information can be found in the Outstanding Equity Awards at Fiscal Year End 2008 table.
•	Performance Units. The NEO would not be eligible to receive payments, if any, from the Performance Unit Program.
•	Nonqualified Plans. Under all circumstances, the NEO is entitled to any vested benefits under the applicable nonqualified plans as shown in the 2008 Nonqualified Deferred Compensation table. Refer to the Resignation section for more information on Nonqualified Plans.
•	Health Benefits. The NEO would be eligible for the $12,000 credit to assist with retiree medical costs. The NEO must have been age 40 or older as of December 31, 2004 and qualify for early retirement under our health and welfare plans which requires that they have attained age 55 with ten years of service or that their age and years of service equals 70 points with a minimum of ten years of service, to be eligible for this credit. The credit is only applicable if the NEO chooses Halliburton retiree medical coverage. This benefit is amortized into a monthly credit applied to the cost of retiree medical based on the number of months from the time of early retirement to age 65. For example, if a NEO is 10 years or 120 months away from age 65 at the time of their early retirement, they will receive a monthly credit in the amount of $100 ($12,000/120 months). Should the NEO choose not to elect coverage with Halliburton after their separation, they would not receive any cash in lieu of the credit. Note that this is not a cash payment, but a credit applied to the monthly retiree medical costs and only valid until the participant turns 65.

Early Retirement (With Approval). The following actions will occur for their various elements of compensation:

•	Severance Pay. No severance would be paid to the NEO.
•	Annual Performance Pay Plan. Participation is continued for the full year of separation and at the existing participation level at separation; however, any payments are made at the time all other participants receive payment and only if our performance yields a payment under the terms of the plan. These payments usually occur no later than the end of February in the year following the plan year.
•	Restricted Stock. Any stock holdings restrictions would lapse upon the date of early retirement. Restricted stock holdings information can be found in the Outstanding Equity Awards at Fiscal Year End 2008 table.
•	Stock Options. The NEO will be granted retention of their option awards. The unvested awards will continue to vest per the vesting schedule outlined in their stock option agreements and any vested options will not expire until 10 years from the grant award date.
•	Performance Units. The NEO will participate on a pro-rated basis for any Performance Unit Program cycles that have not been completed at the time of the NEO’s early retirement. These payments, if earned, are paid out and the NEO would receive payments at the same time as other participants, which is usually no later than March of the year following the close of the cycle.
•	Nonqualified Plans. Under all circumstances, the NEO is entitled to any vested benefits under the applicable nonqualified plans as shown in the 2008 Nonqualified Deferred Compensation table. Refer to the Resignation section for more information on Nonqualified Plans.
•	Health Benefits. The NEO would be eligible for the $12,000 credit to assist with retiree medical costs. The NEO must have been age 40 or older as of December 31, 2004 and qualify for early retirement under our health and welfare plans to be eligible for this credit. Refer to the Early Retirement (Without Approval) section for more information on Health Benefits.

Normal Retirement. A NEO would be eligible for normal retirement should they cease employment at age 65 or later. The following actions will occur for their various elements of compensation:

•	Severance Pay. No severance would be paid to the NEO.
•	Annual Performance Pay Plan. Participation is continued for the full year of separation and at the existing participation level at separation; however, any payments are made at the time all other participants receive payment and only if our performance yields a payment under the terms of the plan. These payments usually occur no later than the end of February in the year following the plan year.
•	Restricted Stock. Any restricted stock holdings would vest upon the date of normal retirement. Restricted stock holdings information can be found in the Outstanding Equity Awards at Fiscal Year End 2008 table.
•	Stock Options. The NEO will be granted retention of their outstanding option awards. The unvested awards will continue to vest per the vesting schedule outlined in their stock option agreements and any vested options will not expire until 10 years from the grant award date.
•	Performance Units. The NEO will participate on a pro-rated basis for any Performance Unit Program cycles that have not been completed at the time of the NEO’s normal retirement. These payments, if earned, are paid out and the NEO would receive payments at the same time as other participants, which is usually no later than March following the close of the cycle.
•	Nonqualified Plans. Under all circumstances, the NEO is entitled to any vested benefits under the applicable nonqualified plans as shown in the 2008 Nonqualified Deferred Compensation table. Refer to the Resignation section for more information on Nonqualified Plans.
•	Health Benefits. The NEO would not be eligible for the $12,000 credit as they would be age 65 or older at the time of normal retirement.

Termination (For Cause). Should the NEO be terminated for cause from the Company, such as violating a Code of Business Conduct policy, the following actions will occur for their various elements of compensation:

•	Severance Pay. No severance would be paid to the NEO.
•	Annual Performance Pay Plan. No payment, if any, would be paid to the NEO for the Performance Pay Plan.
•	Restricted Stock. Any restricted stock holdings would be forfeited upon their date of termination. Restricted stock holdings information can be found in the Outstanding Equity Awards at Fiscal Year End 2008 table.
•	Stock Options. The NEO must exercise their outstanding, vested options within 30 days after their termination or the options will be forfeited as per the terms of the stock option agreements. Any unvested stock options would be forfeited. Stock option information can be found in the Outstanding Equity Awards at Fiscal Year End 2008 table.
•	Performance Units. No payment, if any, would be paid to the NEO for the Performance Unit Program.
•	Nonqualified Plans. Under all circumstances, the NEO is entitled to any vested benefits under the applicable nonqualified plans as shown in the 2008 Nonqualified Deferred Compensation table. Refer to the Resignation section for more information on Nonqualified Plans.
•	Health Benefits. The NEO would not be eligible for the $12,000 credit to assist in paying for retiree medical costs.

Termination (Without Cause). Should a NEO with an employment agreement be terminated without cause by Halliburton, such as termination at the convenience of the Company, then the provisions of their applicable employment agreements related to severance payments, annual performance pay plan, and lapsing of stock restrictions would apply and are conditioned on a release agreement being executed by the NEO. Failure to do so will result in no payments for these items being made to the NEO. The following actions will occur for their various elements of compensation:

•	Severance Pay. Severance is paid according to terms of an employment agreement. Mr. Lesar’s severance multiple is five times base salary at the time of termination. Messrs. McCollum, Cornelison, Gaut and Brown would receive severance in the amount of two times base salary at the time of termination. Severance paid under the terms of the employment agreement fully satisfies any and all other claims for severance under our plans or policies.
•	Annual Performance Pay Plan. Participation is continued for the full year of separation and at the existing participation level at separation; however, any payments are made at the time all other participants receive payment and only if our performance yields a payment under the terms of the plan. These payments usually occur no later than the end of February in the year following the plan year.
•	Restricted Stock. Restricted shares under the 1993 Stock and Incentive Plan are automatically vested or are forfeited and an equivalent value is paid to the NEO at the Compensation Committee’s discretion.

•	Stock Options. If the NEO is eligible for early retirement, then they will be granted retention of their option awards. The unvested awards will continue to vest per the vesting schedule outlined in their stock option agreements and any vested options will not expire until 10 years from the grant award date. If the NEO is not eligible for early retirement, then they must exercise their outstanding, vested options within 30 days after their termination or the options will be forfeited as per the terms of the stock option agreements. Any unvested stock options would be forfeited.
•	Performance Units. No payment, if any, would be paid to the NEO for the Performance Unit Program.
•	Nonqualified Plans. Under all circumstances, the NEO is entitled to any vested benefits under the applicable nonqualified plans as shown in the 2008 Nonqualified Deferred Compensation table. Refer to the Resignation section for more information on Nonqualified Plans.
•	Health Benefits. The NEO would not be eligible for the $12,000 credit to assist in paying for retiree medical costs.

Change-in-Control. Should a NEO be affected by a change-in-control and subsequently terminated as a result, the following actions will occur for their various elements of compensation:

•	Severance Pay. For all NEOs, except Mr. Lesar, the severance payment is calculated by multiplying their annual base salary as of the date of the NEO’s separation by two. Mr. Lesar’s severance multiple is five times base salary at the time of termination. A severance payment is only triggered in cases of termination without cause or upon the occurrence of a change-in-control. To receive severance pay, the NEO is required to sign a separation agreement releasing us from all future claims. Severance paid under the terms of the employment agreement fully satisfies any and all other claims for severance under our plans or policies.
•	Annual Performance Pay Plan. In the event of a change-in-control during a plan year, the NEOs will be entitled to an immediate cash payment equal to the maximum dollar amount he or she would have been entitled to for the year, pro-rated through the date of the change-in-control. In the event of a change-in-control after the end of a plan year but before the payment date, the NEOs will be entitled to an immediate cash payment equal to the incentive earned for the plan year.
•	Restricted Stock. Restricted shares under the 1993 Stock and Incentive Plan are automatically vested.
•	Stock Options. Any outstanding options shall become immediately vested and fully exercisable by the NEO.
•	Performance Units. In the event of a change-in-control during a performance cycle, NEOs will be entitled to an immediate cash payment equal to the maximum amount he or she would have been entitled to receive for the performance cycle, pro-rated to the date of the change-in-control. In the event of a change-in-control after the end of a performance cycle but before the payment date, NEOs will be entitled to an immediate cash payment equal to the incentive earned for that performance cycle.
•	Nonqualified Plans. Under all circumstances, the NEO is entitled to any vested benefits under the applicable nonqualified plans as shown in the 2008 Nonqualified Deferred Compensation table. Refer to the Resignation section for more information on Nonqualified Plans.
•	Health Benefits. The NEO would not be eligible for the $12,000 credit to assist in paying for retiree medical costs unless they were eligible for early retirement at the time of the change-in-control.

EQUITY COMPENSATION PLAN INFORMATION

Number of Securities
Remaining Available for
	Number of Securities to be	Weighted-Average	Future Issuance Under Equity
	Issued Upon Exercise of	Exercise Price of	Compensation Plans (Excluding
	Outstanding Options, Warrants	Outstanding Options,	Securities Reflected in
Plan Category	and Rights	Warrants and Rights	Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	12,748,156	$25.66	13,950,526
Equity compensation plans not approved by security holders	—	—	—

Total	12,748,156	$25.66	13,950,526

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers to file reports of holdings and transactions in Halliburton shares with the SEC and the NYSE. Based on our records and other information, we believe that in 2008 our Directors and our officers who are subject to Section 16 met all applicable filing requirements, except: Mr. Peter Bernard, formerly Senior Vice President Business Development and Marketing, who filed a late Form 4 regarding shares withheld for taxes upon lapse of stock restrictions; Mr. James Brown, President — Western Hemisphere, who filed two late Forms 4 each relating to shares withheld for taxes upon lapse of stock restrictions, and a late Form 4 relating to a stock award; Mr. Albert Cornelison, Jr., Executive Vice President and General Counsel, who filed a late Form 4 relating to shares withheld for taxes upon lapse of stock restrictions; Mr. David King, President — Completion and Production Division, who filed a late Form 3, and a late Form 4 relating to shares withheld for taxes upon lapse of stock restrictions; and Mr. Timothy Probert, Executive Vice President Strategy and Corporate Development, who filed a late Form 3, and a late Form 4 relating to shares withheld for taxes upon lapse of stock restrictions.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

There are no legal proceedings to which any Director, officer or principal stockholder, or any affiliate thereof, is a party that would be material and adverse to Halliburton.

DIRECTORS’ COMPENSATION

Directors’ Fees and Deferred Compensation Plan

From January 1, 2008 through June 30, 2008, all non-employee Directors received an annual retainer of $50,000 and an attendance fee of $2,000 for each meeting of the Board and for each committee meeting attended. The Lead Director received an additional annual retainer of $15,000. The chairman of each committee also received an additional retainer annually for serving as chair as follows: Audit — $20,000; Compensation — $15,000; Health, Safety and Environment — $10,000; and Nominating and Corporate Governance — $10,000. Beginning July 1, 2008, all non-employee Directors receive an annual retainer of $100,000, but there will no longer be an attendance fee for each meeting of the Board and for each committee meeting attended. The Lead Director and the chairman of each committee will continue to receive an additional annual retainer in the amounts listed above.

Under the Directors’ Deferred Compensation Plan, Directors are permitted to defer their fees or a portion of their fees. A participant may elect, on a prospective basis, to have his or her deferred compensation account either credited quarterly with interest at the prime rate of Citibank, N.A. or translated on a quarterly basis into Halliburton common stock equivalents. Distributions will be made after retirement to the Director in a lump sum or in annual installments over a 5-or 10-year period, as elected by them. Distributions of common stock equivalents are made in shares of common stock, while distributions of deferred compensation credited with interest are made in cash. Ms. Bader and Ms. Reed and Messrs. Bennett, Boyd, Carroll, Crandall, Derr, Gillis and Hackett have elected to participate in the plan.

Directors’ Restricted Stock Awards

When a non-employee Director is first elected to the Board, he or she receives an award of 2,000 restricted shares of common stock shortly thereafter.

Each non-employee Director receives an annual award of restricted shares of common stock with a value of $120,000 on the date of the award. These annual awards are normally made in August of each year.

Restricted shares may not be sold, assigned, pledged or otherwise transferred or encumbered until the restrictions are removed. Restrictions lapse following termination of Board service under specified circumstances, which include, among others, death or disability, retirement under the Director mandatory retirement policy or early retirement after at least four years of service. During the restriction period, Directors have the right to vote and to receive dividends on the restricted shares. Any shares that are restricted under the plan’s provisions following termination of service are forfeited.

Directors’ Retirement Plan

The Directors’ Retirement Plan has been closed to new Directors elected after May 16, 2000. Under the Directors’ Retirement Plan, each participant receives an annual benefit upon the benefit commencement date. The benefit commencement date is the later of a participant’s termination date or attainment of age 65. The benefit equals the last annual retainer for the participant and is paid for a period of years equal to the participant’s years of service on his or her termination date. Upon the death of a participant, benefit payments are made to the surviving spouse, if any, in the form of a lump sum equal to the present value of the remaining unpaid annual installments. Years of service for each participant under the plan are: Mr. Crandall — 23, and Mr. Howell — 17. Assets are transferred to State Street Bank and Trust Company, as Trustee, to be held under an irrevocable grantor trust to aid Halliburton in meeting its obligations under the Directors’ Retirement Plan. The principal and income of the trust are treated as assets and income of Halliburton for federal income tax purposes and are subject to the claims of general creditors of Halliburton to the extent provided in the plan.

In 2007, Halliburton and the Board amended the plan to provide participants with a one-time election to receive a lump sum payment of the present value of any remaining payments, if the Director is retired and receiving annual payments or the present value of their plan benefit upon retirement, if the Director is still actively serving on the Board. Messrs. Crandall and Howell both elected the lump sum payment. Upon their retirement from the Board in May 2008, Mr. Crandall received a lump sum payment of $678,812, and Mr. Howell received a lump sum payment of $567,869.

Charitable Contributions

Matching Gift Programs. To further Halliburton’s support for charities, Directors may participate in the Halliburton Foundation’s matching gift programs for educational institutions, not-for-profit hospitals and medical foundations. For each eligible contribution, the Halliburton Foundation makes a contribution of two times the amount contributed, subject to approval by its Trustees and providing the contribution meets certain criteria. The maximum aggregate of all contributions each calendar year by a Director eligible for matching is $50,000, resulting in a maximum aggregate amount contributed annually by the Halliburton Foundation in the form of matching gifts of $100,000 for any Director who participates in the programs. Neither the Halliburton Foundation nor Halliburton has made a charitable contribution to any charitable organization in which a Director serves as an executive officer, within the preceding three years, that exceeds in any single year the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues.

Other Benefits

Accidental Death and Dismemberment. We offer an optional accidental death and dismemberment policy for Directors. Ms. Bader and Messrs. Carroll, Crandall, Derr, Gillis, Howell, Martin, and Precourt elected coverage for the standard principal amount of $250,000 each. We paid a total of $895 in premiums for these Directors. These premiums are included in the All Other Compensation column for those who participate.

2008 DIRECTOR COMPENSATION

			Change in
			Pension
	Fees		Value and
	Earned		Nonqualified
	or Paid in	Stock	Deferred	All Other
	Cash	Awards	Compensation	Compensation	Total
Name	($)	($)	Earnings($)	($)	($)

Kathleen M. Bader	34,833	21,302	0	55,847	111,982
Alan M. Bennett	103,000	125,532	369	74,946	303,847
James R. Boyd	89,000	125,532	0	64,637	279,169
Milton Carroll	87,000	68,010	0	3,354	158,364
Robert L. Crandall	51,167	4,755	0	798,817	854,739
Kenneth T. Derr	102,000	118,653	1,565	150,325	372,543
S. Malcolm Gillis	87,000	197,276	577	73,297	358,150
James T. Hackett	60,333	29,479	0	1,122	90,934
W.R. Howell	41,083	4,755	0	569,781	615,619
J. Landis Martin	107,500	118,653	0	107,721	333,874
Jay A. Precourt	99,000	118,653	0	107,721	325,374
Debra L. Reed	90,000	118,653	2,878	27,120	238,651

Fees Earned or Paid In Cash. The amounts in this column represent meeting fees and retainer fees earned in fiscal year 2008, but not necessarily paid in 2008. Refer to the section Directors’ Fees and Deferred Compensation Plan for information on meeting fees.

Stock Awards. FASB Statement 123R requires the fair value of equity awards to be recognized in the financial statements over the period the Director is required to provide service in exchange for the award, i.e. the vesting period. We calculate the fair value of restricted stock awards by multiplying the number of restricted shares granted by the closing stock price as of the award’s grant date. For a discussion of the assumptions made in these valuations, refer to Note 1 to the Consolidated Financial Statements, Description of Company and Significant Accounting Policies — Stock-based compensation, in the Halliburton Company Form 10-K for the fiscal year ended December 31, 2008.

The aggregate number of shares of restricted stock outstanding at fiscal year-end are: Mr. Bennett — 12,393; Mr. Boyd — 12,393; Mr. Carroll — 7,428; Mr. Derr — 20,719; Dr. Gillis — 15,919; Mr. Hackett — 4,624; Mr. Martin — 22,319; Mr. Precourt — 22,319; and Ms. Reed — 20,719. Ms. Bader did not stand for reelection to the Board in May 2008 and forfeited 3,603 shares of the 4,804 shares of restricted stock she had been awarded. Messrs. Crandall and Howell retired from the Board, and, therefore, had no remaining shares of restricted stock outstanding at fiscal year-end because their restricted shares vested upon retirement.

The total grant date fair value of each restricted stock award received in 2008 as computed in accordance with FASB Statement 123R is: Mr. Bennett — $119,996; Mr. Boyd — $119,996; Mr. Carroll — $119,996; Mr. Derr — $119,996; Dr. Gillis — $119,996; Mr. Hackett — $216,876; Mr. Martin — $119,996; Mr. Precourt — $119,996; and Ms. Reed — $119,996. Mr. Hackett’s restricted stock award is higher than the other Directors’ awards due to his receiving an initial award upon his election to the Board, which has a fair value of $96,880. Ms. Bader did not stand for reelection to the Board in May 2008 and Messrs. Crandall and Howell retired from the Board in May 2008 and as a result they did not receive a restricted stock award in 2008.

Change in Pension Value and Nonqualified Deferred Compensation Earnings. Only Mr. Crandall and Mr. Howell participated in the frozen Directors’ Retirement Plan. Mr. Crandall and Mr. Howell both retired in May 2008, prior to any increase in pension value.

Directors’ amounts also include above-market interest credited under the Directors’ Deferred Compensation Plan as follows: Mr. Bennett — $369; Mr. Derr — $1,565; Dr. Gillis — $577; and Ms. Reed — $2,878. The above-market earnings associated with this plan for the first quarter of 2008 was 1.9% (7.25% (plan interest) minus 5.35% (120% AFR rate)). There were no above-market earnings associated with this plan for the second, third, or fourth quarters of 2008.

All Other Compensation. This column includes compensation related to the Halliburton Foundation, Accidental Death and Dismemberment program, restricted stock dividends associated with these awards, dividend equivalents associated with the Directors’ Deferred Compensation Plan and final lump sum payments under the Directors’ Retirement Plan.

Directors who participated in the matching gift program under the Halliburton Foundation and the corresponding match provided by the Halliburton Foundation include: Ms. Bader — $54,960; Mr. Bennett — $70,000; Mr. Boyd — $58,800; Mr. Crandall — $100,000; Mr. Derr — $136,668; Dr. Gillis — $67,880; Mr. Martin — $100,000; Mr. Precourt — $100,000; and Ms. Reed — $20,000. The amounts reflected indicate matching payments made by the Halliburton Foundation in 2008. Because of differences between the time when the Director makes the charitable contribution and the time when the Halliburton Foundation makes the matching payment, amounts paid by the Halliburton Foundation may apply to contributions made by the Directors in both 2007 and 2008 and the amounts shown may exceed $100,000 in those instances.

Directors who participated in the Accidental Death and Dismemberment program and incurred imputed income for the benefit amount include: Ms. Bader — $38; Mr. Carroll — $99; Mr. Crandall — $61; Mr. Derr — $159; Dr. Gillis — $159; Mr. Howell — $61; Mr. Martin — $159; and Mr. Precourt — $159.

Directors who received dividends on restricted stock held on Halliburton record dates include: Ms. Bader — $540; Mr. Bennett — $3,989; Mr. Boyd — $3,989; Mr. Carroll — $2,202; Mr. Crandall — $1,851; Mr. Derr — $6,987; Dr. Gillis — $5,259; Mr. Hackett — $1,012; Mr. Howell — $1,851; Mr. Martin — $7,563; Mr. Precourt — $7,563; and Ms. Reed — $6,987.

Directors who received dividend equivalents credited under the Directors’ Deferred Compensation Plan include: Ms. Bader — $309; Mr. Bennett — $957; Mr. Boyd — $1,848; Mr. Carroll — $1,053; Mr. Crandall — $18,092; Mr. Derr — $6,511; Mr. Hackett — $110; and Ms. Reed — $133.

The Option Awards and Non-Equity Incentive Plan Compensation columns have been omitted because stock option awards are no longer granted to non-employee Directors, and the Company does not utilize Non-Equity Incentive Plan Compensation for non-employee Directors. The aggregate number of stock options outstanding at fiscal year-end are: Mr. Derr — 14,000; Mr. Martin — 20,000; and Mr. Precourt — 20,000.

AUDIT COMMITTEE REPORT

Halliburton’s Audit Committee consists of Directors who, in the business judgment of the Board, are independent under Securities and Exchange Commission regulations and the New York Stock Exchange listing standards. In addition, in the business judgment of the Board, all four members of the Audit Committee, Alan M. Bennett, S. Malcolm Gillis, James T. Hackett and Jay A. Precourt, have accounting or related financial management experience required under the listing standards and have been designated by the Board as “audit committee financial experts.” We operate under a written charter, a copy of which is available on Halliburton’s website, www.halliburton.com. As required by the charter, we review and reassess the charter annually and recommend any changes to the Board for approval.

Halliburton’s management is responsible for preparing Halliburton’s financial statements and the principal independent public accountants are responsible for auditing those financial statements. The Audit Committee’s role is to provide oversight of management in carrying out management’s responsibility and to appoint, compensate, retain and oversee the work of the principal independent public accountants. The Audit Committee is not providing any expert or special assurance as to Halliburton’s financial statements or any professional certification as to the principal independent public accountants’ work.

In fulfilling our oversight role for the year ended December 31, 2008, we:

•	reviewed and discussed Halliburton’s audited financial statements with management;
•	discussed with KPMG LLP, Halliburton’s principal independent public accountants, the matters required by Statement on Auditing Standards No. 61 relating to the conduct of the audit;
•	received from KPMG LLP the written disclosures and letter required by the Public Company Accounting Oversight Board regarding KPMG LLP’s independence; and
•	discussed with KPMG LLP its independence.

Based on our:

•	review of the audited financial statements;
•	discussions with management;
•	discussions with KPMG LLP; and
•	review of KPMG LLP’s written disclosures and letter,

we recommended to the Board that the audited financial statements be included in Halliburton’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission. Our recommendation considers our review of that firm’s qualifications as independent public accountants for the Company. Our review also included matters required to be considered under Securities and Exchange Commission rules on auditor independence, including the nature and extent of non-audit services. In our business judgment the nature and extent of non-audit services performed by KPMG LLP during the year did not impair the firm’s independence.

Respectfully submitted,
THE AUDIT COMMITTEE OF DIRECTORS

Alan M. Bennett
S. Malcolm Gillis
James T. Hackett
Jay A. Precourt

FEES PAID TO KPMG LLP

During 2008 and 2007, Halliburton incurred the following fees for services performed by KPMG LLP.

	2008	2007
	(In millions)	(In millions)

Audit fees	$10.1	$9.9
Audit-related fees	0.2	0.1
Tax fees	2.4	1.5
All other fees	0.2	0.1

Total	$12.9	$11.6

Audit Fees

Audit fees represent the aggregate fees for professional services rendered by KPMG LLP for the integrated audit of our annual financial statements for the fiscal years ended December 31, 2008 and December 31, 2007. Audit fees also include the audits of many of our subsidiaries in regards to compliance with statutory requirements in foreign countries, reviews of our financial statements included in the Forms 10-Q we filed for fiscal years 2008 and 2007, and review of registration statements.

Audit-Related Fees

Audit-related fees primarily include professional services rendered by KPMG LLP for audits of some of our subsidiaries relating to transactions.

Tax Fees

The aggregate fees for tax services primarily consisted of international tax compliance and tax return services related to our expatriate employees.

All Other Fees

All other fees comprise professional services rendered by KPMG LLP related to immigration services and other nonrecurring miscellaneous services.

Pre-Approval Policies and Procedures

The Audit Committee has established written pre-approval policies that require the approval by the Audit Committee of all services provided by KPMG LLP as the principal independent public accountants that examine the financial statements and the books and records of Halliburton and all audit services provided by other independent public accountants. Prior to engaging KPMG LLP for the annual audit, the Audit Committee reviews a Principal Independent Public Accountants Auditor Services Plan. KPMG LLP then performs services throughout the year as approved by the Committee. KPMG LLP reviews with the Committee, at least quarterly, a projection of KPMG LLP’s fees for the year. Periodically, the Audit Committee approves revisions to the plan if the Committee determines changes are warranted. All of the fees described above provided by KPMG LLP to Halliburton were approved in accordance with the policy. Our Audit Committee considered whether KPMG LLP’s provisions of tax services and all other fees as reported above is compatible with maintaining KPMG LLP’s independence as our principal independent public accounting firm.

Work Performed by KPMG LLP’s Partners and Employees

KPMG LLP’s work on Halliburton’s audit was performed by KPMG LLP partners and employees.

PROPOSAL FOR RATIFICATION OF THE SELECTION OF AUDITORS

(Item 2)

KPMG LLP has examined Halliburton’s financial statements beginning with the year ended December 31, 2002. A resolution will be presented at the Annual Meeting to ratify the appointment by the Board of that firm as independent public accountants to examine the financial statements and the books and records of Halliburton for the year ending December 31, 2009. The appointment was made upon the recommendation of the Audit Committee. KPMG LLP has advised that neither the firm nor any member of the firm has any direct financial interest or any material indirect interest in Halliburton. Also, during at least the past three years, neither the firm nor any member of the firm has had any connection with Halliburton in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.

The affirmative vote of the holders of a majority of the shares of Halliburton’s common stock represented at the Annual Meeting and entitled to vote on the matter is needed to approve the proposal.

If the stockholders do not ratify the selection of KPMG LLP, the Board will reconsider the selection of independent public accountants.

The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as independent public accountants to examine the financial statements and books and records of Halliburton for the year 2009.

† † † † † † † † †

PROPOSAL TO AMEND AND RESTATE
THE HALLIBURTON COMPANY 1993 STOCK AND INCENTIVE PLAN

(Item 3)

Introduction

The Halliburton Company 1993 Stock and Incentive Plan (the “1993 Stock and Incentive Plan”) was last approved by stockholders at the 2003 annual meeting and reserved 49 million shares (98 million shares post-stock split in July 2006) for issuance thereunder. The material terms of performance goals under the 1993 Stock and Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code were reapproved by the stockholders at the 2008 annual meeting.

This amendment and restatement names the 1993 Stock and Incentive Plan the Halliburton Company Stock and Incentive Plan (the “Stock and Incentive Plan”) and replenishes the pool of shares of Halliburton common stock available for issuance under the Stock and Incentive Plan by adding 34,959,680 shares.

Our Board is requesting that stockholders approve the amendment and restatement of the Stock and Incentive Plan, which amendment and restatement was approved by the Board of Directors on February 11, 2009 subject to stockholder approval.

General

In order to give Halliburton the flexibility to responsibly address its future equity compensation needs, Halliburton is requesting that stockholders approve the amendment and restatement of the Stock and Incentive Plan with the following material features:

•	Add 34,959,680 shares to the Stock and Incentive Plan.
•	Provide that for the purpose of computing shares remaining eligible for issuance under the Stock and Incentive Plan, each one share issued as a restricted stock grant (or pursuant to the vesting of a stock unit or performance share award) will count as the issuance of 1.60 shares reserved under the plan; and remove the limitation that no more than 32,000,000 shares in the aggregate may be awarded as restricted stock grants or stock units.
•	Increase the cash value calendar year limit for individual performance awards not denominated in common stock from $5,000,000 to $10,000,000 for purposes of Section 162(m) of the Internal Revenue Code.

The 34,959,680 shares to be added to the Stock and Incentive Plan pursuant to the amendment and restatement of the plan, in combination with the remaining authorized shares and shares added back into the plan from forfeitures, is expected to satisfy Halliburton’s equity compensation needs through the 2013 annual meeting of stockholders. This being the case, if the amendment and restatement are approved, Halliburton anticipates seeking the authorization of additional shares under the Stock and Incentive Plan in 2013.

The Stock and Incentive Plan contains the following important features:

•	Repricing of stock options and stock appreciation rights is prohibited unless stockholder approval is obtained.
•	Stock options and stock appreciation rights must be granted with an exercise price that is not less than 100% of the fair market value on the date of grant.
•	The ability to automatically receive replacement stock options when a stock option is exercised with previously acquired shares of Halliburton common stock or so-called “stock option reloading” is not permitted.

Share Reserve (adjusted for 1997 and 2006 stock splits where applicable)

Shares authorized under the Stock and Incentive Plan	98,000,000
Shares granted (less available cancellations) and shares expired from 1993 through January 31, 2009 from the Stock and Incentive Plan	87,209,680
Remaining shares available for grant as of January 31, 2009	10,790,320
Additional shares being requested under the amendment and restatement of the Stock and Incentive Plan	34,959,680
Total shares available for grant under the amended and restated Stock and Incentive Plan	45,750,000

Note: As of January 31, 2009, Halliburton had total outstanding awards of 13,190,374 options with a weighted average exercise price of $25.44 and a weighted average life of 6.25 years, and 9,154,055 full value awards.

If the amendment and restatement of the Stock and Incentive Plan is approved by stockholders, the aggregate number of shares of Halliburton common stock that will be available for issuance under the Stock and Incentive Plan would increase to 45,750,000 shares, based on the estimates set forth above. If awards granted under the Stock and Incentive Plan are forfeited or terminate before being exercised, then the shares underlying those awards will again become available for awards under the Stock and Incentive Plan. The Stock and Incentive Plan does not provide for “liberal share counting.” Stock appreciation rights will be counted in full against the number of shares available for issuance under the Stock and Incentive Plan, regardless of the number of shares issued upon settlement of the stock appreciation rights.

The number of stock option shares or stock appreciation rights, singly or in combination, together with shares or share equivalents under performance awards granted to any individual in any one calendar year, shall not in the aggregate exceed 1,000,000. The cash value determined as of the date of grant of any performance award not denominated in common stock granted to any individual for any one calendar year shall not exceed $10,000,000.

In the event of any recapitalization, reorganization, merger, consolidation, combination, exchange, stock dividend, stock split, extraordinary dividend or divestiture (including a spin-off) or any other change in the corporate structure or shares of common stock occurring after the date of the grant of an award, the Compensation Committee shall make appropriate adjustments to the number and price of shares of common stock or other consideration subject to such awards and the award limits set forth in the preceding paragraph.

THE STOCK AND INCENTIVE PLAN

Types of Awards

The Stock and Incentive Plan provides for the grant of any or all of the following types of awards:

•	stock options, including incentive stock options and non-qualified stock options;
•	stock appreciation rights, either independent of, or in connection with, stock options;
•	restricted stock;
•	restricted stock units;
•	performance awards; and
•	stock value equivalent awards.

Any stock option granted in the form of an incentive stock option must satisfy the requirements of section 422 of the Internal Revenue Code. Awards may be made to the same person on more than one occasion and may be granted singly, in combination, or in tandem as determined by the Compensation Committee. To date, only awards of non-qualified stock options, restricted stock, restricted stock units and cash-based performance awards have been made under the Stock and Incentive Plan.

Term

The Stock and Incentive Plan is scheduled to expire on May 20, 2013.

Administration

The Board of Directors has appointed the Compensation Committee to administer the Stock and Incentive Plan. Subject to the terms of the Stock and Incentive Plan, and to any approvals and other authority as the Board of Directors may reserve to itself from time to time, the Compensation Committee, consistent with the terms of the Stock and Incentive Plan, will have authority to:

•	select the individuals to receive awards and determine the timing, form, amount or value and term of grants and awards, and the conditions and restrictions, if any, subject to which grants and awards will be made and become payable under the Stock and Incentive Plan;
•	construe the Stock and Incentive Plan and prescribe rules and regulations for the administration of the Stock and Incentive Plan; and
•	make any other determinations authorized under the Stock and Incentive Plan as the Compensation Committee deems necessary or appropriate.

Eligibility

A broad group of our employees and employees of our affiliates are eligible to participate in the Stock and Incentive Plan. The selection of participants from eligible employees is within the discretion of the Compensation Committee. Non-employee directors are eligible to participate in the Stock and Incentive Plan. As of January 1, 2009, approximately 13,350 employees (including employee directors and executive officers) and 9 non-employee directors are eligible for awards under the Stock and Incentive Plan as determined by the Compensation Committee.

Stock Options

Under the Stock and Incentive Plan, the Compensation Committee may grant awards in the form of stock options to purchase shares of common stock. The Compensation Committee will determine the number of shares subject to an option, the manner and time of the option’s exercise, and the exercise price per share of stock subject to the option. The term of an option may not exceed ten years. No consideration is received by us for granting stock options. The exercise price of a stock option will not be less than the fair market value of the common stock on the date the option is granted. Repricing of stock options is prohibited unless stockholder approval is obtained. The Compensation Committee will designate each option as a non-qualified or an incentive stock option.

The option exercise price may, at the discretion of the Compensation Committee, be paid by a participant in cash, shares of common stock or a combination of cash and common stock. Except as set forth below with regard to specific corporate changes, no option will be exercisable within six months of the date of grant.

Stock Appreciation Rights

The Stock and Incentive Plan also authorizes the Compensation Committee to grant stock appreciation rights either independent of, or in connection with, a stock option. The exercise price of a stock appreciation right will not be less than the fair market value of the common stock on the date the stock appreciation right is granted. If granted with a stock option, exercise of stock appreciation rights will result in the surrender of the right to purchase the shares under the option as to which the stock appreciation rights were exercised. Upon exercising a stock appreciation right, the holder receives for each share for which the stock appreciation right is exercised, an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Payment of that amount may be made in shares of common stock, cash, or a combination of cash and common stock, as determined by the Compensation Committee. The stock appreciation rights will not be exercisable within six months of the date of grant. The term of a stock appreciation right grant may not exceed ten years, and no consideration is received by us for granting stock appreciation rights.

Restricted Stock

The Stock and Incentive Plan provides that shares of common stock subject to specific restrictions may be awarded to eligible individuals as determined by the Compensation Committee. The Compensation Committee will determine the nature and extent of the restrictions on the shares, the duration of the restrictions, and any circumstance under which restricted shares will be forfeited. With a limited exception, the restriction period may not be less than three years from the date of grant. During the period of restriction, recipients will have the right to receive dividends and the right to vote the shares.

Restricted Stock Units

The Stock and Incentive Plan authorizes the Compensation Committee to grant restricted stock units. A restricted stock unit is a unit evidencing the right to receive one share of common stock or an equivalent cash value equal to the fair market value of a share of common stock. The Compensation Committee will determine the nature and extent of the restrictions on the restricted stock units, the duration of the restrictions, and any circumstance under which restricted stock units will be forfeited. With a limited exception, the restriction period may not be less than three years from the date of grant. The Compensation Committee may provide for the payment of dividend equivalents during the period of restriction, but recipients will not have the right to receive actual dividends or to vote the shares underlying the restricted stock units.

Performance Awards

The Stock and Incentive Plan permits the Compensation Committee to grant performance awards to eligible individuals. Performance awards are awards that are contingent on the achievement of one or more performance measures. Such performance measures may be established and administered in accordance with the requirements of Section 162(m) of the Internal Revenue Code. Performance awards may be settled in cash or stock, as determined by the Compensation Committee. The number of shares or share equivalents under performance awards, singly or in combination, together with the number of stock option shares or stock appreciation rights, granted to any individual in any one calendar year, shall not in the aggregate exceed 1,000,000. The cash value (determined as of the date of grant) of any performance award that is not denominated in stock granted to any one participant in a calendar year may not exceed $10,000,000.

The performance criteria that may be used by the Compensation Committee in granting performance awards consist of objective tests based on the following:

• earnings	• cash value added performance
• cash flow	• stockholder return and/or value
• customer satisfaction	• operating profits (including EBITDA)
• revenues	• net profits
• financial return ratios	• earnings per share
• profit return and margins	• stock price
• market share	• cost reduction goals
• working capital	• debt to capital ratio

The Compensation Committee may select one criterion or multiple criteria for measuring performance. The measurement may be based on our overall corporate performance, based on subsidiary or business unit performance, or based on comparative performance with other companies or other external measures of selected performance criteria. The Compensation Committee will also determine the length of time over which performance will be measured and the effect of a recipient’s death, disability, retirement or other termination of service during the performance period.

Stock Value Equivalent Awards

The Stock and Incentive Plan permits the Compensation Committee to grant stock value equivalent awards to eligible individuals. Stock value equivalent awards are rights to receive the fair market value of a specified number of shares of common stock, or the appreciation in the fair market value of the shares, over a specified period of time, pursuant to a vesting schedule, all as determined by the Compensation Committee. Payment of the vested portion of a stock value equivalent award shall be made in cash, based on the fair market value of the common stock on the payment date. The Compensation Committee will also determine the effect of a recipient’s death, disability, retirement or other termination of service during the applicable period.

Amendment

The Stock and Incentive Plan, as proposed to be amended, provides that the Board of Directors may at any time terminate or amend the plan. However, the Board may not, without approval of the stockholders, amend the Stock and Incentive Plan to effect a “material revision” of the Plan, where a “material revision” includes, but is not limited to, a revision that:

•	materially increases the benefits accruing to a Holder under the plan;
•	materially increases the aggregate number of securities that may be issued under the plan;
•	materially modifies the requirements as to eligibility for participation in the plan; or
•	changes the types of awards available under the plan.

No amendment or termination of the Stock and Incentive Plan shall, without the consent of the optionee or participant, alter or impair rights under any options or other awards previously granted.

The summary of the Stock and Incentive Plan provided above is a summary of the principal features of the plan. This summary, however, does not purport to be a complete description of all of the provisions of the Stock and Incentive Plan. It is qualified in its entirety by references to the full text of the Stock and Incentive Plan. A copy of the

Stock and Incentive Plan has been filed with the Securities and Exchange Commission with this proxy statement, and any stockholder who wishes to obtain a copy of the Stock and Incentive Plan may do so by written request to the Corporate Secretary at the address set forth on page 2 of this proxy statement.

Change-in-Control

In the event of a corporate change, unless an award document otherwise provides, as of the corporate change effective date, the following will occur automatically:

•	any outstanding options and stock appreciation rights shall become immediately vested and fully exercisable;
•	any restrictions on restricted stock awards or restricted stock unit awards shall immediately lapse;
•	all performance measures upon which an outstanding performance award is contingent shall be deemed achieved and the holder shall receive a payment equal to the maximum amount of the award he or she would have been entitled to receive, prorated to the corporate change effective date; and
•	any outstanding cash awards including, but not limited to, stock value equivalent awards, shall immediately vest and be paid based on the vested value of the award.

Plan Benefits

All awards to directors, executive officers and employees are made at the discretion of the Stock and Incentive Plan administrator. Therefore, the benefits and amounts that will be received or allocated under the Stock and Incentive Plan as amended and restated are not determinable at this time.

Federal Income Tax Treatment

The following summarizes the current U.S. federal income tax consequences generally arising for awards under the Stock and Incentive Plan.

A participant who is granted an incentive stock option does not realize any taxable income at the time of the grant or at the time of exercise, but in some circumstances may be subject to an alternative minimum tax as a result of the exercise. Similarly, we are not entitled to any deduction at the time of grant or at the time of exercise. If the participant makes no disposition of the shares acquired pursuant to an incentive stock option before the later of two years from the date of grant and one year from the date of exercise, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under these circumstances, we will not be entitled to any deduction for federal income tax purposes. If the participant fails to hold the shares for that period, the disposal is treated as a disqualifying disposition. The gain on the disposition is ordinary income to the participant to the extent of the difference between the option price and the fair market value on the exercise date. Any excess is long-term or short-term capital gain, depending on the holding period. Under these circumstances, we will be entitled to a tax deduction equal to the ordinary income amount the participant recognizes in a disqualifying disposition.

A participant who is granted a non-qualified stock option does not have taxable income at the time of grant, but does have taxable income at the time of exercise. The income equals the difference between the exercise price of the shares and the market value of the shares on the date of exercise. We are entitled to a corresponding tax deduction for the same amount.

The grant of a stock appreciation right will produce no U.S. federal tax consequences for the participant or us. The exercise of a stock appreciation right results in taxable income to the participant, equal to the difference between the exercise price of the shares and the market price of the shares on the date of exercise, and a corresponding tax deduction to us.

A participant who has been granted an award of restricted shares of common stock or an award of restricted stock units will not realize taxable income at the time of the grant. When the restrictions lapse, the participant will recognize taxable income in an amount equal to the excess of the fair market value of the shares or cash received at that time over the amount, if any, paid for the shares. We will be entitled to a corresponding tax deduction. Dividends on restricted stock paid to the participant during the restriction period will also be compensation income to the participant and will be deductible as compensation expense by us.

A participant who has been granted a performance award will not realize taxable income at the time of the grant, and we will not be entitled to a tax deduction at that time. A participant will realize ordinary income at the time the award is paid equal to the amount of cash paid or the value of shares delivered, and we will be entitled to a corresponding tax deduction.

The grant of a stock value equivalent award produces no U.S. federal income tax consequences for the participant or us. The payment of a stock value equivalent award results in taxable income to the participant equal to the amount of the payment received, valued with reference to the fair market value of the common stock on the payment date. We are entitled to a corresponding tax deduction for the same amount.

We may deduct any taxes required by law to be withheld in connection with any award.

Section 409A of the Internal Revenue Code generally provides that any deferred compensation arrangement which does not meet specific requirements regarding (i) timing of payouts, (ii) advance election of deferrals or (iii) restrictions on acceleration of payouts, will result in immediate taxation of any amounts deferred to the extent not subject to a substantial risk of forfeiture. Failure to comply with section 409A may result in the early taxation (plus interest) to the holder of deferred compensation and the imposition of a 20% penalty on the holder on such deferred amounts included in the holder’s income. In general, to avoid a section 409A violation, amounts deferred may only be paid out on separation from service, disability, death, a change-in-control, an unforeseen emergency (other than death), each as defined under section 409A or at a specified time. Furthermore, the election to defer generally must be made in the calendar year prior to performance of services, and any provision for accelerated payout other than for the reasons specified above may cause the amounts deferred to be subject to early taxation and to the imposition of the excise tax. Based on current guidance, we expect that we will be able to structure future awards in a manner that complies with section 409A.

General/Vote Required

The closing price of Halliburton’s common stock on March 23, 2009, as traded on the New York Stock Exchange was $18.06 per share.

The affirmative vote of the holders of a majority of the shares of Halliburton’s common stock represented at the Annual Meeting and entitled to vote on the matter is needed to approve the proposal.

The Board of Directors recommends a vote FOR the approval of the proposed amendment and restatement of the Halliburton Company 1993 Stock and Incentive Plan.

† † † † † † † † †

PROPOSAL TO AMEND AND RESTATE THE HALLIBURTON COMPANY
2002 EMPLOYEE STOCK PURCHASE PLAN

(Item 4)

Introduction

In 2002, the Board of Directors adopted and the stockholders approved the Halliburton Company 2002 Employee Stock Purchase Plan (the “2002 ESPP”), effective July 1, 2002, and reserved 24,000,000 shares (adjusted for 2-1 stock split in July 2006) for issuance under the ESPP. The 2002 Non-Qualified Stock Purchase Plan, a sub-plan of the 2002 ESPP (the “Sub-Plan”), was established to facilitate the offering of stock ownership interests to employees residing outside the United States.

This amendment and restatement names the 2002 ESPP the Halliburton Company Employee Stock Purchase Plan (the “ESPP”) and replenishes the pool of shares of Halliburton common stock available for purchase under the ESPP by adding 20,000,000 shares. This amended and restated ESPP is subject to stockholder approval.

Our Board is requesting that stockholders approve the amendment and restatement of the ESPP and the reservation of shares for issuance under the ESPP, which amendment and restatement was approved by the Board of Directors on February 11, 2009. Stockholder approval will qualify those shares for special tax treatment under Internal Revenue Code Section 423.

Summary of the ESPP

Purpose. The purpose of the ESPP is to provide employees of Halliburton and its designated subsidiaries with the opportunity to purchase Halliburton common stock and, therefore, to have an additional incentive to contribute to the prosperity of Halliburton.

Administration. The ESPP will be administered by the Compensation Committee of Directors (the “Committee”). None of the members of the Committee is an officer or employee, or former officer or employee, of Halliburton or its subsidiaries. Subject to the terms of the ESPP, the Committee has the power to make, amend and repeal rules and regulations for the interpretation and administration of the ESPP. The decisions of the Committee are final and binding upon all parties.

Shares Subject to the ESPP. There are 44,000,000 shares reserved for issuance under the ESPP, subject to adjustment as described below. The reserved shares will also be used to fund stock purchases under the Sub-Plan, and any shares issued under the Sub-Plan will reduce, on a share-for-share basis, the number of shares available for subsequent issuance under the ESPP. On March 23, 2009 the closing price per share of Halliburton common stock was $18.06.

Eligibility. In general, any employee of Halliburton or a designated subsidiary who, on an enrollment date, has a minimum of six months of service and is regularly employed for at least 20 hours per week or at least five months in a calendar year is eligible to participate in the ESPP during a purchase period. A “purchase period” is a period of approximately six months that begins on the first trading day of each July or January. An “enrollment date” is first day of each purchase period. Eligible employees become participants in the ESPP by filing with Halliburton a payroll deduction authorization form within the time prescribed by the Committee prior to an enrollment date.

As of December 31, 2008, 15,875,573 shares of common stock had been issued under the ESPP and the Sub-Plan, and 28,124,427 shares would be available for future issuance, assuming approval of the 20,000,000 share increase, which forms part of this proposal. As of December 31, 2008, approximately 43,829 employees, including 11 executive officers, would have been eligible to participate in the ESPP.

Plan Participation. Each participant is granted a right to purchase shares of Halliburton common stock on his or her enrollment date. A participant in the ESPP may make contributions through payroll deductions from one percent to ten percent of his or her eligible compensation each pay period, but not less than $10 for any pay period. Stock purchase rights may not accrue at a rate that exceeds $25,000 in fair market value of the common stock per calendar year. The participant’s contributions are used to purchase shares of Halliburton’s common stock at the end of each purchase period. The right to purchase Halliburton shares is exercised automatically on the last trading day of each purchase period (“purchase date”) to the extent of the payroll deductions accumulated during the purchase period, provided that the number of shares that may be purchased by a participant in any purchase period is limited to 10,000 shares. No participant shall be granted a stock purchase right under the ESPP to the extent that, immediately after the grant, such participant (or any other person whose stock would be attributed to such participant) would own capital stock of Halliburton and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of the capital stock Halliburton or any of its subsidiaries.

Purchase Price; Shares Purchased. The purchase price per share is equal to 85% of the fair market value of the common stock on the enrollment date or the purchase date, whichever is less. The number of whole and fractional shares of Halliburton common stock a participant purchases in each purchase period is determined by dividing the total amount of payroll deductions during the purchase period by the purchase price.

Termination of Employment. Termination of a participant’s employment for any reason, including death, immediately cancels his or her participation in the ESPP. In that event, the payroll deductions credited to the participant’s account will be refunded to him or her, and in the case of death, to his or her estate or personal representative.

Changes in Common Stock; Adjustments. In the event that Halliburton’s common stock is changed by reason of any stock split, stock dividend, recapitalization, combination or other similar change in Halliburton’s capital structure, appropriate action will be taken by the Committee to adjust any or all of (i) the number and type of shares subject to the ESPP, (ii) the number and type of shares subject to outstanding stock purchase rights and (iii) the purchase price. In the event of a Corporate Change (as defined in the ESPP), unless the successor corporation assumes or substitutes new stock purchase rights:

•	the purchase date for the outstanding stock purchase rights will be accelerated to a date fixed by the Committee prior to the effective date of the Corporate Change; and

•	on the effective date, any unexercised stock purchase rights will expire and Halliburton will promptly refund the unused amount of each participant’s payroll deductions.

Amendment and Termination of the Plan. The Board may terminate the ESPP at any time with respect to common stock that is not subject to stock purchase rights. The Board may amend the ESPP at any time, provided that no change may be made in any outstanding stock purchase right that would materially impair that right without the consent of the participant. If not sooner terminated, the ESPP will automatically terminate when all of the shares of common stock reserved for issuance have been sold.

Withdrawal. Generally, a participant may withdraw from the ESPP during a purchase period at any time prior to the fifth business day before a purchase date.

The summary of the ESPP provided above is a summary of the principal features of the plan. This summary, however, does not purport to be a complete description of all of the provisions of the ESPP. It is qualified in its entirety by references to the full text of the ESPP. A copy of the ESPP has been filed with the Securities and Exchange Commission with this proxy statement, and any stockholder who wishes to obtain a copy of the ESPP may do so by written request to the Corporate Secretary at the address set forth on page 2 of this proxy statement.

U.S. Federal Income Tax Treatment

The following summarizes the effect of current U.S. federal income tax upon the participant and Halliburton with respect to shares purchased under the ESPP. It does not purport to be complete, and does not discuss the tax consequences arising in the context of a participant’s death or the income tax laws of any municipality, state or foreign country in which the participant’s income or gain may be taxable.

If the Halliburton stockholders approve this proposal, the ESPP, and the right of participants to make purchases thereunder, should qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend on the holding period. If the shares are sold or disposed of more than two years from the first day of the applicable purchase period and more than one year from the date of transfer of the shares to the participant, then the participant generally will recognize ordinary income measured as the lesser of:

•	the excess of the fair market value of the shares at the time of sale over the purchase price, or
•	15% of the fair market value of the shares as of the enrollment date.

Any additional gain should be treated as long-term capital gain. If the shares are disposed of within the two-year and one-year periods referred to above, the participant will recognize ordinary income generally measured as the difference between the fair market value of the shares on the purchase date over the purchase price. Any additional gain or loss on the sale will be long-term or short-term capital gain or loss, depending on the holding period. Halliburton is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants upon a disposition of shares prior to the expiration of the holding period.

Non-U.S. Federal Income Tax Treatment

The income taxation consequences to participants and Halliburton (or its foreign subsidiaries) with respect to participation in the Sub-Plan vary by country. Generally, participants are subject to taxation at the time of purchase. The employing foreign subsidiary may be entitled to a deduction in the tax year in which a participant recognizes taxable income, provided the subsidiary reimburses Halliburton for the cost of the benefit conferred under the Sub-Plan.

Plan Benefits

The benefits to be received by Halliburton’s executive officers and employees as a result of the proposed amendment and restatement of the ESPP are not determinable, since the amounts of future purchases by participants are based on elective participant contributions. Non-employee Directors are not eligible to participate. No purchase rights have been granted, and no shares of common stock have been issued, with respect to the 20,000,000 share increase for which stockholder approval is sought under this proposal.

Vote Required

The affirmative vote of the holders of a majority of the shares of Halliburton’s common stock represented at the Annual Meeting and entitled to vote on the matter is needed to approve the proposal.

The Board of Directors recommends a vote FOR the approval of the proposed amendment and restatement of the Halliburton Company 2002 Employee Stock Purchase Plan.

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STOCKHOLDER PROPOSAL ON HUMAN RIGHTS POLICY

(Item 5)

The Sisters of Charity of the Blessed Virgin Mary (the “Sisters”), located at 205 W. Monroe, Suite 500, Chicago, IL 60606-5062, have notified Halliburton that they intend to present the resolution set forth below to the Annual Meeting for action by the stockholders. Their supporting statement for the resolution, along with the Board’s statement in opposition, is set forth below. As of October 14, 2008, the Sisters beneficially owned 100 shares of Halliburton’s common stock. Proxies solicited on behalf of the Board will be voted AGAINST this proposal unless stockholders specify a contrary choice in their proxies. A number of other organizations are co-sponsors of this proposal.

Develop and Adopt Human Rights Policy 2008 — Halliburton Company

WHEREAS: Halliburton is one of the world’s largest providers of products and services to the oil and gas industries and has operations globally. For example, the 2007 Halliburton Corporate Sustainability Report states: “. . . we are fully global, with over 50,000 employees from 121 different countries, working on six of the seven continents and on the oceans in between.”

Corporations operating in countries with civil conflict, weak rule of law, endemic corruption, poor labor and environmental standards face serious risks to reputation and shareholder value when they are seen as responsible for, or complicit in, human rights violations.

Worldwide, 99 companies have adopted explicit human rights policies addressing a company’s responsibility to the communities and societies where they operate. (www.business-humanrights.org, November, 2006)

Our company’s Code of Business Conduct does not address major corporate responsibility issues, such as, human rights. Without a human rights policy, our company faces reputation risks by operating in countries, such as China, where the rule of law is weak and human rights abuses are well documented. (U.S. State Department Country Human Rights Reports 2005; http://www.state.gov/g/drl/rls/hrrpt/2005)

Negative publicity hurts our company’s reputation and has the potential to impact shareholder value. Halliburton former subsidiary KBR has been linked to trafficking-related concerns, including substandard living conditions, extremely low wages and confiscating employee passports. (Chicago Tribune, 12-05; UPI, 4-25-06)

We recommend our company base its human rights policies on the Universal Declaration of Human Rights, the International Labor Organization’s Core Labor Standards, and the United Nations Norms on the Responsibilities of Transnational Corporations and Other Business Enterprises with Regard to Human Rights. (http://www1.umn.edu/humanrts/links/commentary.Aug2003.html)

RESOLVED:  Shareholders request management to review its policies related to human rights to assess areas where the company needs to adopt and implement additional policies and to report its findings, omitting proprietary information and prepared at reasonable expense, by December 2009.

Supporting Statement:

We recommend the review include:

1. A risk assessment to determine the potential for human rights abuses in locations, such as the Middle East and other war-torn areas, where the company operates.

2. A report on the current system in place to ensure that the company’s contractors and suppliers are implementing human rights policies in their operations, including monitoring, training, addressing issues of non-compliance and assurance that trafficking-related concerns have been addressed.

3. Halliburton’s strategy of engagement with internal and external stakeholders.

We urge you to vote FOR this proposal.

The Board of Directors recommends a vote AGAINST this proposal. Halliburton’s statement in opposition is as follows:

We have adopted a policy statement on human rights which is set forth below and can also be found on our website at www.halliburton.com/AboutUs/default.aspx?navid=977&pageid=2336.

Halliburton Human Rights Policy Statement

Halliburton operates in approximately 70 countries around the world, with stockholders, customers, suppliers, and employees that represent virtually every race or national origin, and an associated multitude of religions, cultures, customs, political philosophies, and languages. This diversity reflects Halliburton’s belief in the dignity, human rights, and personal aspirations of all people as the foundation of our culture of business excellence.

We have long addressed our belief in human dignity, human rights, and fairness in our employment practices, non-discrimination policies, minimum age requirements, fair compensation policies, and our policies on health, safety, and security of our employees and our facilities. Halliburton clearly communicates its support for these issues, and other related topics in our Code of Business Conduct.

Halliburton’s Code of Business Conduct, its business values, and culture are influenced by, and reflect a fundamental respect for human rights and freedoms. Halliburton supports these beliefs and core values in our respect for, and compliance with local laws, regulations, and customs in all locations where we do business. Although we respect the sovereignty of governments throughout the world, and the responsibility of such governments to protect the rights, welfare, and health of its citizens, we also expect that our employees will always abide by the both the letter and spirit of our Code of Business Conduct and other Company policies and processes, in all of their dealings all over the world.

We believe that our policy statement is sufficient, and, because we maintain and enforce these policies, further assessment and reporting is not necessary.

The Board of Directors recommends a vote AGAINST the proposal. Proxies solicited by the Board of Directors will be voted against the proposal unless instructed otherwise.

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STOCKHOLDER PROPOSAL ON POLITICAL CONTRIBUTIONS

(Item 6)

The Office of the Comptroller of New York City, located at 1 Centre Street, New York, NY 10007-2341, has notified Halliburton that it intends to present the resolution set forth below to the Annual Meeting for action by the stockholders. The Office of the Comptroller of New York City is the custodian and trustee of the New York City Teachers’ Retirement System, the New York City Police Pension Fund, and the New York City Fire Department Pension Fund (the “Funds”). The Funds’ supporting statement for the resolution, along with the Board’s statement in opposition, is set forth below. As of November 18, 2008, the Funds beneficially owned 1,891,334 shares of Halliburton’s common stock. Proxies solicited on behalf of the Board will be voted AGAINST this proposal unless stockholders specify a contrary choice in their proxies.

Stockholder Proposal — Corporate political contributions and trade association payments

Resolved, that the shareholders of Halliburton Company (“Company”) hereby request that the Company provide a report, updated semi-annually, disclosing the Company’s:

1. Policies and procedures for political contributions and expenditures (both direct and indirect) made with corporate funds.

2. Monetary and non-monetary political contributions and expenditures not deductible under section 162 (e)(1)(B) of the Internal Revenue Code, including but not limited to contributions to or expenditures on behalf of political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code and any portion of any dues or similar payments made to any tax exempt organization that is used for an expenditure or contribution if made directly by the corporation would not be deductible under section 162 (e)(1)(B) of the Internal Revenue Code. The report shall include the following:

a. An accounting of the Company’s funds that are used for political contributions or expenditures as described above;

b. Identification of the person or persons in the Company who participated in making the decisions to make the political contribution or expenditure; and

c. The internal guidelines or policies, if any, governing the Company’s political contributions and expenditures.

The report shall be presented to the board of directors’ audit committee or other relevant oversight committee and posted on the Company’s website to reduce costs to shareholders.

Stockholder Supporting Statement

As long-term shareholders of Halliburton, we support transparency and accountability in corporate spending on political activities. These activities include direct and indirect political contributions to candidates, political parties or political organizations; independent expenditures; or electioneering communications on behalf of a federal, state or local candidate.

Disclosure is consistent with public policy, in the best interest of the company and its shareholders and critical for compliance with recent federal ethics legislation. Absent a system of accountability, company assets can be used for policy objectives that may be inimical to the long-term interests of and may pose risks to the company and its shareholders.

Relying on publicly available data does not provide a complete picture of the Company’s political expenditures. For example, the Company’s payments to trade associations used for political activities are undisclosed and unknown. In many cases, even management does not know how trade associations use their company’s money politically. The proposal asks the Company to disclose all of its political contributions, including payments to trade associations and other tax exempt organizations. This would bring our Company in line with a growing number of leading companies, including Pfizer, Aetna and American Electric Power that support political disclosure and accountability and present this information on their websites.

The Company’s Board and its shareholders need complete disclosure to be able to fully evaluate the political use of corporate assets. Thus, we urge your support FOR this critical governance reform.

The Board of Directors recommends a vote AGAINST this proposal. Halliburton’s statement in opposition is as follows:

Halliburton is committed to complying with the letter and spirit of all laws and regulations governing federal and state political contributions and adhering to the highest standards of ethics and transparency in engaging in any political activities. The Board believes that it is in our best interests and those of our stockholders that we participate in the political process by engaging in a government relations program to educate and inform public officials about our position on issues significant to our business. Although we believe that political contributions can represent a valuable element of any governmental relations program, it is against federal law to contribute corporate funds to federal candidates and, consequently, Halliburton makes no such contributions. The Company does not currently have any policies and procedures for direct political contributions or expenditures made with corporate funds because the Company does not use corporate funds for that type of political activity.

Halliburton does maintain a political action committee (HALPAC), which makes political contributions, including contributions to federal officials; however, the funds for HALPAC are voluntarily contributed by employees, and are not from corporate funds. The activities of HALPAC are subject to regulation by the federal government, including detailed disclosure requirements. For example, as required by federal law, HALPAC files monthly reports with the Federal Election Commission (FEC) reporting all political contributions, and also files pre-election and post-election FEC reports. Moreover, all political contributions over $200.00 are required to be disclosed and the identity of the donor and the recipient are available to any member of the public from the FEC.

Political contributions by HALPAC and the Company are also subject to regulation at the state government level. And although some states permit corporate contributions to candidates of political parties, all states require that recipients of any political contributions from corporations, HALPAC, and other sources must generally disclose the identity of donors and the dollar amount of the contributions.

Like most American corporations, Halliburton participates in certain industry trade organizations with purposes that include, but are not limited to, enhancement of the public image of our industry, education about the industry, education about issues that affect the industry, industry best practices and standards, and leading industry products and technologies. Many of the trade organizations also engage in legislative activity related to matters that affect the industry as a whole, not any Halliburton specific matters.

Because the issues that trade organizations advocate for are not Halliburton specific, and Halliburton does not direct the legislative activities of any trade organization of which it is a member, the Board believes that additional reports requested in the proposal would result in an unnecessary and unproductive use of our time and resources.

The Board of Directors recommends a vote AGAINST the proposal. Proxies solicited by the Board of Directors will be voted against the proposal unless instructed otherwise.

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STOCKHOLDER PROPOSAL ON LOW CARBON ENERGY REPORT

(Item 7)

The General Board of Pension and Health Benefits of the United Methodist Church, located at 1201 Davis Street, Evanston, IL 60201, has notified Halliburton that it intends to present the resolution set forth below to the Annual Meeting for action by the stockholders. Whereas clauses preceding the resolution, along with the Board’s statement in opposition, are set forth below. As of December 1, 2008, the General Board of Pension and Health Benefits of the United Methodist Church beneficially owned at least $2,000 in market value of shares of Halliburton’s common stock. Proxies solicited on behalf of the Board will be voted AGAINST this proposal unless stockholders specify a contrary choice in their proxies.

WHEREAS: In 2007, the Intergovernmental Panel on Climate Change (IPCC) found “warming of the climate system is unequivocal,” and man-made greenhouse gas (GHG) emissions are now believed, with greater than 90 percent certainty, to be the cause.

The Stern Review, often cited as the most comprehensive overview of the economics of climate change, estimated that the cumulative economic impacts of climate change could be equivalent to a loss of up to 20% of average world-wide consumption if action is not taken quickly.

According to the Conference Board, “businesses that ignore the debate over climate change do so at their peril.” Data from the Energy Information Administration indicates that over half of domestic greenhouse gas emissions result from the combustion of oil and gas. Both major party presidential candidates in the United States support regulations designed to lower GHG emissions, increasing the likelihood that new regulations will be enacted that could significantly impact demand for oil and gas.

The IPCC also concludes that, “there is substantial economic potential for the mitigation of global greenhouse gas emissions over the coming decades that could offset the projected growth of global emissions or reduced emissions below current levels.”

Halliburton has great potential to help realize these GHG emission reductions by applying its core competencies in analyzing and mapping complex geological formations and managing wells in these formations. This expertise could be applied to the research and development of low-carbon energy technologies, such as geothermal energy and carbon sequestration.

A recent report by leading scientists from MIT, funded by the U.S. Department of Energy, concluded that new technologies could allow for a substantial portion of U.S. energy to come from geothermal sources. Halliburton’s competitor Baker Hughes offers geothermal services and “has provided wellbore construction services on over 1,000 geothermal wells throughout North, Central and South America, Europe and Asia.”

Another of our company’s main competitors, Schlumberger, states on its website, that, “we believe there is sufficient evidence of the potential seriousness of the issue [global warming] to start preparing future solutions.” To face this issue, Schlumberger has elected to invest in carbon sequestration technology, understanding that doing so is an important element in their role as a global citizen and business.

Halliburton’s 2007 sustainability report states that “We seek to develop services and technologies . . . for pursuing clean and renewable energy sources for the future.” Yet, the report provides no additional detail for investors to judge how the company is progressing in meeting this important goal. The report also does not address research or investment in any emerging low-carbon or renewable energy technology, including geothermal power or carbon sequestration.

RESOLVED: That Halliburton’s Board adopt a policy for low-carbon energy research, development and production and report to shareholders, within six months of the 2009 annual meeting, on activities related to the policy. The report shall be prepared at a reasonable cost and omit proprietary information.

The Board of Directors recommends a vote AGAINST this proposal. Halliburton’s statement in opposition is as follows:

We acknowledge the growing global consensus that human activity, through the use of fossil fuels, contributes to the increasing concentration of greenhouse gases in the atmosphere. This is widely believed to be a contributory factor in global warming thus impacting climate change. Accordingly, climate change is increasingly seen as a major factor for business. Reducing carbon emissions is good for the environment and good for business. Finding ways to take advantage of climate change initiatives is seen as a key business opportunity.

Halliburton views health, safety, environment and service quality as critical to our success and long-term sustainability and we are committed to continuously improving our performance. Our corporate HSE Policy is overseen by the Health, Safety and Environment Committee of the Board of Directors, which provides direction for the management of HSE and input on current and emerging health, safety, and environmental issues. We demonstrate our commitment in seeking to prevent or mitigate the environmental impacts of our operations by continuing to develop industry-leading technologies that both reflect and advance our standard of sustainability.

Our goal is to provide products and services that, are safe in their intended use, consume energy and natural resources efficiently and can be recycled, reused or disposed of safely. We seek to develop services and technologies for maximizing the recovery of oil and gas in existing reservoirs, and for pursuing clean and efficient energy sources for the future.

Although we appreciate the concern of our stockholders that we engage in research and development of low carbon and renewable energy technology, we believe that our management, with their day to day involvement in our businesses operations, and their detailed understanding of our research and development, budgets, regulatory landscape and existing technology, continue to be in the best position to assess these matters, and to make the most informed judgments as to what research, development, technological innovation and investment are most likely to serve the interests of Halliburton, its employees and our stockholders. Moreover, to produce a report as requested by the proponent runs a substantial risk of diminishing any competitive advantage new research and development technology could provide to us.

The Board of Directors recommends a vote AGAINST the proposal. Proxies solicited by the Board of Directors will be voted against the proposal unless instructed otherwise.

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STOCKHOLDER PROPOSAL ON ADDITIONAL
COMPENSATION DISCUSSION AND ANALYSIS DISCLOSURE

(Item 8)

The American Federation of Labor and Congress of Industrial Organizations (the “AFL-CIO”), located at 815 Sixteenth Street N.W., Washington, D.C. 20006, has notified Halliburton that it intends to present the resolution set forth below to the Annual Meeting for action by the stockholders. Their supporting statement, along with the Board’s statement in opposition, are set forth below. As of December 10, 2008, the AFL-CIO beneficially owned 1,202 shares of Halliburton’s common stock. Proxies solicited on behalf of the Board will be voted AGAINST this proposal unless stockholders specify a contrary choice in their proxies. The Connecticut Retirement Plans & Trust Funds is a co-sponsor of the proposal.

RESOLVED: that the shareholders of Halliburton Company ( the “Company”) urge the board of directors to adopt a policy requiring the following information to be included in the Compensation Discussion and Analysis section of the Proxy Statement:

a. A description of any services, other than executive compensation consulting, (“Other Services”) performed by any firm (“Firm”) that provided any executive compensation services to the board’s Compensation Committee in the last fiscal year;

b. If a Firm has provided Other Services:

1. The breakdown of fees paid by Halliburton to the Firm in the last fiscal year for executive compensation consulting services and for Other Services;

2. Whether individual consultants who perform executive compensation consulting are permitted to own equity in the Firm; and

3. Whether the incentive pay of consultants who provide executive compensation services is linked in any way to the Firm’s provision of Other Services.

SUPPORTING STATEMENT

As long-term owners, we believe that a company’s pay practices reflect how well management’s interests are aligned with that of shareholders. The current financial crisis has made it clear that executive compensation at many companies is on an unsustainable trajectory and has become disconnected from company performance.

The independence of compensation consultants is important in determining how senior executives are compensated. We believe a potential conflict of interest exists at companies such as Halliburton where firms are hired to work for both the board’s compensation committee and the company or management. Halliburton’s 2008 Proxy Statement says that Hewitt Associates, which was hired in 2007 as the compensation consultant to advise the board’s Compensation Committee, “also performs benefit administration services” for the Company. But nowhere in the Proxy Statement does the Company disclose the fees paid to Hewitt Associates for the compensation consulting, and the Other Services.

The potential conflicts of interest arise because Firms earn far higher fees from Other Services than from compensation consulting, and cross-selling of Other Services is an important objective of the Firms. James Reda, who runs an eponymous independent compensation consultancy, estimates that Firms earn 2% or less of their total revenue from executive compensation consulting services. (Comment letter to SEC on Proposed Rules on Executive Compensation and Related Party Disclosure, April 6, 2006.) More recently, an investigation by the House Oversight and Governmental Reform Committee found that on average, full-service consulting firms were paid nearly 11 times more for the other consulting services than for the executive compensation advice.

Considering the key role of compensation consultants, we believe that shareholders should be given the information needed to assess the independence of the board’s compensation consultant. This proposal urges Halliburton to disclose information that is material to determining the independence of the compensation consultant and the objectivity of the advice rendered.

We urge shareholders to vote FOR this proposal.

The Board of Directors recommends a vote AGAINST this proposal. Halliburton’s statement in opposition is as follows:

We are prohibited from disclosing fees under our contracts with Hewitt Associates. We have no knowledge of Hewitt Associates individual consultants’ equity ownership or incentive pay arrangements, and they are under no obligation to provide us with such information. We do not believe the disclosures requested under this proposal are practical or necessary.

The Board of Directors recommends a vote AGAINST the proposal. Proxies solicited by the Board of Directors will be voted against the proposal unless instructed otherwise.

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STOCKHOLDER PROPOSAL ON SPECIAL SHAREOWNER MEETINGS

(Item 9)

William Steiner, located at 112 Abbottsford Gate, Piermont, NY 10968, has notified Halliburton that he intends to present the resolution set forth below to the Annual Meeting for action by the stockholders. His supporting statement for the resolution, along with the Board’s statement in opposition, are set forth below. As of November 13, 2008, Mr. Steiner beneficially owned 3,000 shares of Halliburton’s common stock. Proxies solicited on behalf of the Board will be voted AGAINST this proposal unless stockholders specify a contrary choice in their proxies.

RESOLVED, Shareowners ask our board to take the steps necessary to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage allowed by law above 10%) the power to call special shareowner meetings. This includes that such bylaw and/or charter text will not have any exception or exclusion conditions (to the fullest extent permitted by state law) that apply only to shareowners but not to management and/or the board.

Statement of William Steiner

Special meetings allow shareowners to vote on important matters, such as electing new directors, that can arise between annual meetings. If shareowners cannot call special meetings, management may become insulated and investor returns may suffer. Shareowners should have the ability to call a special meeting when a matter is sufficiently important to merit prompt consideration.

This proposal topic won impressive support at the following companies (based on 2008 yes and no votes):

Occidental Petroleum (OXY)	66%	Emil Rossi (Sponsor)
FirstEnergy Corp. (FE)	67%	Chris Rossi
Marathon Oil (MRO)	69%	Nick Rossi

The merits of this Special Shareowner Meetings proposal should also be considered in the context of the need for further improvements in our company’s corporate governance and in individual director performance. In 2008 the following governance and performance issues were identified:

•	The Corporate Library (TCL) www.thecorporatelibrary.com, an independent investment research firm, rated our company:
“D” overall.
“High Governance Risk Assessment.”
“Very High Concern” in Executive Pay — $17 million for David Lesar

•	Our directors served on boards rated “D” or lower by The Corporate Library:

Malcolm Gillis	Service Corporation International (SCI)	F-rated
Malcolm Gillis	AECOM Technology (ACM)
James Hackett	Fluor (FLR)
James Hackett	Anadarko Petroleum (APC)

•	We had no shareholder right to:
Cumulative voting.
Act by written consent.
Call a special meeting.
An Independent Chairman.
A Lead Director.

•	Our board should take the initiative on the above topics rather than leave it to shareholders to take the initiative in introducing proposals.
•	Three directors were designated as “Problem Directors” by The Corporate Library due to their involvement with the Halliburton board when it had units file for bankruptcy:
Landis Martin
Jay Precourt
Debra Reed

•	Kenneth Derr was designated a “Problem Director” due to his involvement with the Calpine Corporation board which filed for bankruptcy.
•	“Problem Directors” held 6 of the 11 seats on our key audit, nominaton and executive pay committees.

•	Litigation: In September 2008, Jack Stanley, who formerly served at a subsidiary of KBR, Inc., pled guilty to conspiring to violate the Foreign Corrupt Practices Act. By the plea, Stanley admitted that he participated in a scheme to bribe Nigerian government officials and will serve a maximum of 84 months’ imprisonment.

The above concerns shows there is need for improvement. Please encourage our board to respond positively to this proposal:

Special Shareowner Meetings —
Yes on 9

The Board of Directors recommends a vote AGAINST this proposal. Halliburton’s statement in opposition is as follows:

Our stockholders already have the right to call special meetings. The Delaware General Corporation Law, or DGCL, § 211(d) provides that special meetings of stockholders may be called by the board of directors or such other persons that may be authorized by the certificate of incorporation or bylaws. Section 11 of Halliburton’s By-laws authorizes stockholders owning a majority of our outstanding voting stock to call a special meeting of the stockholders. This right has been provided for in our By-laws for quite some time.

We would like to clarify several other misstatements in the proposal for our stockholders. The actual proposal considered in 2008 at the Occidental Petroleum Corporation, FirstEnergy Corp. and Marathon Oil Corporation meetings referred to by Mr. Steiner was:

“RESOLVED, Shareholders ask our board to amend our bylaws and any other appropriate governing documents to give holders of 10% to 25% of our outstanding common stock the power to call a special shareholder meeting, in compliance with applicable law. This proposal favors 10% from the above range.”

, not the proposal presented here by Mr. Steiner. Mr. Steiner’s proposal would allow stockholders holding just 10% of our common stock to call a special meeting. Our Board of Directors believes that threshold is too low.

Also, contrary to Mr. Steiner’s assertion, our stockholders already have the right to act by written consent. DGCL § 228 states that unless the certificate of incorporation provides otherwise, stockholders can act by written consent. Halliburton’s Restated Certificate of Incorporation does not limit the ability of stockholders to act by written consent. A majority of Halliburton stockholders, therefore, have the right to act by written consent in lieu of a meeting.

Further, in accordance with our Corporate Governance Guidelines, a Lead Director is elected by and from the independent outside Directors. As discussed on page 7 of this proxy statement, Mr. Martin is our Lead Director.

The Board does not believe it is appropriate for holders of only 10% of our common stock to have an unlimited ability to call special meetings for any purpose at any time. If holders of only 10% of our outstanding stock can call special meetings, this could enable stockholder activists or special interest groups to disrupt our operations with an agenda not in the best interests of Halliburton or its stockholders. Special meetings also impose substantial costs on us. Also, preparing for stockholder meetings requires significant time and attention of the Board of Directors, members of senior management and significant employees, diverting their attention from operating the company. Calling special meetings of stockholders is not a matter to be taken lightly, and special meetings should be used only to handle extraordinary events that cannot wait until the next annual meeting.

For these reasons, the Board of Directors believes that our current structure that allows a majority of Halliburton stockholders to call a special meeting or, alternatively, to act by written consent in lieu of a meeting, is sufficient.

The Board of Directors recommends a vote AGAINST the proposal. Proxies solicited by the Board of Directors will be voted against the proposal unless instructed otherwise.

† † † † † † † † †

ADDITIONAL INFORMATION

Advance Notice Procedures

Under our By-laws, no business, including nominations of a person for election as a director, may be brought before an Annual Meeting unless it is specified in the notice of the Annual Meeting or is otherwise brought before the Annual Meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered notice to Halliburton (containing the information specified in the By-laws). To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive office specified on page 2 of this proxy statement not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of last year’s annual meeting of stockholders, or no later than February 20, 2009 and no earlier than January 21, 2009. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in Halliburton’s proxy statement. This advance notice requirement does not preclude discussion by any stockholder of any business properly brought before the Annual Meeting in accordance with these procedures.

Proxy Solicitation Costs

The proxies accompanying this proxy statement are being solicited by Halliburton. The cost of soliciting proxies will be borne by Halliburton. We have retained Georgeson Inc. to aid in the solicitation of proxies. For these services, we will pay Georgeson a fee of $12,500 and reimburse it for out-of-pocket disbursements and expenses. Officers and regular employees of Halliburton may solicit proxies personally, by telephone or other telecommunications with some stockholders if proxies are not received promptly. We will, upon request, reimburse banks, brokers and others for their reasonable expenses in forwarding proxies and proxy material to beneficial owners of Halliburton’s stock.

Stockholder Proposals for the 2010 Annual Meeting

Stockholders interested in submitting a proposal for inclusion in the proxy materials for the Annual Meeting of Stockholders in 2010 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by Halliburton’s Vice President and Corporate Secretary at 5 Houston Center, 1401 McKinney Street, Suite 2400, Houston, Texas 77010, no later than December 7, 2009. The 2010 Annual Meeting will be held on May 19, 2010.

OTHER MATTERS

As of the date of this proxy statement, we know of no other business that will be presented for consideration at the Annual Meeting other than the matters described in this proxy statement. If any other matters should properly come before the Annual Meeting for action by stockholders, it is intended that proxies will be voted on those matters in accordance with the judgment of the person or persons voting the proxies.

By Authority of the Board of Directors,

Sherry D. Williams
Vice President and Corporate Secretary

April 6, 2009

Appendix A

CORPORATE GOVERNANCE GUIDELINES

Revised as of December 3, 2008

The Board of Directors believes that the primary responsibility of the Directors is to provide effective governance over Halliburton’s affairs for the benefit of its stockholders. That responsibility includes:

•	Evaluating the performance of the Chief Executive Officer and taking appropriate action, including removal, when warranted;
•	Fixing the Chief Executive Officer’s compensation for the next year based upon a recommendation from the Compensation Committee;
•	Selecting, evaluating and fixing the compensation of executive management of Halliburton and establishing policies regarding the compensation of other members of management;
•	Reviewing succession plans and management development programs for members of executive management;
•	Reviewing and approving periodically long-term strategic and business plans and monitoring corporate performance against such plans;
•	Adopting policies of corporate conduct, including compliance with applicable laws and regulations and maintenance of accounting, financial, disclosure and other controls, and reviewing the adequacy of compliance systems and controls;
•	Evaluating annually the overall effectiveness of the Board; and
•	Reviewing matters of corporate governance.

The Board has adopted these Guidelines to assist it in the exercise of its responsibilities. These Guidelines are reviewed periodically and revised as appropriate to reflect the dynamic and evolving processes relating to the operation of the Board.

Operation of the Board — Meetings

1.  Chairman of the Board and Chief Executive Officer. The Board believes that, under normal circumstances, the Chief Executive Officer of Halliburton should also serve as the Chairman of the Board. The Chairman of the Board and Chief Executive Officer is responsible to the Board for the overall management and functioning of Halliburton.

2.  Lead Director. The Lead Director is elected by and from the independent outside Directors. The Lead Director of the Board shall preside at each executive session of the outside Directors and, in his or her absence, the outside Directors shall select one of their number to preside. The Lead Director is responsible for periodically scheduling and conducting separate meetings and coordinating the activities of the outside Directors, providing input into agendas for Board meetings and performing various other duties as may be appropriate, including advising the Chairman of the Board.

3.  Executive Sessions of Outside Directors. During each regular Board meeting, the outside Directors meet in scheduled executive sessions, presided over by the Lead Director.

Each December, in executive session, the Lead Director shall manage the discussion related to evaluating the performance of the Chief Executive Officer. In evaluating the Chief Executive Officer, the outside Directors take into consideration the executive’s performance in both qualitative and quantitative areas, including:

•	leadership and vision;
•	integrity;
•	keeping the Board informed on matters affecting Halliburton and its operating units;
•	performance of the business (including such measurements as total stockholder return and achievement of financial objectives and goals);
•	development and implementation of initiatives to provide long-term economic benefit to Halliburton;
•	accomplishment of strategic objectives; and
•	development of management.

The evaluation will be communicated to the Chief Executive Officer by the Lead Director and reviewed by the Compensation Committee in the course of its deliberations before it provides a recommendation to the full Board of Directors for the Chief Executive Officer’s compensation for the next year.

4.  Attendance of Non-Directors at Board Meetings. The Chief Financial Officer and the General Counsel will be present during Board meetings, except where there is a specific reason for one or both of them to be excluded. In addition, the Chairman of the Board may invite one or more members of management to be in regular attendance at Board meetings and may include other officers and employees from time to time as appropriate to the circumstances.

5.  Frequency of Board Meetings. The Board has five regularly scheduled meetings per year. Special meetings are called as necessary. It is the responsibility of the Directors to attend the meetings.

6.  Board Access to Management. Directors have open access to Halliburton’s management, subject to reasonable time constraints. In addition, members of Halliburton’s executive management routinely attend Board and Committee meetings and they and other managers frequently brief the Board and the Committees on particular topics. The Board encourages executive management to bring managers into Board or Committee meetings and other scheduled events who (a) can provide additional insight into matters being considered or (b) represent managers with future potential whom executive management believe should be given exposure to the members of the Board.

7.  Board Access to Independent Advisors. The Board has the authority to retain, set terms of engagement and dismiss such independent advisors, including legal counsel or other experts, as it deems appropriate, and to approve the fees and expenses of such advisors.

8.  Long-term Plans. Long-term strategic and business plans will be reviewed annually at one of the Board’s regularly scheduled meetings.

9.  Selection of Agenda Items for Board Meetings. The Chairman of the Board and Chief Executive Officer prepares a draft agenda for each Board meeting and the agenda and meeting schedule are submitted to the Lead Director for approval. The other Board members are free to suggest items for inclusion on the agenda and each Director is free to raise at any Board meeting subjects that are not on the agenda.

10.  Board/Committee Forward Agenda. A forward agenda of matters requiring recurring and focused attention by the Board and each Committee will be prepared and distributed prior to the beginning of each calendar year in order to ensure that all required actions are taken in a timely manner and are given adequate consideration.

11.  Information Flow; Advance Review of Meeting Materials. In advance of each Board or Committee meeting, a proposed agenda will be distributed to each Director. In addition, to the extent feasible or appropriate, information and data important to the Directors’ understanding of the matters to be considered, including background summaries and presentations to be made at the meeting, will be distributed in advance of the meeting. Information distributed to the Directors is approved by the Lead Director. Directors also routinely receive monthly financial statements, earnings reports, press releases, analyst reports and other information designed to keep them informed of the material aspects of Halliburton’s business, performance and prospects. It is each Director’s responsibility to review the meeting materials and other information provided by Halliburton.

Board Structure

1.  Two-thirds of the Members of the Board Must Be Independent Directors. The Board believes that as a matter of policy two-thirds of the members of the Board should be independent Directors. In order to be independent, a Director cannot have a material relationship with Halliburton. A Director will be considered independent if he or she:

•	has not been employed by Halliburton or its affiliate in the preceding three years and no member of the Director’s immediate family has been employed as an executive officer of Halliburton or its affiliates in the preceding three years;

•	has not received, and does not have an immediate family member that has received for service as an executive officer of Halliburton, within the preceding three years, during any twelve-month period, more than $120,000 in direct compensation from Halliburton, other than director’s fees, committee fees or pension or deferred compensation for prior service;

•	(A) is not a current partner or employee of Halliburton’s independent auditor and (B) was not during the past three calendar years a partner or employee of Halliburton’s independent auditor and personally worked on Halliburton’s audit;

•	does not have an immediate family member who (A) is a current partner of Halliburton’s independent auditor, (B) is a current employee of Halliburton’s independent auditor who personally works on Halliburton’s audit and (C) was during the past three calendar years, a partner or employee of Halliburton’s independent auditor and personally worked on Halliburton’s audit;

•	has not been an employee of a customer or supplier of Halliburton or its affiliates and does not have an immediate family member who is an executive officer of such customer or supplier that makes payments to, or receives payments from, Halliburton or its affiliates in an amount which exceeds the greater of $1 million or 2% of such customer’s or supplier’s consolidated gross revenues within any of the preceding three years;

•	has not been within the preceding three years part of an interlocking directorate in which the Chief Executive Officer or another executive officer of Halliburton serves on the compensation committee of another corporation that employs the Director, or an immediate family member of the Director, as an executive officer.

The definition of independence and compliance with this policy will be reviewed periodically by the Nominating and Corporate Governance Committee. All Directors complete independence questionnaires at least annually and the Board makes determinations of the independence of its members.

The Board believes that employee Directors should number not more than 2. While this number is not an absolute limitation, other than the Chief Executive Officer, who should at all times be a member of the Board, employee Directors should be limited only to those officers whose positions or potential make it appropriate for them to sit on the Board.

2.  Size of the Board. The Board believes that, optimally, the Board should number between 10 and 14 members. The By-laws prescribe that the number of Directors will not be less than 8 nor more than 20.

3.  Service of Former Chief Executive Officers and Other Former Employees on the Board. Employee Directors shall retire from the Board at the time of their retirement as an employee unless continued service as a Director is requested and approved by the Board.

4.  Annual Election of All Directors. As provided in Halliburton’s By-laws, all Directors are elected annually by the majority of votes cast, unless the number of nominees exceeds the number of Directors to be elected, in which event the Directors shall be elected by a plurality vote. Should a Director’s principal title change during the year, he or she must submit a letter of Board resignation to the Chairman of the Nominating and Corporate Governance Committee who, with the full Committee, shall have the discretion to accept or reject the letter.

5.  Board Membership Criteria. Candidates nominated for election or reelection to the Board of Directors should possess the following qualifications:

•	Personal characteristics:

•	highest personal and professional ethics, integrity and values;

•	an inquiring and independent mind; and

•	practical wisdom and mature judgment.

•	Broad training and experience at the policy-making level in business, government, education or technology.

•	Expertise that is useful to Halliburton and complementary to the background and experience of other Board members, so that an optimum balance of members on the Board can be achieved and maintained.

•	Willingness to devote the required amount of time to carrying out the duties and responsibilities of Board membership.

•	Commitment to serve on the Board for several years to develop knowledge about Halliburton’s principal operations.

•	Willingness to represent the best interests of all stockholders and objectively appraise management performance.

•	Involvement only in activities or interests that do not create a conflict with the Director’s responsibilities to Halliburton and its stockholders.

The Nominating and Corporate Governance Committee is responsible for assessing the appropriate mix of skills and characteristics required of Board members in the context of the needs of the Board at a given point in time and shall periodically review and update the criteria as deemed necessary. Diversity in personal background, race, gender, age and nationality for the Board as a whole may be taken into account in considering individual candidates.

6.  Process for the Selection of new Directors. The Board is responsible for filling vacancies on the Board that may occur between annual meetings of stockholders. The Board has delegated to the Nominating and Corporate Governance Committee the duty of selecting and recommending prospective nominees to the Board for approval. The Nominating and Corporate Governance Committee considers suggestions of candidates for Board membership made by current Committee and Board members, Halliburton management, and stockholders. The Committee may retain an independent executive search firm to identify candidates for consideration. A stockholder who wishes to recommend a prospective candidate should notify Halliburton’s Corporate Secretary, as described in our proxy statement. The Nominating and Corporate Governance Committee also considers whether to nominate persons put forward by stockholders pursuant to Halliburton’s By-laws relating to stockholder nominations.

When the Nominating and Corporate Governance Committee identifies a prospective candidate, the Committee determines whether it will carry out a full evaluation of the candidate. This determination is based on the information provided to the Committee by the person recommending the prospective candidate, and the Committee’s knowledge of the candidate. This information may be supplemented by inquiries to the person who made the recommendation or to others. The preliminary determination is based on the need for additional Board members to fill vacancies or to expand the size of the Board, and the likelihood that the candidate will meet the Board membership criteria listed in item 5 above. The Committee will determine, after discussion with the Chairman of the Board and other Board members, whether a candidate should continue to be considered as a potential nominee. If a candidate warrants additional consideration, the Committee may request an independent executive search firm to gather additional information about the candidate’s background, experience and reputation, and to report its findings to the Committee. The Committee then evaluates the candidate and determines whether to interview the candidate. Such an interview would be carried out by one or more members of the Committee and others as appropriate. Once the evaluation and interview are completed, the Committee recommends to the Board of Directors which candidates should be nominated. The Board makes a determination of nominees after review of the recommendation and the Committee’s report.

7.  Director Tenure. The Nominating and Corporate Governance Committee, in consultation with the Chief Executive Officer, will review each Director’s continuation on the Board annually in making its recommendation to the Board concerning his or her nomination for election or reelection as a Director. As a condition to being nominated by the Board to continue to serve as a Director, each incumbent Director nominee will be required to sign and deliver to the Board an irrevocable letter of resignation in a form satisfactory to the Board that is deemed tendered as of the date of the certification of the election results for any Director nominee who fails to achieve a majority of the votes cast at an election of Directors where Directors are elected by a majority of votes cast. The letter of resignation is limited to and conditioned on that Director failing to achieve a majority of the votes cast at an election of Directors where Directors are elected by a majority of votes cast and such resignation shall only be effective upon acceptance by the Board of Directors. Each nominee who is not an incumbent Director shall agree upon his or her election as a Director to sign and deliver to the Board such irrevocable letter of resignation. Further, the Board shall fill vacancies and new directorships only with candidates who agree to tender promptly following their appointment as a Director, a letter of resignation as described above. The Board’s expectation is that any Director whose resignation has been tendered as described in this section will abstain from participation in both the Nominating and Corporate Governance Committee’s consideration of the resignation, if they are a member of that committee, and the Board’s decision regarding the resignation. There are no term limits on Directors’ service, other than mandatory retirement.

8.  Director Retirement. It is the policy of the Board that each outside Director shall retire from the Board immediately prior to the annual meeting of stockholders following his or her seventy-second birthday. Employee Directors shall retire at the time of their retirement from employment with Halliburton unless continued service as a Director is approved by the Board.

9.  Director Compensation Review. It is appropriate for executive management of Halliburton to report periodically to the Nominating and Corporate Governance Committee on the status of Halliburton’s Director compensation practices in relation to other companies of comparable size and Halliburton’s competitors.

10.  Changes. Changes in Director compensation, if any, should come upon the recommendation of the Nominating and Corporate Governance Committee, but with full discussion and concurrence by the Board.

11. General Principles for Determining Form and Amount of Director Compensation. The Nominating and Corporate Governance Committee annually reviews the competitiveness of Halliburton’s Director compensation practices. In doing so, the Committee compares Halliburton’s practices with those of its comparator group, which includes both peer and general industry companies. Specific components reviewed include: cash compensation, equity compensation, benefits and perquisites. Information is gathered directly from published proxy statements of comparator group companies. Additionally, the Committee utilizes external market data gathered from a variety of survey sources to serve as a reference point against a broader group of companies. Determinations as to the form and amount of Director compensation are based on Halliburton’s competitive position resulting from this review.

12.  Conflicts of Interest. If an actual or potential conflict of interest develops because of significant dealings or competition between Halliburton and a business with which the Director is affiliated, the Director should report the matter immediately to the Chairman of the Board for evaluation by the Board. A significant conflict must be resolved or the Director should resign.

If a Director has a personal interest in a matter before the Board, the Director shall disclose the interest to the full Board and excuse himself or herself from participation in the discussion and shall not vote on the matter.

13.  Board Attendance at Annual Meeting. It is the policy of the Board that all Directors attend the Annual Meeting of Stockholders and Halliburton’s annual proxy statement shall state the number of Directors who attended the prior year’s Annual Meeting.

Committees of the Board

1.  Number and Types of Committees. A substantial portion of the analysis and work of the Board is done by standing Board Committees. A Director is expected to participate actively in the meetings of each Committee to which he or she is appointed.

The Board has established the following standing Committees: Audit; Compensation; Health, Safety and Environment; and Nominating and Corporate Governance. Each Committee’s charter is to be reviewed periodically by the Committee and the Board.

2.  Composition of Committees. It is the policy of the Board that only outside Directors serve on Board Committees. Further, only independent Directors serve on the Audit; Compensation; and the Nominating and Corporate Governance Committees.

A Director who is part of an interlocking directorate (i.e., one in which the Chief Executive Officer or another Halliburton executive officer serves on the board of another corporation that employs the Director) may not serve on the Compensation Committee. The composition of the Board Committees will be reviewed annually to ensure that each of its members meet the criteria set forth in applicable SEC, NYSE and IRS rules and regulations.

3.  Assignment and Rotation of Committee Members. The Nominating and Corporate Governance Committee, with direct input from the Chief Executive Officer, recommends annually to the Board the membership of the various Committees and their Chairmen and the Board approves the Committee assignments. In making its recommendations to the Board, the Committee takes into consideration the need for continuity; subject matter expertise; applicable SEC, IRS or NYSE requirements; tenure; and the desires of individual Board members.

4.  Frequency and Length of Committee Meetings. Each Committee shall meet as frequently and for such length of time as may be required to carry out its assigned duties and responsibilities. The schedule for regular meetings of the Board and Committees for each year is submitted and approved by the Board in advance. In addition, the Chairman of a Committee may call a special meeting at any time if deemed advisable.

5.  Committee Agendas; Reports to the Board. Members of management and staff will prepare draft agenda and related background information for each Committee meeting which, to the extent desired by the relevant Committee Chairman, will be reviewed and approved by the Committee Chairman in advance of distribution to the other members of the Committee. A forward agenda of recurring topics to be discussed during the year will be prepared for each Committee and furnished to all Directors. Each Committee member is free to suggest items for inclusion on the agenda and to raise at any Committee meeting subjects that are not on the agenda for that meeting.

Reports on each Committee meeting are made to the full Board. All Directors are furnished copies of each Committee’s minutes.

Other Board Practices

1. Director Orientation and Continuing Education. An orientation program has been developed for new Directors which includes comprehensive information about Halliburton’s business and operations; general information about the Board and its Committees, including a summary of Director compensation and benefits; and a review of Director duties and responsibilities. Halliburton provides continuing education courses several times per year on business unit product and service line operations.

2. Board Interaction with Institutional Investors and Other Stakeholders. The Board believes that it is executive management’s responsibility to speak for Halliburton. Individual Board members may, from time to time, meet or otherwise communicate with outside constituencies that are involved with Halliburton. In those instances, however, it is expected that Directors will do so only with the knowledge of executive management and, absent unusual circumstances, only at the request of executive management.

3. Stockholder Communications with Directors. To foster better communication with Halliburton’s stockholders, Halliburton established a process for stockholders to communicate with the Audit Committee and the Board of Directors. The process has been approved by both the Audit Committee and the Board, and meets the requirements of the NYSE, and the SEC. The methods of communication with the Board include mail (Board of Directors c/o Director of Business Conduct, Halliburton Company, 1401 McKinney, Suite 1400, Houston, Texas 77010, USA), a dedicated telephone number (888-312-2692 or 770-613-6348) and an e-mail address (BoardofDirectors@halliburton.com). Information regarding these methods of communication is also on Halliburton’s website, www.halliburton.com, under “Corporate Governance”.

Halliburton’s Director of Business Conduct, a Company employee, reviews all stockholder communications directed to the Audit Committee and the Board of Directors. The Chairman of the Audit Committee is promptly notified of any significant communication involving accounting, internal accounting controls, or auditing matters. The Lead Director is promptly notified of any other significant stockholder communications and communications addressed to a named Director is promptly sent to the Director. A report summarizing all communications is sent to each Director quarterly and copies of communications are available for review by any Director.

4. Periodic Review of These Guidelines. The operation of the Board of Directors is a dynamic and evolving process. Accordingly, these Guidelines will be reviewed periodically by the Nominating and Corporate Governance Committee and any recommended revisions will be submitted to the full Board for consideration.

Approved as revised: Halliburton Company
Board of Directors
December 3, 2008

Supersedes previous version dated
July 11, 2007

Appendix B

HALLIBURTON COMPANY
STOCK AND INCENTIVE PLAN
AS AMENDED AND RESTATED FEBRUARY 11, 2009

I.  PURPOSE

The purpose of the Halliburton Company Stock and Incentive Plan (the “Plan”) is to provide a means whereby Halliburton Company, a Delaware corporation (the “Company”), and its Subsidiaries may attract, motivate and retain highly competent employees and to provide a means whereby selected employees can acquire and maintain stock ownership and receive cash awards, thereby strengthening their concern for the long-term welfare of the Company. The Plan is also intended to provide employees with additional incentive and reward opportunities designed to enhance the profitable growth of the Company over the long term. A further purpose of the Plan is to allow awards under the Plan to Non-employee Directors in order to enhance the Company’s ability to attract and retain highly qualified Directors. Accordingly, the Plan provides for granting Incentive Stock Options, Options which do not constitute Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards, Stock Value Equivalent Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee or Non-employee Director as provided herein. The Plan was established February 18, 1993 as the Halliburton Company 1993 Stock and Incentive Plan, has been amended from time to time thereafter, and is hereby amended and restated effective as of February 11, 2009.

II.  DEFINITIONS

The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

(a) “Award” means, individually or collectively, any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Stock Value Equivalent Award.

(b) “Award Document” means the relevant award agreement or other document containing the terms and conditions of an Award.

(c) “Beneficial Owners” shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

(d) “Board” means the Board of Directors of Halliburton Company.

(e) “Change of Control Value” means, for the purposes of Paragraph (f) of Article XIII, the amount determined in Clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Company in any merger, consolidation, sale of assets or dissolution transaction, (ii) the per share price offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place or (iii) if a Corporate Change occurs other than as described in Clause (i) or Clause (ii), the fair market value per share determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of an Award. If the consideration offered to stockholders of the Company in any transaction described in this Paragraph (e) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(f) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(g) “Committee” means the committee selected by the Board to administer the Plan in accordance with Paragraph (a) of Article IV of the Plan.

(h) “Common Stock” means the Common Stock, par value $2.50 per share, of the Company.

(i) “Company” means Halliburton Company, a Delaware corporation.

(j) “Corporate Change” shall conclusively be deemed to have occurred on a Corporate Change Effective Date if an event set forth in any one of the following paragraphs shall have occurred:

(i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding securities; or

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii) there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or any of its affiliates other than in connection with the acquisition by the Company or any of its affiliates of a business) representing 20% or more of the combined voting power of the Company’s then outstanding securities; or

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale, disposition, lease or exchange by the Company of all or substantially all of the Company’s assets, other than a sale, disposition, lease or exchange by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a “Corporate Change” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(k) “Corporate Change Effective Date” shall mean:

(i) the first date that the direct or indirect ownership of 20% or more combined voting power of the Company’s outstanding securities results in a Corporate Change as described in clause (i) of such definition above; or

(ii) the date of the election of Directors that results in a Corporate Change as described in clause (ii) of such definition; or

(iii) the date of the merger or consideration that results in a Corporate Change as described in clause (iii) of such definition; or

(iv) the date of stockholder approval that results in a Corporate Change as described in clause (iv) of such definition.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” means, as of any specified date, the closing price of the Common Stock on the New York Stock Exchange (or, if the Common Stock is not then listed on such exchange, such other national securities exchange on which the Common Stock is then listed) on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported or, in the sole discretion of the Committee for purposes of determining the Fair Market Value of the Common Stock at the time of exercise of an Option or a Stock Appreciation Right, such Fair Market Value shall be the prevailing price of the Common Stock as of the time of exercise. If the Common Stock is not then listed or quoted on any national securities exchange but is traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the reported high and low sales prices of Common Stock on the most recent date on which Common Stock was publicly traded. If the Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

(n) “Holder” means an employee or Non-employee Director of the Company who has been granted an Award.

(o) “Immediate Family” means, with respect to a particular Holder, the Holder’s spouse, parent, brother, sister, children and grandchildren (including adopted and step children and grandchildren).

(p) “Incentive Stock Option” means an Option within the meaning of Section 422 of the Code.

(q) “Minimum Criteria” means a Restriction Period that is not less than three (3) years from the date of grant of a Restricted Stock Award or Restricted Stock Unit Award.

(r) “Non-employee Director” means a member of the Board who is not an employee or former employee of the Company or its Subsidiaries.

(s) “Option” means an Award granted under Article VII of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options which do not constitute Incentive Stock Options to purchase Common Stock.

(t) “Option Agreement” means a written agreement between the Company and a Holder with respect to an Option.

(u) “Optionee” means a Holder who has been granted an Option.

(v) “Parent Corporation” shall have the meaning set forth in Section 424(e) of the Code.

(w) “Performance Award” means an Award granted under Article XI of the Plan.

(x) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(y) “Plan” means the Halliburton Company Stock and Incentive Plan, as amended and restated.

(z) “Restricted Stock Award” means an Award granted under Article IX of the Plan.

(aa) “Restricted Stock Award Agreement” means a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

(bb) “Restricted Stock Unit” means a unit evidencing the right to receive one share of Common Stock or an equivalent value equal to the Fair Market Value of a share of Common Stock (as determined by the Committee) that is restricted or subject to forfeiture provisions.

(cc) “Restricted Stock Unit Award” means as Award granted under Article X of the Plan.

(dd) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a Holder with respect to a Restricted Stock Unit Award.

(ee) “Restriction Period” means a period of time beginning as of the date upon which a Restricted Stock Award or Restricted Stock Unit Award is made pursuant to the Plan and ending as of the date upon which the Common Stock subject to such Award is issued (if not previously issued), no longer restricted or subject to forfeiture provisions.

(ff) “Spread” means, in the case of a Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of a share of Common Stock on the date such right is exercised over the exercise price of such Stock Appreciation Right.

(gg) “Stock Appreciation Right” means an Award granted under Article VIII of the Plan.

(hh) “Stock Appreciation Rights Agreement” means a written agreement between the Company and a Holder with respect to an Award of Stock Appreciation Rights.

(ii) “Stock Value Equivalent Award” means an Award granted under Article XII of the Plan.

(jj) “Subsidiary” means a company (whether a corporation, partnership, joint venture or other form of entity) in which the Company or a corporation in which the Company owns a majority of the shares of capital stock, directly or indirectly, owns a greater than 20% equity interest, except that with respect to the issuance of Incentive Stock Options the term “Subsidiary” shall have the same meaning as the term “subsidiary corporation” as defined in Section 424(f) of the Code.

(kk) “Successor Holder” shall have the meaning given such term in Paragraph (f) of Article XV.

III.  EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan as amended and restated herein was adopted by the Board on February 11, 2009, subject to approval by the Company’s stockholders. Subject to the provisions of Article XIII, the Plan shall remain in effect until all Options and Stock Appreciation Rights granted under the Plan have been exercised or expired by reason of lapse of time, all restrictions imposed upon Restricted Stock Awards and Restricted Stock Unit Awards have lapsed and all Performance Awards and Stock Value Equivalent Awards have been satisfied; provided, however, that, notwithstanding any other provision of the Plan, Awards shall not be granted under the Plan after May 20, 2013.

IV.  ADMINISTRATION

(a) Composition of Committee. The Plan shall be administered by a Committee of Directors of the Company which shall be appointed by the Board.

(b) Powers. The Committee shall have authority, in its discretion, to determine which eligible individuals shall receive an Award, the time or times when such Award shall be made, whether an Incentive Stock Option, nonqualified Option or Stock Appreciation Right shall be granted, the number of shares of Common Stock which may be issued under each Option, Stock Appreciation Right, Restricted Stock Award and Restricted Stock Unit Award, and the value of each Performance Award and Stock Value Equivalent Award. The Committee shall have the authority, in its discretion, to establish the terms and conditions applicable to any Award, subject to any specific limitations or provisions of the Plan. In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals, their responsibility level, their present and potential contribution to the Company’s success and such other factors as the Committee in its discretion shall deem relevant.

(c) Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective Award Documents executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any Award Document relating to an Award in the manner and to the extent the Committee shall deem expedient to carry the Award into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive.

(d) Delegation of Authority.  The Committee may delegate some or all of its power to the Chief Executive Officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power with regard to the grant of an Award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an Award to such employee would be outstanding; (ii) the Committee may not delegate its power with regard to the selection for participation in the Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer or other person and (iii) any delegation of the power to grant Awards shall be permitted by applicable law.

(e) Engagement of an Agent. The Company may, in its discretion, engage an agent to (i) maintain records of Awards and Holders’ holdings under the Plan, (ii) execute sales transactions in shares of Common Stock at the direction of Holders, (iii) deliver sales proceeds as directed by Holders, and (iv) hold shares of Common Stock owned without restriction by Holders, including shares of Common Stock previously obtained through the Plan that are transferred to the agent by Holders at their discretion. Except to the extent otherwise agreed by the Company and the agent, when an individual loses his or her status as an employee or Non employee Director of the Company, the agent shall have no obligation to provide any further services to such person and the shares of Common Stock previously held by the agent under the Plan may be distributed to the person or his or her legal representative.

V.  GRANT OF OPTIONS, STOCK APPRECIATION RIGHTS, RESTRICTED STOCK AWARDS,
RESTRICTED STOCK UNIT AWARDS, PERFORMANCE AWARDS AND STOCK VALUE
EQUIVALENT AWARDS; SHARES SUBJECT TO THE PLAN

(a) Award Limits. The Committee may from time to time grant Awards to one or more individuals determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. The aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 45,750,000 shares. Shares issued as Restricted Stock Awards, Restricted Stock Unit Awards or pursuant to Performance Awards will count against the shares available for issuance under the Plan as 1.60 shares for every 1 share issued in connection with the Award. Notwithstanding anything contained herein to the contrary, the number of Option shares or Stock Appreciation Rights, singly or in combination, together with shares or share equivalents under Performance Awards granted to any Holder in any one calendar year, shall not in the aggregate exceed 1,000,000. The cash value determined as of the date of grant of any Performance Award not denominated in Common Stock granted to any Holder in any one calendar year shall not exceed $10,000,000. Any shares which remain unissued and which are not subject to outstanding Options or Awards at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. If Awards are forfeited or are terminated for any other reason before being exercised or settled, then the shares underlying such Awards shall again become available for Awards under the Plan. Stock Appreciation Rights shall be counted in full against the number of shares available for issuance under the Plan, regardless of the number of shares issued upon settlement of the Stock Appreciation Rights. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Article XIII with respect to shares of Common Stock subject to Options then outstanding. The 1,000,000-share limit on Stock Options and Stock Appreciation Rights Awards, singly or in combination, together with shares or share equivalents under Performance Awards granted to any Holder in any calendar year shall be subject to adjustment in the same manner as provided in Article XIII. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option which does not constitute an Incentive Stock Option.

(b) Stock Offered. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and reacquired by the Company.

VI.  ELIGIBILITY

Only employees of the Company or any Parent Corporation or Subsidiary of the Company and Non-employee Directors shall be eligible for Awards under the Plan as determined by the Committee in its sole discretion. Each Award shall be evidenced in such manner and form as may be prescribed by the Committee.

VII.  STOCK OPTIONS

(a) Stock Option Agreement. Each Option shall be evidenced by an Option Agreement between the Company and the Optionee which shall contain such terms and conditions as may be approved by the Committee. The terms and conditions of the respective Option Agreements need not be identical. Specifically, an Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price.

(b) Option Period. The term of each Option shall be as specified by the Committee at the date of grant; provided that, in no case, shall the term of an Option exceed ten (10) years.

(c) Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

(d) Option Price. The purchase price of Common Stock issued under each Option shall be determined by the Committee, but such purchase price shall not be less than the Fair Market Value of Common Stock subject to the Option on the date the Option is granted.

(e) Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for stock options held by employees of corporations who become, or who became prior to the effective date of the Plan, employees of the Company or of any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company or such Subsidiary, or the acquisition by the Company or a Subsidiary of all or a portion of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary.

(f) Repricing Prohibited. Except for adjustments pursuant to Article XIII, the purchase price of Common Stock for any outstanding Option granted under the Plan may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower purchase price, cash or a new Award unless there is approval by the Company stockholders. Any other action that is deemed to be a repricing under any applicable rule of the New York Stock Exchange shall be prohibited unless there is approval by the Company stockholders.

VIII.  STOCK APPRECIATION RIGHTS

(a) Stock Appreciation Rights. A Stock Appreciation Right is the right to receive an amount equal to the Spread with respect to a share of Common Stock upon the exercise of such Stock Appreciation Right. Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case the Option Agreement will provide that exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised. Alternatively, Stock Appreciation Rights may be granted independently of Options in which case each Award of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement between the Company and the Holder which shall contain such terms and conditions as may be approved by the Committee. The terms and conditions of the respective Stock Appreciation Rights Agreements need not be identical. The Spread with respect to a Stock Appreciation Right may be payable either in cash, shares of Common Stock with a Fair Market Value equal to the Spread or in a combination of cash and shares of Common Stock as determined by the Committee in its sole discretion.

(b) Exercise Price. The exercise price of each Stock Appreciation Right shall be determined by the Committee, but such exercise price shall not be less than the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted.

(c) Exercise Period. The term of each Stock Appreciation Right shall be as specified by the Committee at the date of grant; provided that, in no case, shall the term of a Stock Appreciation Right exceed ten (10) years.

(d) Limitations on Exercise of Stock Appreciation Right. A Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee. (e) Repricing Prohibited. Except for adjustments pursuant to Article XIII, the exercise price of a Stock Appreciation Right may not be decreased after the date of grant nor may an outstanding Stock Appreciation Right granted under the Plan be surrendered to the Company as consideration for the grant of a new Stock Appreciation Right with a lower exercise price, cash or a new Award unless there is approval by the Company stockholders. Any other action that is deemed to be a repricing under any applicable rule of the New York Stock Exchange shall be prohibited unless there is approval by the Company stockholders.

IX.  RESTRICTED STOCK AWARDS

(a) Restricted Period To Be Established by the Committee. The Committee shall establish the Restriction Period applicable to Restricted Stock Awards; provided, however, that, except as set forth below and as permitted by Paragraph (b) of this Article IX, such Restriction Period shall not be less than the Minimum Criteria. An Award which provides for the lapse of restrictions on shares applicable to such Award in equal annual installments over a period of at least three (3) years from the date of grant shall be deemed to meet the Minimum Criteria. The foregoing notwithstanding, with respect to Restricted Stock Awards and Restricted Stock Unit Awards of up to an aggregate of 550,000 shares (subject to adjustment as set forth in Article XIII), the Minimum Criteria shall not apply and the Committee may establish such lesser Restriction Periods applicable to such Awards as it shall determine in its discretion. Subject to the foregoing, each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Paragraph (b) of this Article or by Article XIII.

(b) Other Terms and Conditions. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award or, at the option of the Company, in the name of a nominee of the Company. The Holder shall have the right to receive dividends during the Restriction Period, to vote the Common Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Holder shall not be entitled to possession of the stock certificate until the Restriction Period shall have expired, (ii) the Company shall retain custody of the stock during the Restriction Period, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock during the Restriction Period, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award shall cause a forfeiture of the Restricted Stock Award. The Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of a Holder’s service (by retirement, disability, death or otherwise) prior to expiration of the Restriction Period as shall be set forth in a Restricted Stock Award Agreement.

(c) Payment for Restricted Stock. A Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law and except that the Committee may, in its discretion, charge the Holder an amount in cash not in excess of the par value of the shares of Common Stock issued under the Plan to the Holder.

(d) Miscellaneous. Nothing in this Article shall prohibit the exchange of shares issued under the Plan (whether or not then subject to a Restricted Stock Award) pursuant to a plan of reorganization for stock or securities in the Company or another corporation a party to the reorganization, but the stock or securities so received for shares then subject to the restrictions of a Restricted Stock Award shall become subject to the restrictions of such Restricted Stock Award. Any shares of stock received as a result of a stock split or stock dividend with respect to shares then subject to a Restricted Stock Award shall also become subject to the restrictions of the Restricted Stock Award.

X.  RESTRICTED STOCK UNIT AWARDS

(a) Restricted Period To Be Established by the Committee. The Committee shall establish the Restriction Period applicable to such Award; provided, however, that except as set forth below and as permitted by Paragraph

(b) of this Article X, such Restriction Period shall not be less than the Minimum Criteria. An Award which provides for the lapse of restrictions applicable to such Award in equal annual installments over a period of at least three (3) years from the date of grant shall be deemed to meet the Minimum Criteria. The foregoing notwithstanding, with respect to Restricted Stock Awards and Restricted Stock Unit Awards of up to an aggregate of 550,000 shares (subject to adjustment as set forth in Article XIII), the Minimum Criteria shall not apply and the Committee may establish such lesser Restriction Periods applicable to such Awards as it shall determine in its discretion. Subject to the foregoing, each Restricted Stock Unit Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Unit Award shall not be changed except as permitted by Paragraph (b) of this Article or by Article XIII.

(b) Other Terms and Conditions. The Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to the Restricted Stock Unit Award, including, but not limited to, rules pertaining to the termination of a Holder’s service (by retirement, disability, death or otherwise) prior to expiration of the Restriction Period as shall be set forth in a Restricted Stock Unit Award Agreement. Cash dividend equivalents may be converted into additional Restricted Stock Units or may be paid during, or may be accumulated and paid at the end of, the Restriction Period with respect to a Restricted Stock Unit Award, as determined by the Committee. The Committee, in its sole discretion, may provide for the deferral of a Restricted Stock Unit Award.

(c) Payment for Restricted Stock Unit. A Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Unit Award, except to the extent otherwise required by law and except that the Committee may, in its discretion, charge the Holder an amount in cash not in excess of the par value of the shares of Common Stock issued under the Plan to the Holder.

(d) Restricted Stock Units in Substitution for Units Granted by Other Corporations. Restricted Stock Unit Awards may be granted under the Plan from time to time in substitution for restricted stock units held by employees of corporations who become, or who became prior to the effective date of the Plan, employees of the Company or of any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company or such Subsidiary, or the acquisition by the Company or a Subsidiary of all or a portion of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary.

XI.  PERFORMANCE AWARDS

(a) Performance Period. The Committee shall establish, with respect to and at the time of each Performance Award, a performance period over which the performance applicable to the Performance Award of the Holder shall be measured.

(b) Performance Awards. Each Performance Award may have a maximum value established by the Committee at the time of such Award.

(c) Performance Measures. A Performance Award granted under the Plan that is intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be awarded contingent upon the achievement of one or more performance measures. The performance criteria for Performance Awards shall consist of objective tests based on the following: earnings, cash flow, cash value added performance, stockholder return and/or value, revenues, operating profits (including EBITDA), net profits, earnings per share, stock price, cost reduction goals, debt to capital ratio, financial return ratios, profit return and margins, market share, working capital and customer satisfaction. The Committee may select one criterion or multiple criteria for measuring performance. Performance criteria may be measured on corporate, subsidiary or business unit performance, or on a combination thereof. Further, the performance criteria may be based on comparative performance with other companies or other external measure of the selected performance criteria. A Performance Award that is not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be based on achievement of such goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.

(d) Payment. Following the end of the performance period, the Holder of a Performance Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, if any, based on the achievement of the performance measures for such performance period, as determined by the Committee in its sole discretion. Payment of a Performance Award (i) may be made in cash, Common Stock or a combination thereof, as determined by the Committee in its sole discretion, (ii) shall be made in a lump sum or in installments as prescribed by the Committee in its sole discretion, and (iii) to the extent applicable, shall be based on the Fair Market Value of the Common Stock on the payment date.

(e) Termination of Service. The Committee shall determine the effect of termination of service during the performance period on a Holder’s Performance Award.

XII.  STOCK VALUE EQUIVALENT AWARDS

(a) Stock Value Equivalent Awards. Stock Value Equivalent Awards are rights to receive an amount equal to the Fair Market Value of shares of Common Stock or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Common Stock over a specified period of time, which vest over a period of time as established by the Committee, without payment of any amounts by the Holder thereof (except to the extent otherwise required by law) or satisfaction of any performance criteria or objectives. Each Stock Value Equivalent Award may have a maximum value established by the Committee at the time of such Award.

(b) Award Period. The Committee shall establish a period over which each Stock Value Equivalent Award shall vest with respect to the Holder.

(c) Payment. Following the end of the determined period for a Stock Value Equivalent Award, the Holder of a Stock Value Equivalent Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Stock Value Equivalent Award, if any, based on the then vested value of the Award. Payment of a Stock Value Equivalent Award (i) shall be made in cash, (ii) shall be made in a lump sum or in installments as prescribed by the Committee in its sole discretion, and (iii) shall be based on the Fair Market Value of the Common Stock on the payment date. Cash dividend equivalents may be paid during, or may be accumulated and paid at the end of, the determined period with respect to a Stock Value Equivalent Award, as determined by the Committee.

(d) Termination of Service. The Committee shall determine the effect of termination of service during the applicable vesting period on a Holder’s Stock Value Equivalent Award.

XIII.  RECAPITALIZATION OR REORGANIZATION

(a) Except as hereinafter otherwise provided, in the event of any recapitalization, reorganization, merger, consolidation, combination, exchange, stock dividend, stock split, extraordinary dividend or divestiture (including a spin-off) or any other change in the corporate structure or shares of Common Stock occurring after the date of the grant of an Award, the Committee shall, in its discretion, make such adjustment as to the number and price of shares of Common Stock or other consideration subject to such Awards as the Committee shall deem appropriate in order to prevent dilution or enlargement of rights of the Holders.

(b) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities having any priority or preference with respect to or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(c) The shares with respect to which Options, Stock Appreciation Rights or Restricted Stock Units may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Option, Stock Appreciation Rights or Restricted Stock Unit Award, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award relates or may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and, as applicable, the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and, as applicable, the purchase price per share shall be proportionately increased.

(d) If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise of an Option or Stock Appreciation Right or payment in settlement of a Restricted Stock Unit Award theretofore granted, the Holder shall be entitled to purchase or receive, as applicable, under such Award, in lieu of the number of shares of Common Stock as to which such Award relates or shall then be exercisable, the number and class of shares of stock and securities and the cash and other property to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Award.

(e) In the event of a Corporate Change, unless an Award Document otherwise provides, as of the Corporate Change Effective Date (i) any outstanding Options and Stock Appreciation Rights shall become immediately vested and fully exercisable, (ii) any restrictions on Restricted Stock Awards or Restricted Stock Unit Awards shall immediately lapse, (iii) all performance measures upon which an outstanding Performance Award is contingent shall be deemed achieved and the Holder shall receive a payment equal to the maximum amount of the Award he or she would have been entitled to receive, prorated to the Corporate Change Effective Date, and (iv) any outstanding cash Awards including, but not limited to, Stock Value Equivalent Awards shall immediately vest and be paid based on the vested value of the Award.

(f) In the relevant Award Document, the Committee may provide that, no later than two (2) business days prior to any Corporate Change referenced in Clause (ii), (iii) or (iv) of the definition thereof or ten (10) business days after any Corporate Change referenced in Clause (i) of the definition thereof, the Committee may, in its sole discretion, (i) require the mandatory surrender to the Company by selected Optionees of some or all of the outstanding Options held by such Optionees (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date (before or after a Corporate Change) specified by the Committee, in which event the Committee shall thereupon cancel such Options and pay to each Optionee an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option over the exercise price(s) under such Options for such shares, (ii) require the mandatory surrender to the Company by selected Holders of Stock Appreciation Rights of some or all of the outstanding Stock Appreciation Rights held by such Holders (irrespective of whether such Stock Appreciation Rights are then exercisable under the provisions of the Plan) as of a date (before or after a Corporate Change) specified by the Committee, in which event the Committee shall thereupon cancel such Stock Appreciation Rights and pay to each Holder an amount of cash equal to the Spread with respect to such Stock Appreciation Rights with the Fair Market Value of the Common Stock at such time to be deemed to be the Change of Control Value, or (iii) require the mandatory surrender to the Company by selected Holders of Restricted Stock Awards, Restricted Stock Unit Awards or Performance Awards of some or all of the outstanding Awards held by such Holder (irrespective of whether such Awards are vested under the provisions of the Plan) as of a date (before or after a Corporate Change) specified by the Committee, in which event the Committee shall thereupon cancel such Awards and pay to each Holder an amount of cash equal to the Change of Control Value of the shares, if the Award is denominated in Common Stock, or an amount of cash equal to the Fair Market Value of the Common Stock at such time, if the Award is not denominated in Common Stock.

(g) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted, the purchase price per share of Common Stock subject to Options or the calculation of the Spread with respect to Stock Appreciation Rights.

(h) Notwithstanding the foregoing, the provisions of this Article XIII shall be administered in accordance with Section 409A of the Code to the extent required to avoid the taxes imposed thereunder.

XIV.  AMENDMENT OR TERMINATION OF THE PLAN

The Board in its discretion may terminate the Plan or alter or amend the Plan or any part thereof from time to time; provided that no change in any Award theretofore granted may be made which would impair the rights of the Holder without the consent of the Holder, and provided, further, that the Board may not, without approval of the stockholders, amend the Plan to effect a “material revision” of the Plan, where a “material revision” includes, but is not limited to, a revision that: (a) materially increases the benefits accruing to a Holder under the Plan, (b) materially increases the aggregate number of securities that may be issued under the Plan, (c) materially modifies the requirements as to eligibility for participation in the Plan, or (d) changes the types of awards available under the Plan.

XV.  OTHER

(a) No Right To An Award. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give an employee or a non-employee Director any right to be granted an Option, a Stock Appreciation Right, a right to a Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Stock Value Equivalent Award or any other rights hereunder except as may be evidenced by an Award or by an Option or Stock Appreciation Agreement duly executed on behalf of the Company, and then only to the extent of and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

(b) No Employment Rights Conferred. Nothing contained in the Plan or in any Award made hereunder shall:

(i) confer upon any employee any right to continuation of employment with the Company or any Subsidiary; or

(ii) interfere in any way with the right of the Company or any Subsidiary to terminate his or her employment at any time.

(c) No Rights to Serve as a Director Conferred. Nothing contained in the Plan or in any Award made hereunder shall confer upon any Director any right to continue their position as a Director of the Company.

(d) Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the offering of the shares covered by such Award has not been registered under the Securities Act of 1933 and such other state, federal or foreign laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments necessary to enable it to satisfy its withholding obligations. The Committee may permit the Holder of an Award to elect to surrender, or authorize the Company to withhold, shares of Common Stock (valued at their Fair Market Value on the date of surrender or withholding of such shares) in satisfaction of the Company’s withholding obligation, subject to such restrictions as the Committee deems appropriate.

(e) No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Holder, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

(f) Restrictions on Transfer. Except as otherwise provided herein, an Award shall not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Holder other than by will or the laws of descent and distribution or pursuant to a “qualified domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, and shall be exercisable during the lifetime of the Holder only by such Holder, the Holder’s guardian or legal representative, a transferee under a qualified domestic relations order or a transferee as described below. The Committee may prescribe and include in the respective Award Documents hereunder other restrictions on transfer. Any attempted assignment or transfer in violation of this section shall be null and void. Upon a Holder’s death, the Holder’s personal representative or other person entitled to succeed to the rights of the Holder (the “Successor Holder”) may exercise such rights as are provided under the applicable Award Document. A Successor Holder must furnish proof satisfactory to the Company of his or her rights to exercise the Award under the Holder’s will or under the applicable laws of descent and distribution. Notwithstanding the foregoing, the Committee shall have the authority, in its discretion, to grant (or to sanction by way of amendment to an existing grant) Awards (other than Incentive Stock Options)

which may be transferred by the Holder for no consideration to or for the benefit of the Holder’s Immediate Family, to a trust solely for the benefit of the Holder and his Immediate Family, or to a partnership or limited liability company in which the Holder and members of his Immediate Family have at least 99% of the equity, profit and loss interest, in which case the Award Document shall so state. A transfer of an Award pursuant to this Paragraph (f) shall be subject to such rules and procedures as the Committee may establish. In the event an Award is transferred as contemplated in this Paragraph (f), such Award may not be subsequently transferred by the transferee except by will or the laws of descent and distribution, and such Award shall continue to be governed by and subject to the terms and limitations of the Plan and the relevant written instrument for the Award and the transferee shall be entitled to the same rights as the Holder under Articles XIII and XIV hereof as if no transfer had taken place. No transfer shall be effective unless and until written notice of such transfer is provided to the Committee, in the form and manner prescribed by the Committee. The consequences of termination of employment shall continue to be applied with respect to the original Holder, following which the Awards shall be exercised by the transferee only to the extent and for the periods specified in the Plan and the related Award Document. The Option Agreement, Stock Appreciation Rights Agreement, Restricted Stock Award Agreement, Restricted Stock Unit Award Agreement or other Award Document shall specify the effect of the death of the Holder on the Award.

(g) Governing Law. This Plan shall be construed in accordance with the laws of the State of Texas, except to the extent that it implicates matters which are the subject of the General Corporation Law of the State of Delaware which matters shall be governed by the latter law.

(h) Foreign Awardees. Without amending the Plan, the Committee may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with the provisions of laws and regulations in other countries or jurisdictions in which the Company or its Subsidiaries operate.

Appendix C

HALLIBURTON COMPANY
EMPLOYEE STOCK PURCHASE PLAN

AS AMENDED AND RESTATED FEBRUARY 11, 2009

1.  Purpose. The HALLIBURTON COMPANY EMPLOYEE STOCK PURCHASE PLAN (the “Plan”) is intended to provide an incentive for eligible employees of HALLIBURTON COMPANY (the “Company”) and certain of its subsidiaries to acquire or increase a proprietary interest in the Company through the purchase of shares of the Company’s common stock. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall be construed in a manner consistent with the requirements of that section of the Code. The Plan was originally established in 2002 as the Halliburton Company 2002 Employee Stock Purchase Plan.

2.  Definitions. Where the following words and phrases are used in the Plan, they shall have the respective meanings set forth below, unless the context clearly indicates to the contrary:

“Board” means the Board of Directors of the Company.

“Committee” means the Board or a committee of members of the Board appointed by the Board to administer this Plan.

“Company” means Halliburton Company and, where required by the context, shall include any Participating Company.

“Corporate Change” means one of the following events: (i) the merger, consolidation, or other reorganization of the Company in which the outstanding Stock is converted into or exchanged for a different class of securities of the Company, a class of securities of any other issuer (except a direct or indirect wholly owned subsidiary of the Company), cash or other property; (ii) the sale, lease or exchange of all or substantially all of the assets of the Company to any other corporation or entity (except a direct or indirect wholly owned subsidiary of the Company); or (iii) the adoption by the stockholders of the Company of a plan of liquidation or dissolution.

“Eligible Compensation” means an employee’s regular straight-time earnings or base salary, determined before giving effect to any elective salary reduction or deferral agreements and including vacation, sick time and short-term disability pay, but excluding overtime, incentive compensation, bonuses, special payments, commissions, severance pay, long-term disability pay, geographical coefficients, shift differential and any other items of compensation.

“Eligible Employee” means, as of each Enrollment Date, each employee of the Company or a Participating Company who, as of such Enrollment Date, has completed a six-month period of service with the Company and/or its Subsidiaries (service with an acquired entity or operation shall be credited for this purpose), but excluding (i) employees who are employed in a foreign country whose laws or regulations effectively prohibit participation in the Plan, (ii) employees who are customarily employed by the Company less than twenty (20) hours per week or less than five (5) months in any calendar year, or (iii) unless required by local law, employees who are on an unpaid leave of absence for more than 90 days. Additionally, the Committee may also determine that a designated group of highly compensated employees are ineligible to participate in the Plan so long as the group fits within the definition of “highly compensated employee” in Code Section 414(q).

“Enrollment Date” means the first day of each Purchase Period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing price for a share of Stock on the New York Stock Exchange (or if the Stock is not then listed on such exchange, such other national securities exchange on which the Stock is then listed) for the last Trading Day on the date of such determination, as reported on the New York Stock Exchange (or such other national securities exchange) Composite Tape or such other source as the Committee deems reliable, or if no prices are reported on that date, on the last preceding date on which such prices are so reported.

“Participating Company” means any present or future parent corporation or Subsidiary of the Company that participates in the Plan pursuant to paragraph 4.

“Purchase Date” means the last Trading Day of each Purchase Period.

“Purchase Period” means a period of approximately six months beginning on (i) the first Trading Day on or after each July 1 and ending on the last Trading Day in the period ending the following December 31, or (ii) the first Trading Day on or after each January 1 and ending on the last Trading Day in the period ending the following June 30. The Committee shall have the power to change the duration of Purchase Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five days prior to the scheduled beginning of the first Purchase Period to be affected thereafter.

“Purchase Price” means an amount equal to 85% of the Fair Market Value of a share of Stock on the Enrollment Date or on the Purchase Date, whichever is lower, subject to adjustment pursuant to paragraph 13.

“Stock” means the Company’s common stock, par value $2.50 per share.

“Sub-Plan” means the Company’s Non-Qualified Employee Stock Purchase Plan, as amended.

“Subsidiary” means a corporation, domestic or foreign, which is a “subsidiary” of the Company, as defined in section 424(f) of the Code, whether or not such corporation exists or is hereafter organized or acquired by the Company or a subsidiary.

“Trading Day” means a day on which the principal national stock exchange on which the Stock is traded is open for trading.

3.  Administration of the Plan. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall interpret the Plan, make such rules as it deems necessary for the proper administration of the Plan, and make all other determinations necessary or advisable for the administration of the Plan and the purchase of Stock under the Plan, including without limitation establishing the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars. In addition, the Committee shall correct any defect or supply any omission or reconcile any inconsistency in the Plan, or in any stock purchase right granted under the Plan, correct any mistakes in the administration of the Plan in the manner and to the extent that the Committee deems necessary or desirable to effectuate the intent of the Plan. The Committee shall, in its sole discretion, make such decisions or determinations and take such actions, and all such decisions, determinations and actions taken or made by the Committee pursuant to this and the other paragraphs of the Plan shall be conclusive on all parties. The Committee shall not be liable for any decision, determination or action taken in good faith in connection with the administration of the Plan. The Committee shall have the authority to delegate routine day-to-day administration of the Plan to such officers and employees of the Company as the Committee deems appropriate.

4.  Participating Companies. The Committee may designate any present or future parent corporation of the Company or Subsidiary that is eligible by law to participate in the Plan as a Participating Company by written instrument delivered to the designated Participating Company. Such written instrument shall specify the effective date of such designation and shall become, as to such designated Participating Company and employees in its employment, a part of the Plan. The terms of the Plan may be modified as applied to the Participating Company only to the extent permitted under Section 423 of the Code. Transfer of employment among the Company and Participating Companies shall not be considered a termination of employment hereunder. Any Participating Company may, by appropriate action of its Board of Directors, terminate its participation in the Plan. Moreover, the Committee may, in its discretion, terminate a Participating Company’s Plan participation in the Plan at any time. The Participating Companies at any time shall be listed on Attachment A hereto as it may be amended from time to time by the Committee.

5.  Eligibility. Subject to the further provisions hereof, all Eligible Employees as of an Enrollment Date shall be eligible to participate in the Plan with respect to the Purchase Period beginning as of such date.

6.  Stock Subject to the Plan. Subject to the provisions of paragraph 13, the aggregate number of shares of Stock which may be sold under the Plan and the Sub-Plan shall not exceed 44,000,000 shares, which shares may be authorized but unissued shares or treasury shares, including shares bought on the open market or otherwise for purposes of the Plan.

7.  Stock Purchase Rights.

(a) Grant of Stock Purchase Rights. On each Enrollment Date the Company shall grant a stock purchase right to each Eligible Employee who elects to participate in the Plan for the Purchase Period beginning on such date. Subject to subparagraphs 7(f) and (g), the number of shares of Stock subject to a stock purchase right for a participant shall be equal to the quotient of (i) the aggregate payroll deductions withheld on behalf of such participant during the Purchase Period, plus any amounts carried over from the prior Purchase Period, divided by (ii) the Purchase Price of the Stock applicable to the Purchase Period; provided, however, that the maximum number of shares of Stock that may be subject to any stock purchase right for a participant during any Purchase Period may not exceed 10,000 shares (subject to adjustment as provided in paragraph 13). Whole and fractional shares shall be purchased, unless the Committee determines that the purchase of fractional shares is administratively impracticable; any payroll deductions accumulated in a participant’s account and not applied to the purchase of shares shall be retained in the participant’s account and applied in the next Purchase Period, subject to withdrawal by the participant pursuant to paragraph 9. Any references in the Plan to “shares” shall include fractional shares, if any, purchased by the participant under the Plan.

(b) Election to Participate; Payroll Deduction Authorization. An Eligible Employee may participate in the Plan only by means of payroll deduction. Except as provided in subparagraph 7(f), each Eligible Employee who elects to participate in the Plan shall deliver to the Company, within the time period prescribed by the Committee, a payroll deduction authorization in the form prescribed by the Company, whereby he gives notice of his election to participate in the Plan as of the next following Enrollment Date, and whereby he designates an integral percentage (except as provided below) to be deducted from his Eligible Compensation for each pay period paid during the Purchase Period and paid into the Plan for his account. The designated percentage may not be less than 1% nor exceed 10%; provided, however, the minimum contribution per pay period shall be $10.

(c) Changes in Payroll Authorization. All payroll deductions made for a participant shall be credited to his account under the Plan. A participant may discontinue his participation in the Plan as provided in paragraph 9 hereof, or may increase or decrease the rate of his payroll deductions during the Purchase Period by completing or filing with the Company, at a time and in a manner prescribed by the Committee, a new payroll deduction authorization form authorizing a change in his payroll rate. The Committee may, in its discretion, limit the number of payroll rate changes during any Purchase Period. The change in rate shall be effective as soon as administratively practicable after the Company’s receipt of the new payroll deduction authorization form. A participant’s payroll deduction authorization form shall remain in effect for successive Purchase Periods unless terminated as provided in paragraph 9 hereof.

(d) Automatic Payroll Reduction. Notwithstanding the foregoing, to the extent necessary to comply with subparagraphs 7(f) and (g) hereof, a participant’s payroll deductions may be decreased to 0% at any time during a Purchase Period. Payroll deductions shall recommence at the rate provided in such participant’s payroll deduction authorization form at the beginning of the first Purchase Period that is scheduled to end in the following calendar year, unless terminated by the participant as provided in paragraph 9 hereof.

(e) Tax Withholding. At the time the stock purchase right is exercised, in whole or in part, or at the time some or all of the Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state or other tax withholding obligations, if any, that arise upon the exercise of the stock purchase right or the disposition of the Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including without limitation any withholding required to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Stock purchased by the participant.

(f) $25,000 Limitation. Notwithstanding anything in the Plan to the contrary, no employee shall be granted a stock purchase right under the Plan which permits his rights to purchase Stock under the Plan and under all other employee stock purchase plans of the Company and its parent corporation and Subsidiaries to accrue at a rate which exceeds $25,000 of Fair Market Value of Stock (determined at the time such stock purchase right is granted) for each calendar year in which such stock purchase right is outstanding at any time (within the meaning of Section 423(b)(8) of the Code). Any payroll deductions in excess of the amount specified in the foregoing sentence shall be returned to the participant as soon as administratively feasible after the next following Enrollment Date.

(g) Special Restriction on Participation. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee shall be granted a stock purchase right under the Plan to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of the capital stock of the Company, its parent corporation or any Subsidiary.

8.  Exercise of Stock Purchase Rights.

(a) General Statement. Subject to the limitations set forth in paragraph 7, unless a participant withdraws from the Plan as provided in paragraph 9, each participant in the Plan automatically and without any act on his part shall be deemed to have exercised his stock purchase right on each Purchase Date to the extent of his unused payroll deductions under the Plan and to the extent the issuance of Stock to such participant upon such exercise is lawful.

(b) Delivery of Shares to Custodian. As soon as practicable after each Purchase Date, the Company shall deliver to a custodian selected by the Committee one or more certificates representing (or shall otherwise cause to be credited to the account of such custodian) the aggregate number of whole shares of Stock with respect to which stock purchase rights were exercised on such Purchase Date of all of the participating employees hereunder. Such custodian shall keep accurate records of the beneficial interests of each participant in such shares by means of participant accounts under the Plan, and shall provide each participant with periodic statements with respect thereto as may be directed by the Committee. The Committee may require that shares be retained with such custodian, or other designated broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. If the Company is required to obtain from any U.S. commission or agency authority to issue any such shares, the Company shall seek to obtain such authority. Inability of the Company to obtain from any commission or agency (whether U.S. or foreign) authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any participant in the Plan except to return to him the amount of his payroll deductions under the Plan which would have otherwise been used upon exercise of the relevant stock purchase right.

(c) Withdrawal of Shares. A participant may, at any time, in such form and manner as established by the custodian, direct the custodian to deliver to the participant all or part of the shares held by the custodian in his account or to sell such shares and deliver to the participant the proceeds therefrom, less applicable expenses.

(d) Dividends. With respect to an individual’s Stock held by the custodian pursuant to subparagraph 8(b), the custodian may reinvest in additional shares of Stock for such participant’s account any cash dividends received by the custodian and attributable to such Stock and the custodian shall, in accordance with procedures adopted by the custodian, facilitate the participant’s voting rights attributable to shares held in a participant’s account. The participant may elect to receive dividends in cash by following the procedures established by the custodian.

9.  Withdrawal from the Plan.

(a) General Statement. Any participant may withdraw in whole from the Plan prior to the Purchase Date relating to a particular Purchase Period. Partial withdrawals shall not be permitted. A participant who wishes to withdraw from the Plan must timely deliver to the Company a notice of withdrawal in a form prepared by the Company during the Purchase Period at a time and in a manner prescribed by the Committee. The Company shall, as soon as administratively practicable, following the receipt of the notice of withdrawal, refund to the participant the amount of his payroll deductions under the Plan which have not yet been used to purchase shares upon the exercise of his stock purchase rights; and thereupon, automatically and without any further act on his part, his payroll deduction authorization and his interest in unexercised stock purchase rights under the Plan shall terminate in full.

(b) Leave of Absence. A participant who goes on a leave of absence shall be deemed to have elected to withdraw from the Plan at the end of 90 days, unless such participant is on a paid leave of absence or his or her continued participation is required by applicable local law.

(c) Eligibility Following Withdrawal. A participant who withdraws from the Plan shall be eligible to participate again in the Plan upon expiration of the Purchase Period during which he withdrew (provided that he is otherwise an Eligible Employee at such later time).

10.  Termination of Eligible Employment. If the employment of a participant with the Company terminates for any reason whatsoever or the participant ceases to be an Eligible Employee, then his participation in the Plan automatically and without any act on his part shall terminate as of the date of such termination of employment or change in status. The Company shall, as soon as administratively practicable, refund to him (or his estate or personal representative, as the case may be) the amount of his payroll deductions under the Plan which have not yet been used to purchase Stock, and thereupon his interest in unexercised stock purchase rights under the Plan shall terminate in full.

11.  Restriction Upon Assignment of Stock Purchase Rights. A stock purchase right granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution. Each stock purchase right shall be exercisable, during a participant’s lifetime, only by the participant to whom granted. The Company shall not recognize and shall be under no duty to recognize any assignment or purported assignment by an employee of any of his stock purchase rights under the Plan.

12.  No Shareholder Rights or Privileges Until Exercise of Stock Purchase Rights. With respect to shares of Stock subject to a stock purchase right, a participant shall not be deemed to be a shareholder, and he shall not have any of the rights or privileges of a shareholder, until such stock purchase right has been exercised and shares delivered pursuant to subparagraph 8(b).

13.  Changes in Stock; Adjustments. Whenever any change is made in the Stock, by reason of a stock dividend or by reason of subdivision, stock split, reverse stock split, recapitalization, reorganization, combination, reclassification of shares or other similar change, appropriate action will be taken by the Committee to adjust any or all of (i) the number and type of shares subject to the Plan, (ii) the number and type of shares subject to outstanding stock purchase rights and (iii) the Purchase Price with respect to any of the foregoing.

In the event of a Corporate Change, unless a successor corporation assumes or substitutes new stock purchase rights (within the meaning of Section 424(a) of the Code) for all stock purchase rights then outstanding, (i) the Purchase Date for all stock purchase rights then outstanding shall be accelerated to a date fixed by the Committee prior to the effective date of the Corporate Change and (ii) upon such effective date any unexercised stock purchase rights shall expire and the Company promptly shall refund to each participant the amount of such participant’s payroll deductions under the Plan which have not yet been used to purchase Stock.

14.  Use of Funds; No Interest Paid. All funds received or held by the Company under the Plan shall be included in the general funds of the Company free of any trust or other restriction, and may be used for any corporate purpose. No interest shall be paid to any participant on amounts credited to his account.

15.  Term of the Plan. The Plan shall be effective July 1, 2002. If not sooner terminated under the provisions of paragraph 16, the Plan shall automatically terminate upon and no further payroll deductions shall be made and no further stock purchase rights shall be granted after the date all of the shares of Stock reserved for issuance under the Plan and the Sub-Plan, as increased and/or adjusted from time to time, have been sold under the Plan and the Sub-Plan. If on the final Purchase Date there is an insufficient number of shares of Stock available for all purchases under stock purchase rights exercised on such date, the number of available shares shall be prorated among the then purchasing participants in an equitable manner as determined by the Committee based on their deductions for such Purchase Period and all remaining amounts shall be returned to the participants.

16.  Amendment or Termination of the Plan. The Board in its discretion may terminate the Plan at any time with respect to any Stock for which stock purchase rights have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, however, that, except as provided below, no change in any stock purchase right theretofore granted may be made that would materially impair the stock purchase rights of the participant without the consent of such participant. In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to (i) altering the Purchase Price for any Purchase Period including a Purchase Period underway at the time of the change in Purchase Price; and (ii) shortening any Purchase Period so that Purchase Period ends on a new Purchase Date, including a Purchase Period underway at the time of the Board action.

17.  Securities Laws. The Company shall not be obligated to issue any Stock pursuant to any stock purchase right granted under the Plan at any time when the offer, issuance or sale of shares covered by such stock purchase right has not been registered under the Securities Act of 1933, as amended, or does not comply with such other state, federal or foreign laws, rules or regulations, or the requirements of any stock exchange upon which the Stock may then be listed, as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the requirements of such laws, rules, regulations or requirements available for the offer, issuance and sale of such shares. Further, all Stock acquired pursuant to the Plan shall be subject to the Company’s policies concerning compliance with securities laws and regulations, as such policies may be amended from time to time. The terms and conditions of stock purchase rights granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with any applicable provisions of Rule 16b-3. As to such persons, the Plan shall be deemed to contain, and such stock purchase rights shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required from time to time by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

18.  No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action that is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any stock purchase right granted under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

19.  Miscellaneous Provisions.

(a) Number and Gender. Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

(b) Headings. The headings and subheadings in the Plan are included solely for convenience, and if there is any conflict between such headings or subheadings and the text of the Plan, the text shall control.

(c) Not a Contract of Employment. The adoption and maintenance of the Plan shall not be deemed to be a contract between the Company or any Participating Company and any person or to be consideration for the employment of any person. Participation in the Plan at any given time shall not be deemed to create the right to participate in the Plan, or any other arrangement permitting an employee of the Company or any Participating Company to purchase Stock at a discount, in the future. The stock purchase rights and obligations under any participant’s terms of employment with the Company or any Participating Company shall not be affected by participation in the Plan. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Company or any Participating Company or to restrict the right of the Company or any Participating Company to discharge any person at any time, nor shall the Plan be deemed to give the Company or any Participating Company the right to require any person to remain in the employ of the Company or such Participating Company or to restrict any person’s right to terminate his employment at any time. The Plan shall not afford any participant any additional right to compensation as a result of the termination of such participant’s employment for any reason whatsoever.

(d) Compliance with Applicable Laws. The Company’s obligation to offer, issue, sell or deliver Stock under the Plan is at all times subject to all approvals of and compliance with any governmental authorities (whether domestic or foreign) required in connection with the authorization, offer, issuance, sale or delivery of Stock as well as all federal, state, local and foreign laws. Without limiting the scope of the preceding sentence, and notwithstanding any other provision in the Plan, the Company shall not be obligated to grant stock purchase rights or to offer, issue, sell or deliver Stock under the Plan to any employee who is a citizen or resident of a jurisdiction the laws of which, for reasons of its public policy or otherwise, prohibit the Company from taking any such action with respect to such employee.

(e) Severability. If any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

(f) Governing Law. All provisions of the Plan shall be construed in accordance with the laws of Delaware except to the extent preempted by federal law.

DIRECTIONS TO THE HOUSTONIAN

From Bush Intercontinental Airport — Houston:

•	Exit the Airport on JFK Blvd.

•	Follow the signs to Sam Houston Tollway/Beltway 8 West.

•	Take Sam Houston Tollway/Beltway 8 West to I-45 South (Downtown).

•	Take I-45 South to Loop 610 West.

•	Loop 610 West becomes Loop 610 South.

•	Follow Loop 610 South to the Woodway exit.

•	Make a right on Woodway to N. Post Oak Lane (1st signal).

•	Make a right on N. Post Oak Lane. The Houstonian is 3 blocks down on the left at the stop sign.

From Houston Hobby:

•	Exit airport going right on Airport Blvd.— 1.9 miles.

•	Go under freeway and turn left and get on I-45 North.

•	Come around downtown on the Pierce elevated freeway and after the Bagby exit look for the Memorial Drive exit on right.

•	Exit Memorial and go to the light and turn left and get on Memorial.

•	Go about 5.5 miles, through the park, the road will fork, veer left onto Woodway, pass under the freeway.

•	Make a right on N. Post Oak Lane. The Houstonian is 3 blocks down on the left at the stop sign.

If no direction is made, this proxy will be Voted “FOR” the nominations listed in item 1 and “FOR” items 2, 3 and 4 and Voted “AGAINST” items 5, 6, 7, 8 and 9.

Please mark your votes as indicated in this sample	☒

Item 1. Election of Directors	The Board of Directors recommends a vote “FOR” the listed nominees and “FOR” proposals 2, 3 and 4.

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

1.1 A.M. Bennett	☐	☐	☐	1.6 D.J. Lesar	☐	☐	☐

1.2 J.R. Boyd	☐	☐	☐	1.7 R.A. Malone	☐	☐	☐

1.3 M. Carroll	☐	☐	☐	1.8 J.L. Martin	☐	☐	☐

1.4 S.M. Gillis	☐	☐	☐	1.9 J.A. Precourt	☐	☐	☐

1.5 J.T. Hackett	☐	☐	☐	1.10 D.L. Reed	☐	☐	☐

		FOR	AGAINST	ABSTAIN

Item 2	Proposal for Ratification of the Selection of Auditors.	☐	☐	☐

Item 3	Proposal to Amend and Restate the 1993 Stock and Incentive Plan.	☐	☐	☐

Item 4	Proposal to Amend and Restate the 2002 Employee Stock Purchase Plan.	☐	☐	☐

	Mark Here for Address Change or Comments SEE REVERSE		☐

The Board of Directors recommends votes
“AGAINST” proposals 5, 6, 7, 8 and 9.

		FOR	AGAINST	ABSTAIN

Item 5	Proposal on Human Rights Policy.	☐	☐	☐

Item 6	Proposal on Political Contributions.	☐	☐	☐

Item 7	Proposal on Low Carbon Energy Report.	☐	☐	☐

Item 8	Proposal on Additional Compensation Discussion and Analysis Disclosure.	☐	☐	☐

Item 9	Proposal on Special Shareowner Meetings.	☐	☐	☐

Item 10	IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS
AS MAY PROPERLY COME BEFORE THE MEETING

To vote in accordance with the Board of Directors’ recommendations just sign below; no boxes need to be checked.

I PLAN TO ATTEND THE ANNUAL MEETING	YES	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
▲ FOLD AND DETACH HERE▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the stockholder meeting date.

HALLIBURTON COMPANY

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders
The Proxy Statement and the 2008 Annual Report on Form 10-K are available at: http://bnymellon.mobular.net/bnymellon/hal

INTERNET
http://www.proxyvoting.com/hal
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

47306/47497/47596

HALLIBURTON COMPANY
PROXY FOR 2009 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints D.J. Lesar, A.O. Cornelison, Jr. and S.D. Williams, and any of them, proxies or proxy with full power of substitution and revocation as to each of them, to represent the undersigned and to act and vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Halliburton Company to be held at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024, on Wednesday, May 20, 2009, on the following matters and in their discretion on any other matters which may come before the meeting or any adjournments thereof. Receipt of Notice-Proxy Statement dated April 6, 2009, is acknowledged.
     This proxy when properly executed will be voted in the manner directed herein by the undersigned. In the absence of such direction the proxy will be voted FOR the nominees listed in Item 1, FOR the Proposals set forth in Items 2, 3 and 4, and AGAINST the Proposals set forth in Items 5, 6, 7, 8 and 9.
(Continued and to be marked, dated and signed, on the other side)

BNY MELLON SHAREOWNER SERVICES

Address Change/Comments	P.O. BOX 3550
(Mark the corresponding box on the reverse side)	SOUTH HACKENSACK, NJ 07606-9250

▲ FOLD AND DETACH HERE ▲
Participants in one or more of the Halliburton Company employee plans should contact their plan administrator for information on their account.
You can now access your BNY Mellon Shareowner Services account online.
Access your BNY Mellon Shareowner Services shareholder/stockholder account online via Investor ServiceDirect® (ISD).
The transfer agent for Halliburton Company now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN
Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
www.bnymellon.com/shareowner/isd

Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163
Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

47306/47497/47596